UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Automatic Data Processing, Inc.
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AUTOMATIC DATA PROCESSING, INC.
One ADP Boulevard
Roseland, New Jersey 07068

Preliminary Proxy Statement – Subject to Completion

Notice of 2017 Annual Meeting of Stockholders
_________________________________

The 2017 Annual Meeting of Stockholders of Automatic Data Processing, Inc. will take place at [ ], Eastern Standard Time,  [  ], 2017 at [  ].

The proxy statement for the 2017 Annual Meeting of Stockholders and accompanying WHITE proxy card is first being mailed to stockholders on or about [ ], 2017.

The purposes of the meeting are to:

1.	Elect a board of directors;

2.	Hold an advisory vote on executive compensation;

3.	Hold an advisory vote on the frequency of the executive compensation advisory vote;

4.	Ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent certified public accountants for fiscal year 2018;

5.	Act upon a stockholder proposal submitted by Pershing Square, L.P. (together with its affiliates and related parties, “Pershing Square”) to repeal certain provisions or amendments to the amended and restated by-laws of the company adopted without stockholder approval after August 2, 2016 and up to and including the date of the 2017 Annual Meeting (the “Pershing Square proposal”), if properly introduced at the 2017 Annual Meeting; and

6.	Transact any other business that may properly come before the meeting or any adjournment(s) thereof.

Please note that Pershing Square has provided notice to the company of its intent to nominate a slate of three nominees (each, a “Pershing Square nominee” and, collectively, the “Pershing Square nominees”) for election as directors at the 2017 Annual Meeting in opposition to the nominees proposed by our board of directors. You may receive solicitation materials from Pershing Square, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Pershing Square or its nominees contained in solicitation materials filed or disseminated by or on behalf of Pershing Square or any other statements Pershing Square or its representatives may make.

The board of directors does NOT endorse any Pershing Square nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the board of directors and AGAINST the Pershing Square proposal. Our board of directors strongly urges you not to sign or return any proxy card sent to you by Pershing Square. If you have previously submitted a proxy card sent to you by Pershing Square, you can revoke that proxy and vote for our board’s nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

Only stockholders of record at the close of business on September 8, 2017 are entitled to receive notice of, to attend, and to vote at the meeting. If you plan to attend the meeting in person, please note the admission procedures described under “How Can I Attend the Meeting?” on page 1 of the proxy statement.

It is extremely important that your shares be represented and voted at the 2017 Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to date, sign and return the WHITE proxy card in the envelope provided to you, or to use the telephone or Internet method of voting described on your WHITE proxy card, even if you plan to attend the 2017 Annual Meeting, so that if you are unable to attend the 2017 Annual Meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the 2017 Annual Meeting. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.

By order of the Board of Directors

MICHAEL A. BONARTI
Secretary

[ ], 2017
Roseland, New Jersey
_________________________________

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

Innisfree M&A Incorporated
Stockholders may call toll-free (877) 750-0510
Banks and brokers may call collect at (212) 750-5833

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

2017 Proxy Statement Summary

Preliminary Proxy Statement – Subject to Completion

This summary highlights certain information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

2017 Annual Meeting of Stockholders

●Time and Date	[ ] Eastern Standard Time, [ ], 2017
●Place	[ ]
●Record Date	Stockholders of record at the close of business on September 8, 2017 are entitled to vote at the meeting in person or by proxy.
●Admission

Admission to the meeting is restricted to stockholders and/or their designated representatives. All stockholders will be required to show valid picture identification in order to be admitted to the meeting.

●Proxy Materials	This proxy statement and the accompanying WHITE proxy card were first mailed to our stockholders on or about [ ], 2017.
●How to Vote

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the 2017 Annual Meeting, please vote as soon as possible. You are urged to date, sign and return the WHITE proxy card in the envelope provided to you, or to use the telephone or Internet method of voting described on your WHITE proxy card, even if you plan to attend the 2017 Annual Meeting, so that if you are unable to attend the 2017 Annual Meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the 2017 Annual Meeting. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.

Voting Matters and Board Voting Recommendations

	Proposal	Board Recommendation	Page Reference For More Detail
Proposal 1:	Election of directors	For Each Nominee Nominated Herein	15
Proposal 2:	Advisory resolution to approve compensation of named executive officers	For	36
Proposal 3:	Advisory vote to approve the frequency of the executive compensation advisory vote	One Year	37
Proposal 4:	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018	For	83
Proposal 5:	Stockholder proposal to repeal certain provisions of or amendments to the amended and restated by-laws of the company adopted since August 2, 2016 and up to and including the date of the 2017 Annual Meeting, if properly introduced at the 2017 Annual Meeting	Against	84

i	|	Automatic Data Processing, Inc. – Proxy Statement

2017 Proxy Statement Summary

Proposals Requiring Your Vote

The following five proposals will be presented at the 2017 Annual Meeting for your vote. When voting by Internet or telephone, you will be instructed as to how you may cast your vote on these proposals. If you received a printed copy of your proxy materials, space is provided on the WHITE proxy card to vote for or to withhold authority to vote for any or all of the director candidates in Proposal 1, for, against or abstain from voting on each of Proposals 2, 4 and 5, and to vote for a frequency of one, two or three years, or to abstain from voting on Proposal 3.

The board of directors recommends a vote FOR the election of the nominees in Proposal 1, FOR Proposals 2, and 4, ONE YEAR on Proposal 3, and AGAINST Proposal 5 on your WHITE proxy card.

Election of Directors (Proposal 1)

The board of directors has nominated the following current directors for re-election as directors. Please refer to page 15 in this proxy statement for important information about the qualifications and experience of each of the following director nominees. Each director nominee has consented to being named in this proxy statement and has agreed to serve if elected.

		Director Since			Committee Memberships
Name	Age		Principal Occupation	Independent	AC	CC	NCGC	CDTAC
Peter Bisson	60	2015	Retired Director and Global Leader of the High-Tech Practice at McKinsey & Company	X			X	X
Richard T. Clark	71	2011	Retired Chairman and Chief Executive Officer of Merck & Co., Inc.	X	F	C
Eric C. Fast	68	2007	Retired Chief Executive Officer of Crane Co.	X	C, F	X
Linda R. Gooden	64	2009	Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions	X	F			C
Michael P. Gregoire	51	2014	Chief Executive Officer and Director of CA Technologies	X			X	X
R. Glenn Hubbard	59	2004	Dean of Columbia University’s Graduate School of Business	X		X	C
John P. Jones (Board Chairman)	66	2005	Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc.	X
William J. Ready	37	2016	Executive Vice President, Chief Operating Officer, PayPal	X			X	X
Carlos A. Rodriguez	53	2011	President and Chief Executive Officer of Automatic Data Processing, Inc.
Sandra S. Wijnberg	61	2016	Executive Advisor, and Former Partner and Chief Administrative Officer of Aquiline Holdings	X	F			X
AC – Audit Committee
CC – Compensation Committee
NCGC – Nominating / Corporate Governance Committee
CDTAC – Corporate Development and Technology Advisory Committee
C – Committee Chair
F – Financial Expert

Automatic Data Processing, Inc. – Proxy Statement	|	ii

2017 Proxy Statement Summary

Board Nominee Highlights

9 of 10 director nominees are independent.

DIRECTOR AGE
As of our 2017 Annual Meeting, the average age of our director nominees is 59 years.

We believe our board composition strikes a balanced approach to director tenure and allows the board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our complex business. We have added four new directors since 2014. As of our 2017 Annual Meeting, the average tenure of our independent directors is 6.8 years.

Director Skills & Expertise

Our director nominees bring to the board a balance of the following skills and expertise:

iii	|	Automatic Data Processing, Inc. – Proxy Statement

2017 Proxy Statement Summary

The board of directors recommends that you vote on the WHITE proxy card or by Internet or telephone as set forth on the WHITE proxy card FOR the election of each of our nominees to serve as directors of the company until the 2018 Annual Meeting of Stockholders, or, in each case, until their successors are duly elected and qualified.

Pershing Square has notified the company of its intent to nominate its slate of three nominees for election as directors at the 2017 Annual Meeting. As a result, the election of directors is considered a contested election as defined in the company’s amended and restated by-laws, and the ten nominees receiving the highest number of FOR votes will be elected. “Withheld” votes will be counted as present for the purposes of this vote but are not counted as votes cast. Broker non-votes, if any, will be counted as present, but are not entitled to vote on this proposal.

Our board of directors does not endorse any Pershing Square nominee and unanimously recommends that you disregard any proxy card that may be sent to you by Pershing Square. Voting to “withhold” with respect to any of Pershing Square’s nominees on its proxy card is not the same as voting for our board’s nominees, because a vote to “withhold” with respect to any of Pershing Square’s nominees on its proxy card will revoke any previous proxy submitted by you. If you have already voted using a proxy card sent to you by Pershing Square, you have every right to change it and we urge you to revoke that proxy by voting in favor of our board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Automatic Data Processing, Inc. – Proxy Statement	|	iv

2017 Proxy Statement Summary

Advisory Resolution to Approve Executive Compensation (Proposal 2)

Consistent with the stockholders’ advisory vote at our 2011 Annual Meeting of Stockholders, we determined to hold the advisory say-on-pay vote to approve our named executive officer compensation on an annual basis. Therefore, we are asking our stockholders to approve, on an advisory basis, our named executive officer (“NEO”) compensation for fiscal year 2017. Our stockholders will have the opportunity to approve, on an advisory basis, our named executive officer compensation for fiscal year 2018 at the 2018 Annual Meeting of Stockholders.

The board of directors recommends that you vote on the WHITE proxy card or by Internet or telephone as set forth on the WHITE proxy card FOR this resolution because it believes that the policies and practices described in the “Compensation Discussion and Analysis” section beginning on page 38 of this proxy statement are effective in achieving the company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term financial and strategic goals of the company and linking executive performance to stockholder value.

At our 2016 Annual Meeting of Stockholders, our stockholders approved the compensation of our fiscal year 2016 named executive officers by a vote of approximately 96% in favor.

Advisory Vote to Approve the Frequency of the Executive Compensation Advisory Vote (Proposal 3)

We are seeking an advisory vote from our stockholders (the “Say-When-on-Pay Vote”) on how often the company should hold future advisory votes on compensation for our named executive officers similar to Proposal 2. This Say-When-on-Pay Vote must be submitted to stockholders at least once every six years.

We last held an advisory vote on the frequency of the executive compensation advisory vote during our 2011 Annual Meeting of Stockholders. During this meeting, the board recommended, and a majority of stockholders voted for, a frequency of one year. As a result, for the past six years, the board has determined to hold an annual advisory vote on executive compensation.

After careful consideration, the board maintains its recommendation that you vote on the WHITE proxy card or by Internet or telephone as set forth on the WHITE proxy card to approve holding an advisory vote on executive compensation with a frequency of ONE YEAR. We continue to believe that an annual vote will facilitate frequent input and discussions with stockholders on executive compensation and corporate governance matters and is consistent with our policy of reviewing our compensation program annually.

Although this advisory vote is non-binding, the board and compensation committee value the opinion of our stockholders and will consider carefully the results of this vote in making a determination about the frequency of future executive compensation advisory votes. Notwithstanding the board’s present recommendation and the voting results, the board may in the future decide to conduct advisory votes on a different frequency basis and may vary its practice based on future discussions with stockholders and/or changes to our executive compensation practices and program.

Ratification of the Appointment of Auditors (Proposal 4)

We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent certified public accountants for fiscal year 2018. A summary of fees paid to Deloitte & Touche LLP for services provided in fiscal years 2016 and 2017 is provided on page 82 of this proxy statement. The board of directors recommends that you vote on the WHITE proxy card or by Internet or telephone as set forth on the WHITE proxy card FOR this ratification.

Stockholder Proposal to Repeal Certain Provisions of or Amendments to the Amended and Restated By-Laws of the Company Adopted since August 2, 2016 and up to and including the Date of the 2017 Annual Meeting (Proposal 5)

The company has received notice from Pershing Square of its intention to present a resolution for action at the 2017 Annual Meeting, which would allow stockholders of the company to amend or repeal any amendments to the amended and restated by-laws of the company adopted by the board without stockholder approval subsequent

v	|	Automatic Data Processing, Inc. – Proxy Statement

2017 Proxy Statement Summary

to August 6, 2016 and up to and including the date of the 2017 Annual Meeting. Adoption of the Pershing Square proposal would have the effect of repealing any provisions or amendments of the by-laws adopted without stockholder approval after August 6, 2016 and prior to the 2017 Annual Meeting, without regard to the subject matter of any by-law provisions or amendments in question.

No provisions or amendments to the company’s by-laws have been adopted subsequent to August 2, 2016. While the board of directors does not currently expect to adopt any amendments to the by-laws prior to the 2017 Annual Meeting, the board could determine prior to the 2017 Annual Meeting that an amendment is necessary and in the best interest of the stockholders. The board believes that the automatic repeal of any by-law amendment, irrespective of its content, duly adopted by the board (whether with or without stockholder approval) could have the effect of repealing one or more properly adopted by-law amendments that the board determined to be in the best interests of the company and its stockholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to the company. Furthermore, as a public company subject to the federal proxy rules, it might be impracticable — if not impossible — for the company to obtain stockholder approval for a necessary by-law amendment within a timeframe necessary to serve the best interests of the company and its stockholders.

As the board is fully empowered by its governing documents and applicable law to alter, amend, or repeal provisions to the company’s by-laws in accordance with its fiduciary duties and no provision of the company’s by-laws is expected to be impacted by the Pershing Square proposal, we believe this proposal represents no purpose other than to limit board actions otherwise permitted by the company’s governing documents and Delaware law.

For these reasons, the board urges stockholders to vote on the WHITE proxy card or by Internet or telephone as set forth on the WHITE proxy card AGAINST the Pershing Square proposal.

Fiscal Year 2017 Business Highlights

In fiscal year 2017, we continued to leverage the strength of our business model and our proven ability to execute by making smart investments that enhance our service capabilities and our sales force, and deliver cloud solutions. Our business strategy is based on the following three strategic pillars, which are designed to position ADP as the global market leader in technology-enabled human capital management (“HCM”) services:

●	Grow a complete suite of cloud-based HCM solutions;
●	Grow and scale our market-leading Human Resources Business Process Outsourcing solutions by leveraging our platforms and processes; and
●	Leverage our global presence to offer clients HCM solutions where they do business.

During fiscal year 2017, we continued to focus on our global HCM strategy, and our results reflect the strength of our underlying business model, our success in the market, and our focus on growth. This focus is evidenced by our sustained investments in product innovation, service and our sales force, as well as the divestiture of our Consumer Healthcare Spending Account (“CHSA”) and COBRA businesses (the “CHSA and COBRA divestiture”). While we had softer new business bookings and faced some pressure on our client retention and margins, our key business results in fiscal year 2017 continued to reflect a strong enterprise, with solid revenue growth, consistent, healthy cash flows and low capital expenditure requirements. We expect to maintain our planned strategic investments in innovation, service and sales in fiscal year 2018 as we grow through the pressure we faced in fiscal year 2017 and continue to drive further operating efficiencies as we leverage our strategies and the scale of our operations.

2017 Incentive Compensation Performance Metrics

Our financial performance impacted the compensation of our executive officers in several ways, most notably our annual cash bonus plan and performance-based stock unit (“PSU”) program. The compensation committee’s determination of incentive compensation under our annual

Automatic Data Processing, Inc. – Proxy Statement	|	vi

2017 Proxy Statement Summary

cash bonus plan for all of our executive officers, including our named executive officers (“NEOs”), was based on fiscal year 2017 revenue growth, new business bookings growth, and adjusted earnings before interest and taxes (“EBIT”) growth. Targets and results exclude the impact of certain items pursuant to predetermined parameters established by the compensation committee at the time that targets were set. As such, the targets below for revenue growth and adjusted EBIT growth reflect the impact of the CHSA and COBRA divestiture in order to properly reflect the company’s continuing operations.

Annual Cash Bonus Plan Measures	Plan Targets	Plan Results
Revenue Growth	7.3%	6.4%, excluding the impact of foreign currency fluctuations in excess of the fluctuations assumed in the target
New Business Bookings Growth	5.0%	-5.4%

Adjusted Earnings Before Interest And	8.8%	7.8%, excluding the impacts of:
Taxes (“EBIT”) Growth[1]		●a gain on the CHSA and COBRA divestiture;
		●charges related to our service alignment initiative and workforce optimization effort; and
		●foreign currency fluctuations in excess of the fluctuations assumed in the target

1	Our adjusted EBIT measure excludes the impact of taxes, certain interest expense, and certain interest income.

The incentive compensation under our PSU program was based on fiscal year 2017 net income growth and, for prior-year awards, earnings per share growth. Targets and results exclude the impact of certain items pursuant to predetermined parameters established by the compensation committee at the time that targets were set. As such, the targets below for net income growth and earnings per share growth reflect the impact of the CHSA and COBRA divestiture in order to properly reflect the company’s continuing operations.

PSU Program Measures	Program Targets	Program Results
Net Income Growth	8.6%
9.7%, excluding the impacts of:
●a gain on the CHSA and COBRA divestiture;
●charges related to our service alignment initiative and workforce optimization effort;
●Accounting Standard Update 2016-09 on stock-based compensation;
●acquisitions; and
●foreign currency fluctuations in excess of the fluctuations assumed in the target

Earnings Per Share Growth	10.1%
11.7%, excluding the impacts of:
●a gain on the CHSA and COBRA divestiture;
●charges related to our service alignment initiative and workforce optimization effort;
●Accounting Standard Update 2016-09 on stock-based compensation;
●acquisitions; and
●foreign currency fluctuations in excess of the fluctuations assumed in the target

vii	|	Automatic Data Processing, Inc. – Proxy Statement

2017 Proxy Statement Summary

Compensation Principles

We believe that compensation should be designed to create a direct link between performance and stockholder value. Five principles that guide our decisions involving executive compensation are that compensation should be:

●	based on (i) the overall performance of the company, (ii) the performance of each executive’s business unit and (iii) each executive’s individual performance;

●	closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;

●	competitive, in order to attract and retain executives critical to our long-term success;

●	consistent with high standards of corporate governance and best practices; and
●	designed to dampen the incentive for executives to take excessive risks or to behave in ways that are inconsistent with the company’s strategic planning processes and high ethical standards.

2017 Compensation Highlights

Consistent with our pay for performance philosophy, the compensation of our NEOs is structured with a significant portion of their total compensation at risk and paid based on the performance of the company and the applicable business unit. Our financial performance in fiscal year 2017 impacted the compensation for all of our executive officers, not just our NEOs, in several ways, most notably through our annual cash bonus plan and PSU program. Please refer to the “Compensation Discussion and Analysis” section on page 38 of this proxy statement, and the tables and narratives that follow on page 58 of this proxy statement, for more detail concerning the compensation of our NEOs.

The following are key highlights of our fiscal 2017 executive compensation program:
●	Base salary:

For fiscal year 2017, we increased the base salary of each NEO, which reflected a closing of the gap to the median market rate. In the case of Mr. Flynn, the salary increase also reflected his appointment as President, Global Enterprise Solutions, effective January 1, 2017.

●	Annual cash bonus:

Fiscal year 2017 target bonuses as a percentage of base salary were the same as fiscal year 2016 levels. The threshold corporate performance goal established by the compensation committee for fiscal year 2017 was adjusted EBIT margin of 15%. As this threshold performance goal was achieved, the annual bonuses were based on the performance of the company and the business units as well as the strategic progress realized for the 2017 fiscal year against the NEOs’ bonus objectives.

●	Equity awards:

As part of our equity compensation program in fiscal year 2017, consistent with fiscal year 2016, we granted our executive officers PSUs and stock options, and certain executives received time-based restricted stock awards. A payout percentage of 111% was achieved under our PSU program as a result of our fiscal year 2017 net income growth. This net income payout percentage applies to year 1 of the fiscal year 2017 award. This award will be earned and issued following the end of the corresponding three-year performance period ending in fiscal year 2019. In addition, a payout percentage of 127% was achieved under our PSU program as a result of our fiscal year 2017 earnings per share growth (for prior-year awards). This earnings per share payout percentage applies to year 2 of the fiscal year 2016 award and to year 3 of the fiscal year 2015 award. The fiscal year 2016 award will be earned and issued following the end of the corresponding three-year performance period ending in fiscal year 2018. The end of fiscal year 2017 marked the end of the three-year performance period for the fiscal year 2015 award. Based on the average of the three-fiscal years, the fiscal year 2015 awards earned a payout percentage of 112%.

Automatic Data Processing, Inc. – Proxy Statement	|	viii

2017 Proxy Statement Summary

A summary of fiscal year 2017 total direct compensation for our NEOs is set forth in the following table:

Name	Base Salary	Annual Bonus	PSUs(1)(2)	Stock Options(1)	Restricted Stock(1)	Total
Carlos A. Rodriguez
President and Chief Executive Officer	$1,030,000	$1,384,300	$4,350,000	$3,000,000	$0	$9,764,300
Jan Siegmund
Chief Financial Officer	$675,000	$567,000	$1,182,000	$532,500	$500,000	$3,456,500
Edward B. Flynn
President, Global Enterprise Solutions	$579,200	$454,200	$718,100	$375,000	$2,000,000	$4,126,500
Michael A. Bonarti
General Counsel and Secretary	$530,000	$356,200	$734,400	$405,000	$0	$2,025,600
Dermot J. O’Brien
Chief Human Resources Officer	$540,000	$362,900	$718,300	$375,000	$0	$1,996,200

Footnotes:
1	Equity amounts are the grant date fair values for the fiscal year 2017 equity awards, which are the same amounts disclosed in the “Summary Compensation Table for Fiscal Year 2017” on page 58 of this proxy statement. Amounts are rounded for ease of presentation. Mr. Siegmund’s award is subject to a performance condition as further described on page 53 in the Compensation Discussion & Analysis.

2	In accordance with FASB ASC Topic 718, only the grant date fair value for the performance year in which performance targets are set is reported. The amounts for the PSU awards represent the grant date fair value of one-third of each of the fiscal years 2015, 2016 and 2017 target awards.

The mix of target total direct compensation (base salary, cash bonus, and long-term incentive awards) for fiscal year 2017 was designed to deliver the following approximate proportions of total compensation to Mr. Rodriguez, our chief executive officer, and the other NEOs (on average) if company and individual target levels of performance are achieved:

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2017 Proxy Statement Summary

Compensation Good Governance and Best Practices

We are committed to ensuring that our compensation programs reflect principles of good governance, including the following:

✓

Pay for performance: We design our compensation programs to link pay to performance and levels of responsibility, to encourage our executive officers to remain focused on both the short-term and long-term financial and strategic goals of the company, and to link executive performance to stockholder value.

✓	Annual say-on-pay vote: We hold an advisory say-on-pay vote to approve our NEO compensation on an annual basis.

✓

Clawback policy: We adopted a Clawback Policy in fiscal year 2015 that provides the compensation committee with discretion to recover both cash and equity incentive compensation from any current or former executives.

✓	Stock ownership guidelines: We maintain stock ownership guidelines to encourage equity ownership by our executive officers.

✓

Double trigger change in control payments: Our Change in Control Severance Plan for Corporate Officers includes “double trigger” provisions, such that payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the two-year period after a change in control.

✓	Limited perquisites: We provide limited perquisites that are viewed as consistent with our overall compensation philosophy.
✓	No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.

✓

No stock option repricing or discount stock options: We do not lower the exercise price of any outstanding stock options, and the exercise price of our stock options is not less than 100% of the fair market value of our common stock on the date of grant.

✓

Anti-hedging and anti-pledging policy: We prohibit our directors and executive officers from engaging in any hedging or similar transactions involving ADP securities, holding ADP securities in a margin account, or pledging ADP securities as collateral for a loan.

✓

Independence of our compensation committee and advisor: The compensation committee of our board of directors, which is comprised solely of independent directors, utilizes the services of FW Cook as an independent compensation consultant. FW Cook reports to the compensation committee, does not perform any other services for the company other than in connection with an annual review of competitive director compensation for the nominating/corporate governance committee of our board of directors, and has no economic or other ties to the company or the management team that could compromise their independence and objectivity.

Automatic Data Processing, Inc. – Proxy Statement	|	x

2017 Proxy Statement Summary

2017 Corporate Governance Highlights

We have a history of strong corporate governance. We are committed to sound corporate governance practices that provide our stockholders with meaningful rights and foster strong independent leadership in our boardroom, such as:

✓	Annual election of directors

✓	Majority voting standard

✓	One share, one vote

✓	Proxy access by-law

✓	No overboarding policy

✓	No poison pill

✓	Independent board chair and independent board committees

✓	Stockholder ability to call special meetings
✓	Stockholder right to act by written consent

✓	Annual board assessment of corporate governance best practices

✓	Significant board role in strategy and risk oversight

✓	Annual succession planning review

✓	Active stockholder engagement to better understand investor perspectives

✓	Executive sessions of independent directors held regularly

We firmly believe that creating sustainable long-term value for stockholders is enabled through such strong governance practices and open dialogue with stockholders through continuous direct engagement.

Stockholder Engagement Process

We value stockholder engagement and feedback as we continue to deliver strong financial performance and sustained value creation for our investors. At the direction of our board of directors, we expanded our investor engagement program in fiscal year 2017 to include outreach focused on the company’s strategy, corporate governance and executive compensation programs. We contacted stockholders representing more than a third of our shares outstanding, and during fiscal year 2017, we discussed our strategy, corporate governance and executive compensation programs with stockholders representing about 20% of our shares outstanding. We continue to engage with our stockholders on these matters and we look forward to maintaining this ongoing dialogue as well as incorporating feedback into our plans as appropriate. These meetings, which are designed to keep our board of directors attuned to our stockholders’ views, provide useful context as we seek to ensure the interests of our stockholders continue to be addressed. What we learn from our stockholders through our ongoing discussions is regularly shared with our board of directors.

Important Dates for the 2018 Annual Meeting of Stockholders

Please refer to the “Stockholder Proposals” section on page 86 of this proxy statement for more information regarding the applicable requirements for submission of stockholder proposals. If a stockholder intends to submit any proposal (including pursuant to our proxy access by-law) for inclusion in the company’s proxy statement for the company’s 2018 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must be received by the corporate secretary of the company no later than [ ], 2018.

Separate from the requirements of Rule 14a-8 relating to the inclusion of a stockholder proposal in the company’s proxy statement, the company’s amended and restated by-laws require that notice of a stockholder nomination for candidates for our board of directors (other than pursuant to our proxy access by-law) or any other business to be considered at the company’s 2018 Annual Meeting of Stockholders must be received by the company no earlier than [ ], 2018, and no later than [ ], 2018.

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Proxy Statement

Preliminary Proxy Statement – Subject to Completion

The board of directors of Automatic Data Processing, Inc. is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders to be held on [ ], 2017 at [ ] Eastern Standard Time, and at any postponement(s) or adjournment(s) thereof. The meeting will be held at [ ].

On or about [ ], 2017, we commenced the mailing of our printed proxy materials, including our proxy statement and our annual report on Form 10-K (which is not a part of the proxy soliciting material) to stockholders.

The only outstanding class of securities entitled to vote at the meeting is our common stock, par value $0.10 per share. At the close of business on September 8, 2017, the record date for determining stockholders entitled to notice of, to attend, and to vote at the meeting, we had [ ] issued and outstanding shares of common stock (excluding [ ] treasury shares not entitled to vote). Each outstanding share of common stock is entitled to one vote with respect to each matter to be voted on at the meeting.

This proxy statement and our annual report on Form 10-K are also available on our corporate website at www.adp.com under “Financial Information” in the “Investor Relations” section.

Questions and Answers About the Annual Meeting and Voting

WHY AM I RECEIVING THESE PROXY MATERIALS?

We are providing these proxy materials to holders of shares of the company’s common stock, par value $0.10 per share, in connection with the solicitation of proxies by our board of directors for the forthcoming 2017 Annual Meeting of Stockholders to be held on [ ], 2017 at [ ] Eastern Standard Time, and at any postponement(s) or adjournment(s) thereof. The proxy materials include our Notice of Annual Meeting of Stockholders, proxy statement and 2017 Annual Report on Form 10-K. These materials also include the WHITE proxy card for the 2017 Annual Meeting. WHITE proxy cards are being solicited on behalf of our board. The proxy materials include detailed information about the matters that will be discussed and voted on at the 2017 Annual Meeting and provide updated information about our company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being furnished to stockholders on or about [ ], 2017. The company will bear all expenses in connection with this solicitation.

HOW CAN I ATTEND THE MEETING?

Admission to the meeting is restricted to stockholders of record as of September 8, 2017 and/or their designated representatives.

All stockholders will be required to show valid picture identification. If your shares are in the name of your broker or bank, you will also need to bring evidence of your stock ownership, such as your most recent brokerage account statement or a copy of your voting instruction form. If you do not have valid picture identification or proof of your stock ownership, you will not be admitted to the meeting. For security purposes, packages and bags will be inspected and you may be required to check these items. Please arrive early enough to allow yourself adequate time to clear security.

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Questions and Answers About the Annual Meeting and Voting

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

The representation in person or by proxy of a majority of the issued and outstanding shares of stock entitled to vote at the meeting constitutes a quorum. Under our amended and restated certificate of incorporation and our amended and restated by-laws and under Delaware law, abstentions and “broker non-votes” are counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

HOW CAN I VOTE MY SHARES?

If you are a stockholder of record, you may vote by proxy in three convenient ways: by telephone, via the Internet or by completing, signing and returning the enclosed WHITE proxy card in the pre-paid envelope provided. Simply follow the instructions provided on the enclosed WHITE proxy card.

If you are not the stockholder of record, please refer to the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares. Your vote is important. Follow the instructions from your nominee included with our proxy materials, or contact your nominee to request a proxy form. To vote in person at the meeting, you must obtain a legal proxy from your nominee. Whether or not you plan to attend the meeting, we urge you to vote using your voting instruction card to ensure that your vote is counted.

WHAT IS A PROXY?

It is your legal designation of another person to vote matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The form of WHITE proxy card included with this proxy statement designates each of John P. Jones and Carlos A. Rodriguez as proxies for the Annual Meeting.

IF I SUBMIT A PROXY, HOW WILL MY SHARES BE VOTED?

By giving us your proxy, you authorize the individuals named as the proxies on the WHITE proxy card to vote your shares in accordance with the instructions you provide. You may vote for or to withhold authority to vote for any or all of the director candidates and you may vote for, against or abstain on Proposals 2, 4 and 5 and you may vote for a frequency of one, two or three years or abstain on Proposal 3. You may also abstain from voting. If you vote online or by telephone, you must indicate how you wish to vote on each item.

If you sign and return a WHITE proxy card without indicating your instructions, your shares will be voted:

●FOR election of all 10 director nominees nominated by the board, as described in this proxy statement;

●FOR approval of the advisory resolution approving the compensation of the company’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section on page 38 of this proxy statement and accompanying compensation tables;

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Questions and Answers About the Annual Meeting and Voting

●FOR the advisory vote to approve holding the company’s executive compensation advisory vote with a frequency of ONE YEAR;

●FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018; and

●AGAINST the stockholder proposal submitted by Pershing Square to repeal certain provisions or amendments to the amended and restated by-laws of the company adopted without stockholder approval after August 2, 2016 and up to and including the date of the 2017 Annual Meeting.

The individuals named as proxies on the WHITE proxy card to vote your shares also have the discretionary authority to vote your shares, to the extent permitted by Rule14(a)-4(c) under the Securities Exchange Act of 1934, as amended, on any matter that is properly brought before the 2017 Annual Meeting. As of the Notice of Annual Meeting of Stockholders, we knew of no other matters to be presented at the 2017 Annual Meeting.

If you are a beneficial owner of shares and do not instruct your bank, broker or other nominee how you want to vote, your shares may not be voted by a record holder and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting. Accordingly, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares are registered in your name, you are a stockholder of record. When you properly vote in accordance with the instructions provided in the WHITE proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.

If your shares are held in the name of your broker or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your broker or other institution or its respective nominee is the stockholder of record for your shares. As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your broker or other institution to obtain a “legal proxy” granting you the authority to do so. When you properly vote in accordance with the instructions provided in the WHITE proxy card, you are giving your broker, other institution or nominee instructions on how to vote the shares they hold for you.

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Questions and Answers About the Annual Meeting and Voting

MAY MY BROKER VOTE MY SHARES FOR ME?

Applicable SEC and stock exchange regulations severely limit the matters your broker may vote on without having been instructed to do so by you, especially as they relate to the election of directors, ratification of accountants (in a contested election), compensation matters, frequency of advisory votes on compensation matters and amendment of the amended and restated by-laws of the company. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018 (Proposal 4) is normally considered “routine” under applicable stock exchange rules.

However, because Pershing Square has indicated its intention to deliver proxy materials in opposition to our board of directors to your broker to forward to you on their behalf, with respect to accounts to which Pershing Square mails its proxy materials, brokers will not have discretion to vote on “routine matters,” including Proposal 4. As a result, if you do not instruct your broker on how to vote your shares regarding the election of directors, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018, the advisory vote on the resolution to approve executive compensation, the advisory vote to approve the frequency of the company’s executive compensation advisory vote or the approval of the amendments to the company’s amended and restated by-laws, then your shares may not be voted on these matters. We urge you to instruct your broker about how you wish your shares to be voted.

WHAT ARE ABSTENTIONS AND BROKER NON-VOTES?

An abstention occurs when a stockholder of record (which may be a broker or other nominee of a street name holder) is present at a meeting (or deemed present) but marks “Abstain” on one or more proposals. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the street name owner of the shares.

WHAT HAPPENS IF I EXECUTE MY PROXY BUT DO NOT DIRECT HOW I WANT MY SHARES VOTED ON THE PROPOSALS?

If you execute your proxy, either by signing your WHITE proxy card or entering your control number to vote by telephone or Internet, but do not provide instructions on how you wish to vote on one or more proposals, your vote on such proposals will be cast in accordance with the recommendation of the Board of Directors.

WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2017 Annual Meeting is September 8, 2017. The record date is established by the board of directors as required by law and the company’s amended and restated by-laws. Owners of record of common stock at the close of business on the “record date” are entitled to:

(a) receive notice of the meeting, and

(b) vote at the meeting and any adjournments or postponements of the meeting.

No stockholders becoming owners of record after the record date will be entitled to vote at the 2017 Annual Meeting or any adjournment or postponement thereof.

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Questions and Answers About the Annual Meeting and Voting

DO YOU EXPECT OTHER CANDIDATES TO BE NOMINATED FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING IN OPPOSITION TO THE BOARD’S NOMINEES?

Yes, Pershing Square, a stockholder of the company, which is reported to beneficially own approximately [8.3]% of our common stock (inclusive of common stock underlying certain derivative securities) has notified the company of its intent to nominate a slate of three nominees for election as directors at the 2017 Annual Meeting in opposition to the nominees recommended by our board of directors. Our board of directors does not endorse any Pershing Square nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the board of directors by using the enclosed WHITE proxy card. The board of directors strongly urges you not to sign or return any proxy card sent to you by Pershing Square.

WHAT MATTERS WILL BE VOTED ON AT THE MEETING, WHAT ARE MY VOTING CHOICES, AND HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Proposal	Voting Choices	Board Recommendation
	Proposal 1: Election of the 10 nominees named in this proxy statement to serve on the company’s board of directors	●For all ●For all except identified director nominee(s) ●Withhold all	FOR election of all 10 director nominees nominated by the board, as described in this proxy statement

Proposal 2: Advisory resolution approving the compensation of the company’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section on page 38 of this proxy statement and accompanying compensation tables

		●For ●Against ●Abstain	FOR
	Proposal 3: Advisory vote to approve the frequency of the company’s executive compensation advisory vote	●One Year ●Two Years ●Three Years ●Abstain	ONE YEAR
	Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018	●For ●Against ●Abstain	FOR

Proposal 5: Stockholder proposal submitted by Pershing Square to repeal certain provisions or amendments to the amended and restated by-laws of the company adopted without stockholder approval after August 2, 2016 and up to and including the date of the 2017 Annual Meeting, if properly introduced at the 2017 Annual Meeting

		●For ●Against ●Abstain	AGAINST

So far as the board of directors is aware, only the above matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting the proxy.

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Questions and Answers About the Annual Meeting and Voting

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS, AND WHAT IS THE EFFECT OF BROKER NON-VOTES OR ABSTENTIONS?

Proposal 1:

Pershing Square has notified the board of directors of its intent to nominate a slate of three nominees for election as directors of the company at the 2017 Annual Meeting in opposition to the nominees recommended by our board of directors. As a result, the election of directors is considered a contested election as defined in the company’s amended and restated bylaws. This means that, although the company does not know whether Pershing Square will, in fact, nominate any individuals for election as directors at the 2017 Annual Meeting, the 10 nominees receiving the highest number of “FOR” votes will be elected at the 2017 Annual Meeting. If you return a signed WHITE proxy card or otherwise complete your voting by proxy online or by telephone but do not provide direction with respect to voting on any of the nominees, your shares will be voted for all nominees. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Votes withheld and broker non-votes are not votes cast and will result in the applicable nominees receiving fewer “FOR” votes for purposes of determining the nominee receiving the highest number of “FOR” votes.

Proposal 2:

The affirmative vote of the holders of a majority of the shares represented in person or by proxy is required to approve the advisory resolution on executive compensation. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will have no effect on the outcome of the advisory resolution because the non-votes are not considered in determining the number of votes necessary for approval. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the compensation committee or the board of directors.

Because we value our stockholders’ views, however, the compensation committee and the board of directors will consider carefully the results of this advisory vote when formulating future executive compensation policy.

Proposal 3:

Stockholders may cast their vote on their preferred voting frequency by choosing the option of every one year, two years or three years, or they may abstain from voting on this proposal. The frequency that receives the highest number of votes cast by stockholders at the Annual Meeting will be considered the advisory vote of our stockholders. Abstentions will have no effect on the outcome of this advisory vote. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will have no effect on the outcome of this advisory vote. Because the vote on this proposal is advisory in nature, it will not be binding on or overrule any decisions by the compensation committee or the board of directors.

Because we value our stockholders’ views, however, the compensation committee and the board of directors will consider carefully the results of this vote in making a determination about the frequency of future executive compensation advisory votes.

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Questions and Answers About the Annual Meeting and Voting

Proposal 4:

The affirmative vote of the holders of a majority of the shares represented in person or by proxy is required to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the company’s independent certified public accountants for fiscal year 2018. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will have no effect on the outcome of this proposal because the non-votes are not considered in determining the number of votes necessary for approval.

Proposal 5:

Under the company’s amended and restated by-laws, the stockholder proposal submitted by Pershing Square to repeal certain provisions or amendments to the amended and restated by-laws of the company adopted without stockholder approval after August 2, 2016 and up to and including the date of the 2017 Annual Meeting, if properly introduced at the 2017 Annual Meeting, requires the affirmative vote of a majority of the shares represented in person or by proxy at the 2017 Annual Meeting. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will have no effect on the outcome of this proposal because the non-votes are not considered in determining the number of votes necessary for approval.

Other Items:

If any other item requiring a stockholder vote should come before the meeting, the vote required will be determined in accordance with applicable law, the rules of the NASDAQ Stock Market (“NASDAQ”) and our amended and restated certificate of incorporation and amended and restated by-laws.

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Questions and Answers About the Annual Meeting and Voting

MAY I REVOKE MY PROXY OR CHANGE MY VOTE?

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the 2017 Annual Meeting by:

●submitting a valid, later-dated proxy card in a timely manner;

●submitting a later-dated vote by telephone or through the Internet in a timely manner;

●giving written notice of such revocation to the company’s corporate secretary prior to or at the 2017 Annual Meeting or by voting in person at the 2017 Annual Meeting; or

●attending and voting at the Annual Meeting (although attendance at the meeting will not by itself revoke a proxy).

If your shares are held in “street name” (i.e., held of record by a broker, bank or other nominee) and you wish to revoke a proxy, you should contact your bank, broker or nominee and follow its procedures for changing your voting instructions. You also may vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.

If you have previously signed a proxy card sent to you by Pershing Square or otherwise voted according to instructions provided by Pershing Square, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying post-prepaid envelope or by voting by telephone or via the Internet by following the instructions on the WHITE proxy card. Submitting a proxy card sent to you by Pershing Square will revoke votes you have previously made by the company’s WHITE proxy card.

Only the latest validly executed proxy that you submit will be counted.

IS MY VOTE CONFIDENTIAL?

Proxies and ballots identifying the vote of individual stockholders will be kept confidential from our management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested proxy solicitation. If Pershing Square nominates its slate of nominees for election as directors or introduces the Pershing Square proposal at the 2017 Annual Meeting, the 2017 Annual Meeting will be a contested proxy solicitation.

All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will inspect and tabulate your proxy whether you vote by mail, using the Internet or by telephone. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except as described above.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

The preliminary voting results will be published in the company’s current report on Form 8-K, which we are required to file with the SEC within four business days following the 2017 Annual Meeting. The final voting results, which are tallied and certified by independent inspectors, will be published as soon as possible thereafter.

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Questions and Answers About the Annual Meeting and Voting

WHO IS PAYING FOR THE PREPARATION AND MAILING OF THE PROXY MATERIALS AND HOW WILL SOLICITATIONS BE MADE?

We will pay the expenses of soliciting proxies on the WHITE proxy card. Proxies on the WHITE proxy card may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material on our behalf to stockholders and the company will reimburse such institutions for their out-of-pocket expenses incurred.

We have hired Innisfree to assist us in the solicitation of proxies for a fee of up to $[ ], plus out-of-pocket expenses. In connection with its retention, Innisfree has agreed to provide consulting and analytic services upon request. Innisfree estimates that approximately [ ] of its employees will assist in the company’s proxy solicitation. In addition to mail and email, proxies on the WHITE proxy card may be solicited personally, in person or by telephone, mail, electronic transmission, facsimile transmission or telegram, by certain of our directors, officers and employees named in Annex A without special compensation, other than reimbursement for expenses. Additional information about persons who are participants in this proxy solicitation is set forth in Annex A. Our aggregate expenses in connection with our solicitation of proxies, excluding salaries and wages of our officers and regular employees, are expected to aggregate to approximately $[ ], of which approximately $[ ] has been spent to date.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PACKAGE OF PROXY MATERIALS?

This means that you have multiple accounts holding Automatic Data Processing, Inc. shares. These may include: accounts with our transfer agent, Wells Fargo Transfer Agent Services, shares held by the administrator of our employee stock purchase plan, and accounts with a broker, bank or other holder or record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on the WHITE proxy card that you receive to ensure that all of your shares are voted.

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Background to the Solicitation

On August 1, 2017, Bill Ackman of Pershing Square contacted ADP Chief Executive Officer Carlos Rodriguez by phone, informing him that Pershing Square held an approximately 8% interest in the company and that it had identified individuals to nominate to the company’s board of directors. Mr. Ackman stated that Pershing Square believed it could help the company create substantial value. Mr. Ackman also stated that he did not believe that Mr. Rodriguez was the right person to lead the company going forward.

On that call, Mr. Ackman requested that the company extend by 30 days the August 10, 2017 deadline for submitting stockholder nominations to the board in connection with the 2017 Annual Meeting. He stated that he was preparing a presentation for the board of directors that would not be ready in time to present to the board and engage in a dialogue prior to that deadline and that he had plans to be out of the country on vacation during that week. Mr. Ackman stated his desire to meet with the full board and suggested the third or fourth week in August as a possible timeframe. He added that, if an extension was not granted, he intended to launch a proxy fight in which he would nominate five individuals for election to the board. Mr. Ackman offered no explanation for why he had not attempted to engage earlier in a dialogue with the company or why any discussion could not continue after a submission of nominees.

Later on August 1, 2017, Mr. Rodriguez emailed Mr. Ackman and asked Mr. Ackman to share his proposed list of directors to help the board in considering the request for a 30-day extension. Mr. Ackman responded by email later that day, stating that he was requesting an extension to avoid having to launch a proxy contest, adding that a formal submission of candidates would require public disclosure on Pershing Square’s Schedule 13D and create a perception, which would be amplified by the press, that Pershing Square and the company were at war. In that email, Mr. Ackman stated that he was seeking a sufficient period of time to have discussions and that, if he could meet with the board in the third or fourth week in August, “a 30-45 day extension should suffice.”

In the same email, Mr. Ackman said that he would share his proposed candidates with the board, stating “[w]hen we do meet, among other things, we will share our proposed candidates for the board. To give you a preview, they include myself and four independent directors.” Mr. Ackman proceeded to provide the following descriptions of the four nominees other than himself:

“Director A is the retired Vice Chairman, a member of the executive committee, formerly the CFO, of a global company with more than $25 billion in revenues where he worked for more than 25 years. Among other responsibilities, he oversaw technology, project development, finance, human resources, legal, and strategic planning. He has served on multiple public company boards and currently serves on one public board with a market cap in excess of $12 billion.

Director B is formerly the CIO and Vice Chairman of a large publicly traded financial services company and CEO of a privately held technology company. She has served on multiple public company boards including several S&P 100 and S&P 500 companies.

Director C was formerly the CEO of private equity backed industrial manufacturing company with more than $1 billion in revenue. She is an expert in restructuring and operational efficiency. She serves on three other company boards, in one case as lead director, with combined market caps in excess of $70 billion.

Director D is a member of the board of directors of two public companies with combined market caps of more than $15 billion. She is currently the CEO of the largest subsidiary of one of these companies.”

On August 2, 2017, Mr. Rodriguez, together with advisors and members of the company’s management, briefed the company’s board of directors on Mr. Ackman’s request for an extension of the nomination deadline. The board and its advisors engaged in an extensive discussion which addressed, among other matters (i) the fact that the nomination deadline was well known, having been disclosed in the company’s proxy statement for the 2016 Annual Meeting of Stockholders, and the absence of any justification from Mr. Ackman for his failure to engage with the company earlier, (ii) the fact that an extension of the nomination deadline would not avoid disclosure of Pershing Square’s interest in nominating directors, as Mr. Ackman had suggested, as the extension would entail its own public disclosure, Pershing Square would be required

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Background to the Solicitation

to disclose their intent to nominate directors on their Schedule 13D that was expected to be filed on August 7, 2017, and Pershing Square’s investment in the company had already been the subject of media reports, (iii) the likelihood that any reasonable extension period would provide enough time to reach a resolution that would be acceptable to both the company and Mr. Ackman, (iv) the fact that Mr. Ackman was requesting this extension despite having offered no details with respect to his plans for the company or his proposed nominees and (v) the fact that, from the company’s point of view, nothing should prevent the parties from continuing a constructive dialogue after the submission of board nominees if Mr. Ackman chose to proceed with the nomination. Following its discussion, the board determined that, prior to making a decision with respect to an extension of the deadline, Mr. Rodriguez and John Jones, the chair of the board of directors, should attempt to meet with Mr. Ackman to better understand his ideas for improving the company and the attributes that Mr. Ackman believed his proposed nominees would bring to the board.

Later on August 2, 2017, Mr. Ackman phoned Mr. Rodriguez and reiterated his request to extend the nomination deadline. Mr. Rodriguez noted that the board had met to consider Mr. Ackman’s extension request and had instructed Mr. Rodriguez and Mr. Jones to meet with Mr. Ackman. Mr. Ackman said he was unable to meet with anyone before beginning his vacation the next day and that he preferred to meet with the entire board, following an extension of the deadline. Mr. Rodriguez stated that the board had instructed him that the meeting among himself, Mr. Ackman and Mr. Jones would need to happen before the board would consider extending the nomination deadline and that he and Mr. Jones were prepared to meet with Mr. Ackman the following day. Mr. Ackman asked to speak with Mr. Jones in advance of a meeting and Mr. Rodriguez agreed to arrange a conversation.

Later on August 2, 2017, Mr. Ackman phoned Mr. Jones, who asked Mr. Ackman what Pershing Square’s ideas were for value creation. Mr. Ackman stated that he was not yet ready to discuss his specific ideas for improving the company (and when he was ready, he would want to share those ideas directly with the full board, not just a subset) and that he believed the company needs transformational changes to its business in order to substantially improve the company’s profitability and competitiveness. He added his belief that a CEO recruited from outside the company would be necessary to accomplish that change. Mr. Ackman indicated that he felt that an extension of the nomination deadline was necessary and appropriate, that any meeting prior to the time he finished his proposed presentation on the company would be fruitless because he would not be able to share specific ideas, and that there was no time for a meeting before he left for vacation. He noted that he could be willing to accept fewer than five seats on the board, so long as the board accepted his as yet non-specific views as to how to transformationally change the company. After Mr. Jones indicated that the board would not be in a position to consider the extension request without a meeting among Mr. Jones, Mr. Rodriguez and Mr. Ackman, Mr. Ackman agreed to attend the meeting with Mr. Rodriguez and Mr. Jones.

Later on August 2, 2017, representatives from Cadwalader, Wickersham and Taft LLP (“Cadwalader”), Pershing Square’s outside counsel, spoke via telephone with representatives from Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), the company’s outside counsel, to discuss Pershing Square’s request that the company provide to Pershing Square the form of agreement for proposed nominees for election to the board required by the company’s bylaws. After the call, representatives from Cadwalader sent a letter to Paul Weiss formally requesting that such form of agreement be provided no later than August 4, 2017.

On August 3, 2017, Mr. Ackman and Brian Welch from Pershing Square met with Mr. Rodriguez and Mr. Jones and reiterated Pershing Square’s request for an extension of the nominating deadline. Mr. Ackman noted that he would accept an initial seven-day extension and that the deadline could be extended further if negotiations were productive, but that he would prefer a longer initial period to avoid the need for further extensions. Mr. Rodriguez asked Mr. Ackman if he seriously expected a Fortune 500 company to change a published deadline so as to not interfere with his vacation, to which Mr. Ackman replied, “I’m dead serious.” He added that, if he were not granted the extension, he intended to submit director nominations together with the filing of Pershing Square’s Schedule 13D filing on the following Monday. Mr. Rodriguez offered to try to arrange to have Mr. Ackman meet with the board

11	|	Automatic Data Processing, Inc. – Proxy Statement

Background to the Solicitation

prior to the August 10, 2017 deadline, noting that he was not sure he would be able to convene the entire board in person on that timeline. Mr. Ackman replied that he would not be available to meet during that period because he would be on his vacation and that, in any event, he needed more time to complete his presentation.

In that conversation, Mr. Ackman stated that, once he nominated directors to the board, he would be committed to a proxy fight and would not consider any settlement. He stated that, if he engaged in a proxy fight, he would use his ability to generate media coverage to damage both Mr. Rodriguez and the company, and that that would be bad for the company’s clients, employees and stockholders. He also noted that he could consider accepting the addition of fewer than five directors to the board, potentially as additions to the existing board rather than replacements. He noted, however, that he could only consider that prior to nominating directors and then only if the board accepted his ideas for the company and gave him a significant say in who would replace Mr. Rodriguez as CEO.

During the meeting, Mr. Ackman again stated his belief that transformational change was needed at the company. He asserted that he had spoken with 85 former executives of the company, over six months of due diligence. Mr. Ackman reiterated his belief that Mr. Rodriguez was not the right CEO to take the company forward and that he had a specific CEO candidate in mind, but that he was not yet prepared to tell the company who that candidate was.

At the conclusion of the meeting, Mr. Rodriguez and Mr. Jones stated they would take Mr. Ackman’s request for an extension and a meeting with the full board back to the board for consideration. Following the meeting, Mr. Ackman departed for his vacation.

Following the meeting on August 3, 2017, Mr. Ackman called Mr. Rodriguez, saying that he was concerned he had “come on too strong” in their earlier conversation. Mr. Ackman stated that he might be able to work with Mr. Rodriguez as long as Mr. Rodriguez was willing to embrace Mr. Ackman’s vision for the company and Mr. Ackman was able to conclude that Mr. Rodriguez would be prepared to make the kind of changes that Mr. Ackman thought were necessary.

Later on August 3, 2017, a representative of Cadwalader spoke by phone with a representative of Paul Weiss. The Cadwalader representative reiterated Mr. Ackman’s statement from his meeting with Mr. Rodriguez and Mr. Jones that, once he formally nominated directors to the board, he would be committed to a proxy fight and would not consider any settlement.

Also later on August 3, 2017, Mr. Ackman sent two emails to Mr. Rodriguez. In those emails, Mr. Ackman recommended that Mr. Rodriguez speak with David Weinreb, the CEO of Howard Hughes Corporation, Juan Ramon Alaix, the CEO of Zoetis, and Hunter Harrison, the former CEO of Canadian Pacific, regarding their experiences working with Mr. Ackman. Mr. Ackman stated his view that having the support of an 8% stockholder on the board would allow Mr. Rodriguez to dramatically accelerate change at the company without regard to short term considerations. Mr. Ackman explained that in his experience, directors often find it helpful to have a major stockholder in the boardroom when dramatic change is underway. Mr. Ackman stated that he would be excited to work with Mr. Rodriguez if he shared Pershing Square’s view of the company’s opportunity.

Also on August 3, 2017, Paul Weiss sent to Cadwalader the form of agreement for proposed nominees for election to the board required by the company’s bylaws.

On the evening of August 3, 2017, the board of directors held a telephonic meeting, together with members of management and advisors. In light of Mr. Ackman’s expressed desire to replace Mr. Rodriguez as CEO, Mr. Rodriguez elected not to attend the meeting. Mr. Jones updated the board on the conversation with Mr. Ackman over the preceding day. He noted that Mr. Ackman had suggested that he could accept an initial extension of the nomination deadline of seven days, but also noted that with such a short period the company would have to provide additional extensions continuously in order to forestall Mr. Ackman’s threatened proxy fight and would, in the end, likely end up with the same 30 to 45 day period Mr. Ackman had originally stated “should suffice.” Following discussion among the board members and other participants, the board concluded that it was not in the best interests of the company and its stockholders to grant an extension to the nomination deadline.

Automatic Data Processing, Inc. – Proxy Statement	|	12

Background to the Solicitation

On the morning of August 4, 2017, Mr. Jones emailed Mr. Ackman, informing him that the board had determined not to extend the nomination deadline. Mr. Jones noted that, in response to Mr. Ackman’s request to meet with the full board, the board was prepared to meet with Mr. Ackman when Mr. Ackman was ready to do so, whether that was before or after the nomination deadline. Mr. Jones also noted the company’s concern that Pershing Square had spoken with dozens of people with regard to the company, with resulting leaks in the press and media speculation and that, in the interests of correcting the selective information currently in the market, the company intended to issue a press release.

Shortly after that email was sent to Mr. Ackman, the company issued a press release stating that the board had rejected Mr. Ackman’s request for an extension of the nomination deadline. Later that day, Mr. Rodriguez also released a letter to the company employees informing them of Mr. Ackman’s August 1 call, Mr. Ackman’s request for an extension of the nomination deadline and the board’s rejection of Mr. Ackman’s request.

Later on August 4, 2017, Pershing Square issued a press release announcing an 8% stake in the company and expressed its disappointment that the company had denied Pershing Square’s request for an extension of the advance notice deadline for director nominations in connection with the 2017 Annual Meeting. Pershing Square stated that it intended to nominate a minority slate of directors to the board.

On August 6, 2017, Mr. Rodriguez sent an email to Mr. Ackman in error, which was intended for the company’s general counsel, Michael Bonarti. Mr. Rodriguez’s misdirected email forwarded Mr. Ackman’s email of August 3, in which Mr. Ackman for the first time claimed he was open to working with Mr. Rodriguez, contradicting Mr. Ackman’s earlier assertions that Mr. Rodriguez needed to be replaced as CEO. In his email, intended for Mr. Bonarti, Mr. Rodriguez first stated that he did not find Mr. Ackman’s statement that he was willing to work with Mr. Rodriguez to be credible, and he noted to Mr. Bonarti that Mr. Ackman’s willingness to work with him was conditioned on his having the same view of the opportunity. Mr. Rodriguez explained that he had already told Mr. Ackman that he did not share Mr. Ackman’s view.

In response to Mr. Rodriguez’s errant email, Mr. Ackman sent an email to Mr. Rodriguez in which he asserted that his email had been sent in good faith. Mr. Ackman asserted that, based on conversations with third parties, he had been under the impression that Mr. Rodriguez had only intended to remain with the company for a year or so more and would not be prepared for a major transformation that would take time and require management changes. He stated that, upon realizing Mr. Rodriguez intended to remain with the company, he had expressed a good faith willingness to work with Mr. Rodriguez.

Mr. Ackman also asserted his belief that the description of his positions in the company’s August 4 press release had been misleading, notwithstanding the fact that: (i) Mr. Ackman had stated in his August 1, 2017 email that a 30-45 day extension “should suffice” for his discussions with the board, and had only later suggested an initial seven-day period that would need to be continuously extended if the company wanted to forestall a proxy fight, (ii) Mr. Ackman had stated on multiple occasions that Mr. Rodriguez should be replaced as CEO and had conditioned the possibility of Mr. Rodriguez remaining as CEO on Mr. Rodriguez sharing Mr. Ackman’s view of the company, which Mr. Rodriguez had stated he did not share and (iii) Mr. Ackman had, in his August 1 email, provided detailed descriptions of four nominees, in addition to himself, for nomination to a ten-person board.

In the email, Mr. Ackman questioned whether Mr. Rodriguez and Mr. Jones had accurately described their conversations with Mr. Ackman to the board of directors. Mr. Ackman further stated that Pershing Square would nominate directors in advance of the August 10th deadline. Mr. Ackman requested that Mr. Rodriguez share the email correspondence with the entire board. Mr. Rodriguez responded that he did not agree with the substance of Mr. Ackman’s email but agreed to share it with the full board and did so that day.

On August 7, 2017, Pershing Square delivered its Notice of Stockholder Proposal and Nomination of Candidates for Election to the board of the company. The notice informed the company, among other things, of Pershing Square’s intent to nominate Mr. Ackman, Ms. Hagen and Mr. Unruh for election to the board at the 2017 Annual Meeting. According to Pershing Square, Ms. Hagen and Mr. Unruh

13	|	Automatic Data Processing, Inc. – Proxy Statement

Background to the Solicitation

were two of the candidates whose backgrounds had been described in Mr. Ackman’s August 1, 2017 email to Mr. Rodriguez.

Also on August 7, 2017, Pershing Square issued a press release announcing its director nominees and filed its initial Schedule 13D with respect to the company with the SEC, which disclosed an approximately 8.3% stake in the company, predominantly held through derivative securities. Also on August 7, 2017, the company was notified that filings for Hart-Scott-Rodino Antitrust Improvements Act clearance had been made on behalf of four Pershing Square funds with the Federal Trade Commission and the Department of Justice.

Following Pershing Square’s submission of its director nominations, consistent with the charter of the nominating/ corporate governance committee of the board (the “Nominating Committee”), the Nominating Committee commenced a review of the qualifications of the Pershing Square nominees. On August 7, 2017, a representative of Paul Weiss phoned a representative of Cadwalader and requested that Pershing Square arrange for its nominees to submit standard Director and Officer questionnaires to the company, and be interviewed by the Nominating Committee. The next day, after the company represented through counsel that its review of those nominees would be conducted in good faith and with an open mind, Pershing Square agreed to arrange for that information to be provided and to make its candidates available to be interviewed. Representatives of Cadwalader and Paul Weiss communicated over the following days to arrange interviews of the nominees.

On August 8, 2017, Mr. Ackman and Mr. Jones exchanged emails regarding the scheduling of a meeting between Pershing Square and the full board of directors.

On August 10, 2017, Pershing Square delivered to the company a demand for a copy of the company’s stockholder list pursuant to Section 220 of the Delaware General Corporation Law.

Also on August 10, 2017, Mr. Jones notified Mr. Ackman via email that the board was available to meet at a specified time on September 5, 2017. The same day, by email, Mr. Ackman thanked Mr. Jones.

On August 14, 2017, Pershing Square filed with the SEC a preliminary proxy statement in connection with the 2017 Annual Meeting.

Also on August 14, 2017, the Nominating Committee interviewed Ms. Hagen by phone.

On August 16, 2017, the Nominating Committee interviewed Mr. Unruh by phone.

On August 17, 2017, Pershing Square held a public webcast and issued a presentation setting out its views regarding the company. Later that day, the company issued a press release and communications to employees commenting on the presentation.

Later on August 17, 2017, the Nominating Committee interviewed Mr. Ackman by phone.

Also on August 17, 2017, Paul Weiss delivered a response to Pershing Square’s demand for a copy of the company’s Stockholder list pursuant to Section 220 of the Delaware General Corporation Law.

Later on August 17, 2017, the Nominating Committee held a telephonic meeting. Following extensive discussion, the Nominating Committee determined, based upon its interviews with the Pershing Square nominees, and its review of biographical and other information with respect to the nominees provided in questionnaires and obtained through public records, that none of the three nominees possessed backgrounds, skills or expertise that were additive or superior to those of the existing Board members. As such, the Nominating Committee declined to recommend any of the Pershing Square nominees be included in the board’s slate of director nominees for the 2017 Annual Meeting of Stockholders.

On August 19, 2017, the board held a telephonic meeting at which at which the members of the Nominating Committee reported on their review of, and their recommendation with respect to, the Pershing Square nominees. Following extensive discussion, the board determined to accept the recommendation of the Nominating Committee that none of the Pershing Square nominees be included in the board’s slate of director nominees for the 2017 Annual Meeting of Stockholders.

On August 22, the company filed with the SEC a preliminary proxy statement in connection with the 2017 Annual Meeting.

Automatic Data Processing, Inc. – Proxy Statement	|	14

Proposal 1 Election of Directors

The board of directors has nominated the following current directors for re-election as directors. Properly executed proxies will be voted as marked. Unmarked proxies will be voted in favor of electing the persons named below (each of whom is now a director) as directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee is no longer a candidate at the time of the meeting (a situation that we do not anticipate), proxies will be voted in favor of remaining nominees and may be voted for substitute nominees designated by the board of directors.

Name	Age	Served as a Director Continuously Since	Principal Occupation
Peter Bisson	60	2015	Retired Director and Global Leader of the High-Tech Practice at McKinsey & Company
Richard T. Clark	71	2011	Retired Chairman and Chief Executive Officer of Merck & Co., Inc.
Eric C. Fast	68	2007	Retired Chief Executive Officer of Crane Co., a manufacturer of industrial products
Linda R. Gooden	64	2009	Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions
Michael P. Gregoire	51	2014	Chief Executive Officer and Director of CA Technologies
R. Glenn Hubbard	59	2004	Dean of Columbia University’s Graduate School of Business
John P. Jones (Board Chairman)	66	2005	Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc., an industrial gas and related industrial process equipment business
William J. Ready	37	2016	Executive Vice President, Chief Operating Officer, PayPal
Carlos A. Rodriguez	53	2011	President and Chief Executive Officer of Automatic Data Processing, Inc.
Sandra S. Wijnberg	61	2016	Executive Advisor, and Former Partner and Chief Administrative Officer of Aquiline Holdings

The board of directors possesses an appropriate mix of skills, experience and leadership designed to drive board performance and properly oversee the interests of the company, including corporate strategy.

15	|	Automatic Data Processing, Inc. – Proxy Statement

Proposal 1

The board of directors recommends that you vote on the WHITE proxy card or by Internet or telephone as set forth on the WHITE proxy card FOR the election of each of our nominees to serve as directors of the company until the 2018 Annual Meeting of Stockholders, or, in each case, until their successors are elected and qualified.

Pershing Square has notified the company of its intent to nominate its slate of three nominees for election as directors at the 2017 Annual Meeting. As a result, the election of directors is considered a contested election as defined in the company’s amended and restated by-laws, and the 10 nominees receiving the highest number of FOR votes will be elected. Votes withheld and broker non-votes are not votes cast and will result in the applicable nominees receiving fewer “FOR” votes for purposes of determining the nominee receiving the highest number of “FOR” votes.

Our board does not endorse any Pershing Square nominee and unanimously recommends that you disregard any proxy card that may be sent to you by Pershing Square. Voting to “withhold” with respect to any of Pershing Square’s nominees on its proxy card is not the same as voting for our board’s nominees, because a vote to “withhold” with respect to any of Pershing Square’s nominees on its proxy card will revoke any previous proxy submitted by you. If you have already voted using a proxy card sent to you by Pershing Square, you have every right to change it and we urge you to revoke that proxy by voting in favor of our board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

Innisfree M&A Incorporated
Stockholders may call toll-free (877) 750-0510
Banks and brokers may call collect at (212) 750-5833

Automatic Data Processing, Inc. – Proxy Statement	|	16

Proposal 1

Below are summaries of the principal occupations, business experience, background, and key skills and qualifications of the nominees. The key skills and qualifications are not intended to be an exhaustive list of each nominee’s skills or contributions to the board, but rather the specific skills and qualifications that led to the conclusion that the person should serve as a director for the company.

Peter Bisson
Director since: 2015 Age: 60 Independent

Retired Director at McKinsey & Company

Mr. Bisson was a Director and the Global Leader of the High-Tech Practice at McKinsey & Company prior to his retirement in June 2016. Mr. Bisson also held a number of other leadership positions at McKinsey & Company, including chair of its knowledge committee, which guides the firm’s knowledge investment and communication strategies, member of the firm’s shareholders committee, and leader of the firm’s strategy and telecommunications practices. In more than 30 years at McKinsey & Company, Mr. Bisson advised a variety of multinational public companies, including ADP, in the technology-based products and services industry. Mr. Bisson is also a director of Gartner Inc.

Key Skills & Qualifications

Mr. Bisson’s experience includes advising clients on corporate strategy and M&A, design and execution of performance improvement programs, marketing and technology development. Mr. Bisson’s broad experience in the technology industry is a valuable asset to our board of directors and contributes to the oversight of the company’s strategic direction and growth.

Richard T. Clark
Director since: 2011 Age: 71 Independent

Retired Chairman and Chief Executive Officer of Merck & Co., Inc.

Mr. Clark is the retired chairman of the board, chief executive officer, and president of Merck & Co., Inc. Mr. Clark served as chairman of Merck & Co., Inc. from April 2007 until December 2011, as chief executive officer from May 2005 until December 2010, and as president from May 2005 until April 2010. He held a variety of other positions during his 39-year tenure at Merck, including president of the Merck manufacturing division from June 2003 to May 2005, and chairman and chief executive officer of Medco Health Solutions, Inc. from March 2002 to June 2003. Mr. Clark is the lead independent director of Corning Incorporated, a global manufacturing company, and previously served on the advisory board of American Securities, a private equity firm, from 2011 to 2014.

Key Skills & Qualifications

With a proven track record of leadership and achievement, Mr. Clark has significant business experience in navigating through complex regulatory environments and offers our board of directors broad managerial, operational and strategic planning expertise, as well as extensive experience in the issues facing public companies and multinational businesses.

17	|	Automatic Data Processing, Inc. – Proxy Statement

Proposal 1

Eric C. Fast
Director since: 2007 Age: 68 Independent	Retired Chief Executive Officer of Crane Co.

Mr. Fast is the retired chief executive officer, president, and director of Crane Co., a manufacturer of industrial products. Mr. Fast served as the chief executive officer of Crane Co. from April 2001 until January 2014, as president from 1999 through January 2013, and as a director from 1999 to January 2014. Mr. Fast is a director of Regions Financial Corporation and serves as a director/trustee of the twelve investment companies in the Lord Abbett Family of Funds. He was a director of Convergys Corporation from 2000 to 2007. Mr. Fast also served as a managing director, co-head of global investment banking, and a member of the management committee of Salomon Smith Barney from 1997 to 1998. Mr. Fast held those same positions at Salomon Brothers Inc. from 1995 until the merger of Salomon Brothers Inc. and Travelers/Smith Barney, and prior to that he was co-head of U.S. corporate finance at Salomon Brothers Inc. from 1991 to 1995.

Key Skills & Qualifications

As a former chief executive officer, Mr. Fast brings broad managerial and operational expertise, as well as experience in risk management matters, to our board. Mr. Fast has extensive financial and transactional experience, demonstrated by his career in investment banking prior to his tenure at Crane Co. With years of demonstrated leadership ability, Mr. Fast contributes significant organizational skills to our board of directors, including expertise in financial, accounting, and transactional matters.

Linda R. Gooden
Director since: 2009 Age: 64 Independent

Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions

Ms. Gooden is the retired executive vice president – information systems & global solutions of Lockheed Martin Corporation, a position that she held from January 2007 to March 2013. She previously served as deputy executive vice president – information & technology services of Lockheed Martin Corporation from October 2006 to December 2006, and president, Lockheed Martin Information Technology from September 1997 to December 2006. Ms. Gooden serves on the boards of General Motors Company and The Home Depot. She is also a director of WGL Holdings, Inc., a public utility holding company, and Washington Gas Light Company, a subsidiary of WGL Holdings, Inc.

Key Skills & Qualifications

Ms. Gooden brings to our board of directors broad managerial and operational expertise, as well as experience in business restructuring, finance and risk management. She has a strong background in cybersecurity and information technology, as well as a proven track record of achievement and sound business judgment demonstrated throughout her career with Lockheed Martin Corporation.

Automatic Data Processing, Inc. – Proxy Statement	|	18

Proposal 1

Michael P. Gregoire
Director since: 2014 Age: 51 Independent

Chief Executive Officer and Director of CA Technologies

Mr. Gregoire is chief executive officer and a director of CA Technologies. He served as president and chief executive officer of Taleo Corporation, a provider of on-demand talent management software solutions, from March 2005 until its acquisition by Oracle Corporation in April 2012, as a director from April 2005 to April 2012, and as chairman of the board from May 2008 to April 2012. Mr. Gregoire served as executive vice president, global services and held various other senior management positions at PeopleSoft, Inc. from May 2000 to January 2005. Mr. Gregoire was managing director for global financial markets at Electronic Data Systems, Inc. from 1996 to April 2000, and in various other roles from 1988 to 1996. He has also served as a director of ShoreTel, Inc. from November 2008 to January 2014 and the chair of its compensation committee from July 2010 to January 2014. Mr. Gregoire is also a director of NPower, a nonprofit information technology services network, since September 2013.

Key Skills & Qualifications

Mr. Gregoire brings to our board of directors extensive executive leadership experience with public companies in the software and services business and strong experience in the technology industry and cybersecurity matters. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

R. Glenn Hubbard
Director since: 2004 Age: 59 Independent

Dean of Columbia University’s Graduate School of Business

Mr. Hubbard has been the dean of Columbia University’s Graduate School of Business since 2004 and has been the Russell L. Carson professor of finance and economics since 1994. He is also a director of BlackRock Closed-End Funds and MetLife, Inc. and a member of the Panel of Economic Advisors for the Federal Reserve Bank of New York. Mr. Hubbard served as a director of KKR Financial Holdings, LLC from 2004 until 2014, Information Services Group, Inc. from 2006 to 2008, Duke Realty Corporation from 2004 to 2008, Capmark Financial Corporation from 2006 to 2008, Dex Media, Inc. from 2004 to 2006, and R.H. Donnelley Corporation in 2006. Mr. Hubbard was chairman of the President’s Council of Economic Advisers from 2001 to 2003.

Key Skills & Qualifications

Mr. Hubbard provides our board of directors with substantial knowledge of and expertise in global macroeconomic conditions and economic, tax and regulatory policies, as well as perspective on financial markets. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

19	|	Automatic Data Processing, Inc. – Proxy Statement

Proposal 1

John P. Jones
Director since: 2005 Age: 66 Independent

Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc.

Mr. Jones is the retired chairman of the board, chief executive officer, and president of Air Products and Chemicals, Inc., an industrial gas and related industrial process equipment business. Mr. Jones served as chairman of Air Products and Chemicals, Inc. from October 2007 until April 2008, as chairman and chief executive officer from September 2006 until October 2007, and as chairman, president, and chief executive officer from December 2000 through September 2006. He also served as a director of Sunoco, Inc. from 2006 to 2012.

Key Skills & Qualifications

With a track record of achievement and sound business judgment demonstrated during his thirty-six year tenure at Air Products and Chemicals, Inc., Mr. Jones has significant experience in operating within a highly regulated framework and brings to the board of directors extensive experience in issues facing public companies and multinational businesses, including organizational management, strategic planning, and risk management matters, combined with proven business and financial acumen.

William J. Ready
Director since: 2016 Age: 37 Independent

Executive Vice President, Chief Operating Officer, PayPal

Mr. Ready has been PayPal’s executive vice president, chief operating officer since September 2016 and prior to that, senior vice president, global head of product and engineering since January 2015. Since August 2011, he had been the chief executive officer of Braintree, a mobile and web payment systems company acquired by PayPal in 2013. He continues to lead Braintree in his capacity as chief operating officer of PayPal. Prior to Braintree, Mr. Ready was executive in residence at Accel Partners, a leading Silicon Valley venture capital and growth equity firm. A veteran of the payments industry, Mr. Ready also served as president of iPay Technologies from 2008 to 2011. He also worked as a strategy consultant for McKinsey & Company, where he advised leading financial technology companies.

Key Skills & Qualifications

Mr. Ready possesses strong expertise in the technology-based products and services industry, which is a valuable asset to our board of directors and contributes to the oversight of the company’s strategic direction and growth. He also brings to our board of directors deep operational experience and knowledge of the technology industry’s consumer space, including related cybersecurity matters.

Automatic Data Processing, Inc. – Proxy Statement	|	20

Proposal 1

Carlos A. Rodriguez
Director since: 2011 Age: 53 Management

President and Chief Executive Officer of Automatic Data Processing, Inc.

Mr. Rodriguez is president and chief executive officer of the company. He served as president and chief operating officer of the company before he was appointed to his current position in November 2011. Having started his career at the company in 1999, Mr. Rodriguez previously served as president of several key businesses, including National Accounts Services, Employer Services International, Small Business Services, and Professional Employer Organization, giving him deep institutional knowledge across the company’s business. Mr. Rodriguez was also a director of Hubbell Inc., a manufacturer of electrical and electronic products, from 2009 to 2016.

Key Skills & Qualifications

In addition to broad managerial, operational and strategic planning expertise, Mr. Rodriguez brings a wealth of business acumen and leadership experience to our board of directors, including a deep knowledge of the HCM industry and unique understanding of our business, coupled with a proven track record of integrity, achievement, and strategic vision.

Sandra S. Wijnberg
Director since: 2016 Age: 61 Independent

Executive Advisor, and Former Partner and Chief Administrative Officer of Aquiline Holdings

Ms. Wijnberg is an executive advisor to and former partner, chief administrative officer and member of the board of Aquiline Holdings, a registered investment advisory firm she joined in 2007. From 2014 to 2015, Ms. Wijnberg left Aquiline Holdings to work in Jerusalem at the behest of the U.S. State Department as the deputy head of mission, Office of the Quartet. Prior to joining Aquiline Holdings, she was the senior vice president and chief financial officer of Marsh & McLennan Companies, Inc., from January 2000 to April 2006. From 1997 to 2000, Ms. Wijnberg was the senior vice president, treasurer and (from 1999 to 2000) interim chief financial officer of YUM! Brands, Inc. She is a director of T. Rowe Price and previously served on the boards of Tyco International plc from 2003 to 2016 and TE Connectivity Ltd. from 2007 to 2009.

Key Skills & Qualifications

Ms. Wijnberg is a seasoned business leader with strong financial acumen and significant corporate finance, business operations, insurance and risk management expertise, as well as international experience that provides a valuable global perspective to our board of directors.

21	|	Automatic Data Processing, Inc. – Proxy Statement

Proposal 1

Stockholder Approval Required

Pershing Square has notified the company of its intent to nominate its slate of three nominees for election as directors at the 2017 Annual Meeting. As a result, the election of directors is considered a contested election as defined in the company’s amended and restated by-laws, and the 10 nominees receiving the highest number of FOR votes will be elected. Votes withheld and broker non-votes are not votes cast and will result in the applicable nominees receiving fewer “FOR” votes for purposes of determining the nominee receiving the highest number of “FOR” votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF OUR NOMINEES TO THE BOARD OF DIRECTORS ON THE WHITE PROXY CARD.

Our board does not endorse any Pershing Square nominee and unanimously recommends that you disregard any proxy card that may be sent to you by Pershing Square. Voting to “withhold” with respect to any of Pershing Square’s nominees on its proxy card is not the same as voting for our board’s nominees, because a vote to “withhold” with respect to any of Pershing Square’s nominees on its proxy card will revoke any previous proxy submitted by you. If you have already voted using a proxy card sent to you by Pershing Square, you have every right to change it and we urge you to revoke that proxy by voting in favor of our board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Annex A sets forth information relating to our directors, nominees for directors and certain of our officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors of the company, as nominees for directors or because they may be soliciting proxies on our behalf.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

Innisfree M&A Incorporated
Stockholders may call toll-free (877) 750-0510
Banks and brokers may call collect at (212) 750-5833

Automatic Data Processing, Inc. – Proxy Statement	|	22

Corporate Governance

The board of directors’ categorical standards of director independence are consistent with NASDAQ listing standards and are available in the company’s corporate governance principles on our corporate website at www.adp.com. To access these documents, click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents.” The board of directors has determined that Ms. Gooden, Ms. Wijnberg and Messrs. Bisson, Clark, Fast, Gregoire, Hubbard, Jones and Ready meet these standards and are independent directors for purposes of the NASDAQ listing standards. All current members of the audit, compensation, nominating/corporate governance, and corporate development and technology advisory committees are independent.

In the ordinary course of business, the company has business relationships with certain companies in which ADP directors also serve as executive officers or on the board of directors, including for example, software services and human capital management services. Based on the standards described above, the board of directors has determined that none of these transactions or relationships, nor the associated amounts paid to the parties, was material or would impede the exercise of independent judgment.

It is our policy that our directors attend the Annual Meetings of Stockholders. All of our directors then in office attended our 2016 Annual Meeting of Stockholders.

During fiscal year 2017, our board of directors held six meetings. All of our incumbent directors attended at least 75%, in the aggregate, of the meetings of the board of directors and the committees of which they were members during the periods that they served on our board of directors during fiscal year 2017.

Executive sessions of the non-management directors are held during each board of directors and committee meeting. Mr. Jones, our independent non-executive chairman of the board, presided at each executive session of the board of directors.

Board Leadership Structure

Our corporate governance principles do not require the separation of the roles of chairman of the board and chief executive officer because the board believes that effective board leadership can depend on the skills and experience of, and personal interaction between, people in leadership roles. Our board of directors is currently led by Mr. Jones, our independent non-executive chairman of the board. Mr. Rodriguez, our chief executive officer, serves as a member of the board of directors. The board of directors believes this leadership structure is in the best interests of the company’s stockholders at this time. Separating these positions allows our chief executive officer to focus on developing and implementing the company’s business plans and supervising the company’s day-to-day business operations, and allows our chairman of the board to lead the board of directors in its oversight, advisory, and risk management roles.

Board Composition and Director Succession Planning

The board takes a thoughtful approach to its composition to ensure alignment with the company’s evolving corporate strategy. We believe our board composition strikes a balanced approach to director tenure and allows the board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our complex business. We refresh our board and assess our board succession plans regularly with this balance of tenure and experience in mind. We have added four new directors since 2014. As of our 2017 Annual Meeting, the average age of our director nominees is 59 years and the average tenure of our independent directors is 6.8 years.

23	|	Automatic Data Processing, Inc. – Proxy Statement

Corporate Governance

Our director succession planning is conducted in the context of a skillset review designed to focus on key areas of skills and experience deemed to be most helpful to driving board performance. Our nominating/corporate governance committee evaluates these desired attributes on an ongoing basis and adds new skills and qualifications as necessary in light of the company’s changing strategy and needs.

Individual director evaluations are also conducted by the nominating/corporate governance committee on an annual basis, in close coordination with our chairman. The form of assessment used to facilitate this review is refreshed each year to ensure relevance and covers a broad array of topics relevant to individual performance such as knowledge, expertise, commitment, preparation, integrity and judgment. This process facilitates director succession planning as it helps identify opportunities to enhance individual performance and any relevant feedback is communicated to the individual director.

In addition to individual evaluations, the nominating/ corporate governance committee, working with our chairman, conducts a thorough evaluation at the board and committee levels to ensure the effectiveness of the directors and their ability to work as a team in the long-term interest of the company. This assessment is conducted through a questionnaire process, which is also refreshed each year, and designed to elicit feedback with respect to areas such as board/committee structure, governance, communication, culture, risk and strategy. Responses are shared and discussed with the nominating/corporate governance committee. The committee then shares the output of this process with the full board along with a series of recommendations that are subsequently implemented to improve board and committee performance, practices and procedures.

Besides the foregoing practices, the company also has a director retirement policy in place to promote thoughtful board refreshment, as set forth in further detail under “Retirement Policy” on page 25 of this proxy statement.

Director Nomination Process

Our nominating process ensures our board consists of a well-qualified and diverse group of leaders who bring an important mix of boardroom and operating experience. When the board of directors decides to recruit a new member, or when the board of directors considers any director candidates submitted for consideration by our stockholders, it seeks strong candidates who, ideally, meet all of its categorical standards of director independence, and who are, or were, preferably, senior executives of large companies who have backgrounds directly related to our technologies, markets and/or clients. Additionally, candidates should possess the following personal characteristics: (i) business community respect for his or her integrity, ethics, principles, insights and analytical ability;

and (ii) ability and initiative to frame insightful questions, speak out and challenge questionable assumptions and disagree without being disagreeable. The nominating/ corporate governance committee will not consider candidates who lack the foregoing personal characteristics.

In addition, the nominating/corporate governance committee considers a wide range of other factors in determining the composition of our board of directors, including diversity of thought and background, as well as individual qualities such as professional experience, skills, education, and training. While not a formal policy, our nominating/corporate governance committee also considers a range of types of diversity, including race, gender,

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Corporate Governance

ethnicity, age, culture and geography. The nominating/ corporate governance committee retains a third party search firm from time to time to identify and evaluate, as appropriate, potential nominees to the board.

Nominations of candidates for our board of directors by our stockholders for consideration at our 2018 Annual Meeting of Stockholders are subject to the deadlines and other requirements described under “Stockholder Proposals” on page 86 of this proxy statement.

Retirement Policy

Our director retirement policy provides that, subject to such exceptions on a case by case basis as the board of directors shall determine, no person will be nominated by the board of directors to serve as a director following the date he or she turns 72. Management directors who are no longer officers of the company are required to offer to resign from the board of directors.

Committees of the Board of Directors

The table below provides membership and meeting information for each of the committees of the board of directors.

Committee Memberships
Name	AC	CC	NCGC	CDTAC
Peter Bisson			X	X
Richard T. Clark	F	C
Eric C. Fast	C, F	X
Linda R. Gooden	F			C
Michael P. Gregoire			X	X
R. Glenn Hubbard		X	C
William J. Ready			X	X
Sandra Wijnberg	F			X
Number of meetings held in fiscal year 2017	7	5	3	5

AC - Audit Committee	CDTAC - Corporate Development and Technology
CC - Compensation Committee	Advisory Committee
NCGC - Nominating / Corporate Governance Committee	F - Financial Expert
C - Committee Chair

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Corporate Governance

Audit Committee
Eric C. Fast Committee Chair Other committee members: Richard T. Clark Linda R. Gooden Sandra S. Wijnberg

The audit committee’s principal functions are to assist the board of directors in fulfilling its oversight responsibilities with respect to:

●our systems of internal controls regarding finance, accounting, legal compliance, and ethical behavior;
●our auditing, accounting and financial reporting processes generally;
●our financial statements and other financial information that we provide to our stockholders, the public and others;
●our compliance with legal and regulatory requirements;
●the appointment, compensation, retention and performance of our independent auditors and the selection of the lead audit partner; and
●the performance of our corporate audit department.

The audit committee acts under a written charter, which is available online on our corporate website at www.adp.com. To access this document, click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents.” The members of the audit committee are independent and financially literate under NASDAQ listing standards. A further description of the role of the audit committee is set forth on page 80 under “Audit Committee Report.”

Nominating/Corporate Governance Committee
R. Glenn Hubbard Committee Chair Other committee members: Peter Bisson Michael P. Gregoire William J. Ready

The principal functions of the nominating/corporate governance committee are to:

●identify individuals qualified to become members of the board of directors and recommend a slate of nominees to the board of directors annually;
●ensure that the audit, compensation and nominating/corporate governance committees of the board of directors have the benefit of qualified and experienced independent directors;
●review and reassess annually the adequacy of the board of directors’ corporate governance principles and recommend changes as appropriate;
●oversee the evaluation of the board of directors and management and recommend to the board of directors senior managers to be elected as new corporate vice presidents of the company; and
●review our policies and programs that relate to matters of corporate citizenship.

The nominating/corporate governance committee acts under a written charter, which is available online on our corporate website at www.adp.com. To access this document, click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents.” The members of the nominating/corporate governance committee satisfy the independence requirements of NASDAQ listing standards.

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Corporate Governance

Compensation Committee
Richard T. Clark Committee Chair Other committee members: Eric C. Fast R. Glenn Hubbard

The compensation committee sets and administers our executive compensation program. See “Compensation Discussion and Analysis” on page 38 of this proxy statement.

The compensation committee is authorized to engage the services of outside advisors, experts and others to assist the committee. For fiscal year 2017, the compensation committee sought advice from FW Cook, an independent compensation consulting firm specializing in executive and director compensation. For further information about FW Cook’s services to the compensation committee, see “Compensation Discussion and Analysis” under “Compensation Consultant” on page 45 of this proxy statement.

The compensation committee acts under a written charter, which is available online on our corporate website at www.adp.com. To access this document, click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents.” The members of the compensation committee satisfy the independence requirements of NASDAQ listing standards. In addition, each member of the compensation committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” as defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee may form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of NASDAQ.

Corporate Development and Technology Advisory Committee
Linda R. Gooden Committee Chair Other committee members: Peter Bisson Michael P. Gregoire William J. Ready Sandra S. Wijnberg

The corporate development and technology advisory committee’s principal functions are to act in an advisory capacity to the board and management concerning potential acquisitions, strategic investments, divestitures and matters of technology and innovation.

The corporate development and technology advisory committee acts under a written charter, which is available online on our corporate website at www.adp.com. To access this document, click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents.”

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Corporate Governance

The Board’s Role in Risk Oversight

Our board of directors provides oversight with respect to the company’s enterprise risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate the various risks confronting the company, including risks that are related to the achievement of the company’s operational and financial strategy. As set forth in more detail below, the board of directors performs this oversight function periodically as part of its meetings and also through its audit, compensation and nominating/corporate governance committees, each of which examines various components of risk as part of its assigned responsibilities. In addition, our corporate development and technology advisory committee acts in an advisory capacity to the board with respect to certain risks assigned to oversight of the full board. Our committees report back on risk oversight matters directly to the board of directors on a regular basis. Management is responsible for implementing and supervising day-to-day risk management processes and reporting to the board of directors and its committees as necessary.

Strategic	Operations- Front Office	Operations- Back Office	Information Technology	Financial & Reporting	Legal & Compliance
Corporate Strategy & Initiatives	Product Development	People/HR	Information Assurance	Treasury Management	Laws & Regulations
Third Party Relationships	Sales & Marketing	Physical Assets	IT Development & Production Support	Tax Strategy & Management	Ethics Program
External Environment	Implementation	Procurement	IT Operations	Risk Management (i.e., Insurance/ Indemnity)	Legal
External Communications	Service Delivery	Money Movement	Information Availability & Continuity	Reporting	Corporate Governance
Finance Operations
Decision Support and FP&A
Acquisitions & Divestitures		Service Operations	Technology Strategy & Management	Capital Strategy & Management
= Full Board	= Compensation Committee
= Audit Committee	= Nominating / Corporate Governance Committee

Audit Committee

Our audit committee focuses on financial risks, including reviewing with management, the company’s internal auditors, and the company’s independent auditors the company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls, and the steps management has taken to monitor and control financial risk exposures. In addition, our audit committee reviews risks related to compliance with applicable laws, regulations, and ethical standards, and also operational risks related to information security and system disruption. Our audit committee regularly receives, reviews and discusses with management presentations and analyses on various risks confronting the company, including quarterly reports from our chief security officer, who is tasked with monitoring physical and cybersecurity risks.

Nominating/Corporate Governance Committee

Our nominating/corporate governance committee oversees risks associated with board structure and other corporate governance policies and practices, including matters of corporate citizenship and the review and approval of any related-person transactions under our Related Persons Transaction Policy.

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Corporate Governance

Compensation Committee

Our compensation committee oversees risks related to compensation policies and practices, including management succession planning and our talent strategy, including the recruitment, development and retention of executive talent.

Compensation Committee

Our compensation committee considered the risks presented by the company’s compensation policies and practices at its meetings in August 2016 and 2017 and believes that our policies and practices of compensating employees do not encourage excessive or unnecessary risk-taking for the following reasons:

✓ Our incentive plans have diverse performance measures, including company and business unit financial measures, key strategic objectives, and individual goals;

✓ Our compensation programs balance annual and long-term incentive opportunities;

✓ We cap incentive plan payouts within a reasonable range;

✓ The mix of performance-based equity awards and stock options in our long-term incentive programs serves the best interests of stockholders and the company;

✓ Our stock ownership guidelines link the interests of our executive officers to those of our stockholders; and

✓ Our clawback policy allows for the recovery of both cash and equity incentive compensation from any current or former executive who engages in any activity that is in conflict with or adverse to the company’s interests, including fraud or conduct contributing to any financial restatements or irregularities.

Communications with All Interested Parties

All interested parties who wish to communicate with the board of directors, the audit committee, or the non-management directors, individually or as a group, may do so by sending a detailed letter to P.O. Box 34, Roseland, New Jersey 07068, leaving a message for a return call at 973-974-5770 or sending an email to adp_audit_committee@adp.com. We will relay any such communication to the non-management director to which such communication is addressed, if applicable, or to the most appropriate committee chairperson, the chairman of the board, or the full board of directors, unless, in any case, it is outside the scope of matters considered by the board of directors or duplicative of other communications previously forwarded to the board of directors.

Communications to the board of directors, the non-management directors, or to any individual director that relate to the company’s accounting, internal accounting controls, or auditing matters are referred to the chairperson of the audit committee.

Transactions with Related Persons

We have a written “Related Persons Transaction Policy” pursuant to which any transaction between the company and a “related person” in which such related person has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be submitted to our nominating/corporate governance committee for review, approval, or ratification.

A “related person” means a director, executive officer or beneficial holder of more than 5% of the company’s outstanding common stock, or any immediate family member of the foregoing, as well as any entity at which any such person is employed, is a partner or principal (or holds a similar position), or is a beneficial owner of a 10% or greater direct or indirect equity interest. Our directors and

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Corporate Governance

executive officers must inform our general counsel at the earliest practicable time of any plan to engage in a potential related person transaction.

This policy requires our nominating/corporate governance committee to be provided with full information concerning the proposed transaction, including the benefits to the company and the related person, any alternative means by which to obtain like benefits, and terms that would prevail in a similar transaction with an unaffiliated third party. In considering whether to approve any such transaction, the nominating/corporate governance committee will consider all relevant factors, including the nature of the interest of the related person in the transaction and whether the transaction may involve a conflict of interest.

Specific types of transactions are excluded from the policy, such as, for example, transactions in which the related person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction.

Availability of Corporate Governance Documents

Our Corporate Governance Principles and Related Persons Transaction Policy may be viewed online on the company’s website at www.adp.com. To access this document, click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents.” Our Code of Business Conduct & Ethics and Code of Ethics for

Principal Executive Officer and Senior Financial Officers may be found at www.adp.com under “Investor Relations” in the “Corporate Governance” tab. In addition, these documents are available in print to any stockholder who requests them by writing to Investor Relations at the company’s headquarters.

Compensation Committee Interlocks and Insider Participation

Messrs. Clark, Fast and Hubbard are the three independent directors who sit on the compensation committee. No compensation committee member has ever been an officer of the company. During fiscal year 2017 and as of the date of this proxy statement, no compensation committee member has been an employee of the company or eligible to participate in our employee compensation programs or plans, other than the company’s 2008 Omnibus Award Plan under which non-employee directors have received stock option grants and deferred stock units. None of the executive officers of the company have served on the compensation committee or on the board of directors of any entity that employed any of the compensation committee members or directors of the company.

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Compensation of Non-Employee Directors

The annual retainer for non-employee directors is $290,000, $175,000 of which is paid in the form of deferred stock units and $115,000 of which may, at the election of each director, be paid in cash or in deferred stock units. In addition, the chairman of our board of directors receives an incremental retainer of $165,000, $82,500 of which is paid in the form of deferred stock units and $82,500 of which may, at the election of the chairman, be paid in cash or in deferred stock units. This incremental retainer resulted in a total annual retainer of $455,000 for the chairman of our board of directors in fiscal year 2017. The chair of the audit committee was paid an additional annual retainer of $20,000, and each chair of the compensation, nominating/ corporate governance committee, and corporate development and technology advisory committees was paid an additional annual retainer of $15,000. Meeting fees are not paid in respect of the first seven meetings of the board of directors or of any individual committee. Non-employee directors receive $2,000 for each board of directors meeting attended and $1,500 for each committee meeting attended beginning with the eighth meeting of the board of directors or any individual committee, as applicable. Meeting fees and the additional annual retainer may, at the election of each director, be paid in cash, deferred, or paid in deferred stock units. Directors who are employees of the company or any of our subsidiaries receive no remuneration for services as a director.

The nominating/corporate governance committee is responsible for reviewing, evaluating, and making recommendations to the board on an annual basis with respect to all aspects of non-employee director compensation. The full board then reviews these recommendations and makes a final determination on the compensation of our non-employee directors. During fiscal year 2017, the nominating/corporate governance committee engaged FW Cook, compensation consultant to the compensation committee, to review the design and competitiveness of our non-employee director compensation program. In connection with this annual review, the board of directors approved an increase to $200,000 for the chairman’s incremental retainer, to be effective at the time of the 2017 Annual Meeting of Stockholders, $100,000 of which will be paid in the form of deferred stock units and $100,000 of which may, at the election of the chairman, be paid in cash or in deferred stock units. Other than Ms. Gooden, all of our non-employee directors chose to receive the entire elective portion of their annual retainers in the form of deferred stock units during fiscal year 2017. Under our 2008 Omnibus Award Plan, a director may specify whether, upon separation from the board, he or she would like to receive the deferred cash amounts in such director’s deferred account in a lump sum payment or in a series of substantially equal annual payments over a period ranging from two to ten years.

Pursuant to our 2008 Omnibus Award Plan, each non-employee director is credited with an annual grant of deferred stock units on the date established by the board for the payment of the annual retainer equal in number to the quotient of $175,000, or $257,500 in the case of the chairman of the board of directors ($275,000 in fiscal year 2018), divided by the closing price of a share of our common stock on the date this amount is credited. Deferred stock units are fully vested when credited to a director’s account. When a dividend is paid on our common stock, each director’s account is credited with an amount equal to the cash dividend. When a director ceases to serve on our board, such director will receive a number of shares of common stock equal to the number of deferred stock units in such director’s account and a cash payment equal to the dividend payments accrued, plus interest on the dividend equivalents from the date such dividend equivalents were credited. The interest will be paid with respect to each twelve-month period beginning on November 1 of such period to the date of payment and will be equal to the rate for five-year U.S. Treasury Notes published in The Wall Street Journal® on the first business day of November of each such twelve-month period plus 0.50%. Non-employee directors do not have any voting rights with respect to their deferred stock units.

Non-employee directors no longer receive annual stock option grants. Prior to our 2010 Annual Meeting of Stockholders, upon initial election to the board of directors, a non-employee director received a grant of options to purchase 5,000 shares of common stock if such director attended a regularly scheduled board of directors meeting prior to the next Annual Meeting of Stockholders. Thereafter, a non-employee director received an annual

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Compensation of Non-Employee Directors

grant of options to purchase 5,000 shares of common stock. All such options were granted under the 2008 Omnibus Award Plan, have a term of ten years, and were granted at the fair market value of the common stock as determined by the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant.

In addition, non-employee directors who have been non-employee directors for at least ten years will have all of their options vested upon retirement from the board of directors and will have 36 months to exercise their options. Notwithstanding the foregoing, all options will expire no more than ten years from their date of grant.

Our share ownership guidelines are intended to promote ownership in the company’s stock by our non-employee directors and to align their financial interests more closely with those of other stockholders of the company. Each non-employee director has a minimum shareholding requirement of our common stock equal to five times his or her annual cash retainer.

The following table shows compensation for our non-employee directors for fiscal year 2017.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2017

Name	Fees Earned or Paid in Cash(7) ($)	Stock Awards(8) ($)	All Other Compensation(9) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Ellen R. Alemany(1)	$0	$0	$50,000	$50,000
Peter Bisson	$115,000	$175,000	$20,000	$310,000
Richard T. Clark(2)	$125,000	$175,000	$40,000	$340,000
Eric C. Fast(3)	$135,000	$175,000	$16,000	$326,000
Linda R. Gooden(4)	$130,000	$175,000	$0	$305,000
Michael P. Gregoire	$115,000	$175,000	$5,000	$295,000
R. Glenn Hubbard(5)	$130,000	$175,000	$0	$305,000
John P. Jones(6)	$197,500	$257,500	$0	$455,000
William J. Ready	$115,000	$175,000	$0	$290,000
Sandra S. Wijnberg	$115,000	$175,000	$20,000	$310,000

(1)	Ms. Alemany resigned from the board of directors effective as of the date of our 2016 Annual Meeting of Stockholders.

(2)	As chair of the compensation committee, Mr. Clark receives a $15,000 annual retainer, which is normally included in fees earned. In fiscal year 2016, Mr. Clark was inadvertently credited with approximately 57 additional deferred stock units in connection with his retainer, with a grant date fair value equal to $5,000. In light of this overpayment, Mr. Clark’s fiscal year 2017 retainer was reduced by $5,000, and such reduction is reflected in the fees earned column.

(3)	As chair of the audit committee, Mr. Fast received a $20,000 annual retainer, which is included in fees earned.

(4)	As chair of the corporate development and technology advisory committee, Ms. Gooden received a $15,000 annual retainer, which is included in fees earned.

(5)	As chair of the nominating/corporate governance committee, Mr. Hubbard received a $15,000 annual retainer, which is included in fees earned.

(6)	Mr. Jones is the non-executive chairman of the board of directors.

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Compensation of Non-Employee Directors

(7)	Represents the following, whether received as cash, deferred or received as deferred stock units: (i) the elective portion of directors’ annual retainer, (ii) annual retainers for committee chairpersons and (iii) board and committee attendance fees. See footnote 8 below for additional information about deferred stock units held by directors.

(8)	Represents the portion of the annual retainer required to be credited in deferred stock units to a director’s annual retainer account. Amounts set forth in the Stock Awards column represent the aggregate grant date fair value for fiscal year 2017 as computed in accordance with FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 11 to our audited consolidated financial statements for the fiscal year ended June 30, 2017 included in our annual report on Form 10-K for the fiscal year ended June 30, 2017.

The grant date fair value for each deferred stock unit award granted to directors in fiscal year 2017 (including in respect of elective deferrals of amounts otherwise payable in cash), calculated in accordance with FASB ASC Topic 718, is as follows:

Director	Grant Date	Grant Date Fair Value
Peter Bisson	11/8/2016	$290,000
Richard T. Clark	11/8/2016	$300,000
Eric C. Fast	11/8/2016	$310,000
Linda R. Gooden	11/8/2016	$190,000
Michael P. Gregoire	11/8/2016	$290,000
R. Glenn Hubbard	11/8/2016	$305,000
John P. Jones	11/8/2016	$455,000
William J. Ready	11/8/2016	$290,000
Sandra S. Wijnberg	11/8/2016	$290,000

The aggregate number of outstanding deferred stock units held by each director at June 30, 2017 is as follows: Mr. Bisson, 6,888; Mr. Clark, 22,040; Mr. Fast, 35,958; Ms. Gooden, 28,996; Mr. Gregoire, 11,507; Mr. Hubbard, 40,937; Mr. Jones, 43,923; Mr. Ready, 5,874; and Ms. Wijnberg, 4,260.

In fiscal year 2017, no stock option awards were granted. The aggregate number of outstanding stock options held by each director at June 30, 2017 is as follows: Mr. Jones, 11,376.

(9)	For Ms. Alemany, this amount reflects a donation made by the ADP Foundation to a charitable organization of her choice in connection with her years of service and contributions as a director of the company. For the other directors, reflects contributions by the ADP Foundation that match the charitable gifts made by our directors. The ADP foundation makes matching charitable contributions in an amount not to exceed $20,000 in a calendar year in respect of any given director’s charitable contributions for that calendar year. Amounts may exceed $20,000 because, while matching charitable contributions are limited to $20,000 in a calendar year, this table reflects matching charitable contributions for the fiscal year ended June 30, 2017.

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Security Ownership of Certain Beneficial Owners and Management

The following table contains information regarding the beneficial ownership of the company’s common stock by (i) each director and nominee for director of the company, (ii) each of our named executive officers (“NEOs”) included in the Summary Compensation Table below, (iii) all company directors and executive officers as a group (including the NEOs) and (iv) all stockholders that are known to the company to be the beneficial owners of more than 5% of the outstanding shares of the company’s common stock. Unless otherwise noted in the footnotes following the table, each person listed below has sole voting and investment power over the shares of common stock reflected in the table. Unless otherwise noted in the footnotes following the table, the information in the table is as of August 15, 2017 and the address of each person named is P.O. Box 34, Roseland, New Jersey, 07068.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent
Peter Bisson	6,888	*
Michael A. Bonarti	86,477	*
Richard T. Clark	22,040	*
Eric C. Fast	35,958	*
Edward B. Flynn	91,506	*
Linda R. Gooden	31,071	*
Michael P. Gregoire	11,507	*
R. Glenn Hubbard	41,937	*
John P. Jones	55,299	*
Dermot J. O’Brien	58,980	*
William J. Ready	5,874	*
Carlos A. Rodriguez	298,955	*
Jan Siegmund	180,353	*
Sandra S. Wijnberg	4,260	*
BlackRock, Inc.(2)	30,226,443	6.7%
Pershing Square Capital Management, L.P.(3)	36,803,675	8.3%
The Vanguard Group, Inc.(4)	32,757,158	7.26%
Directors and executive officers as a group 23 persons,
including those directors and executive officers named above	1,298,001	*

Footnotes:
*	Indicates less than one percent.

(1)	Includes: (i) 348,975 shares that may be acquired upon the exercise of stock options that are exercisable on or prior to October 15, 2017 held by the following directors and executive officers: Mr. Jones (11,376), Mr. Bonarti (35,169), Mr. Flynn (34,080), Mr. O’Brien (22,965), Mr. Rodriguez (137,984), and Mr. Siegmund (107,401); and (ii) 530,469 shares subject to stock options held by the directors and executive officers as a group. Includes: (i) 89,904 shares that were acquired by the following executive officers in connection with the vesting of performance-based stock units based on the achievement of certain financial objectives for the fiscal year 2015 through fiscal year 2017 three-year performance period: Mr. Bonarti (7,983), Mr. Flynn (7,983), Mr. O’Brien (8,270) Mr. Rodriguez (50,840), and Mr. Siegmund (14,828); and (ii) 124,859 such shares acquired by the officers as a group. Includes shares issuable upon settlement of deferred stock units held by non-employee directors as follows: Mr. Bisson (6,888), Mr. Clark (22,040), Mr. Fast (35,958), Ms. Gooden (28,996), Mr. Gregoire (11,507), Mr. Hubbard (40,937), Mr. Jones (43,923), Mr. Ready (5,874) and Ms. Wijnberg (4,260). Our directors do not have any voting rights with respect to these deferred stock units.

(2)	Information is furnished in reliance on the Schedule 13G/A of BlackRock, Inc. (“BlackRock”) filed on January 19, 2017. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock has sole dispositive power over 30,226,443 shares. BlackRock has sole voting authority over 24,823,365 shares and no voting authority over 5,403,078 shares. The 30,226,443 shares reported are owned, directly or indirectly, by BlackRock (Luxembourg) S.A., BlackRock

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Security Ownership of Certain Beneficial Owners and Management

(Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited.

(3)	Information is furnished in reliance on the Schedule 13D of Pershing Square Capital Management, L.P. (“Pershing Square Capital Management”) filed on August 7, 2017. The address of Pershing Square Capital Management is 888 Seventh Avenue, 42nd Floor, New York, NY 10019. Pershing Square Capital Management, PS Management GP, LLC and William A. Ackman (the “Pershing Persons”) beneficially own 36,803,675 shares, which number includes: 1,750,867 shares, 4,044,808 shares underlying over-the-counter forward purchase contracts, and 31,008,000 shares underlying listed and over-the-counter American-style call options. The Pershing Persons have shared voting power and shared dispositive power over the 36,803,675 shares beneficially owned by the Pershing Persons.

(4)	Information is furnished in reliance on the Schedule 13G/A of The Vanguard Group, Inc. (“Vanguard”) filed on February 9, 2017. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard shares dispositive power over 812,471 shares and has sole dispositive power over 31,944,687 shares. Vanguard has sole voting authority over 710,989 shares, shared voting authority over 109,212 shares and no voting authority over 32,046,169 shares.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2017, regarding compensation plans under which the company’s equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column(a))
	(a)		(b)	(c)
Equity compensation plans approved
by stockholders	5,365,603	(1)	$75.36	22,262,119	(2)
Equity compensation plans not approved
by stockholders	0		$—	0
Total	5,365,603		$75.36	22,262,119

Footnotes:
(1)	Includes (i) 884,631 shares issuable under our performance-based stock unit (“PSU”) program in settlement of PSUs outstanding as of June 30, 2017 (based on actual performance and accrued dividend equivalents for performance periods ending on or prior to June 30, 2017, and assuming maximum performance for performance periods not yet completed), (ii) 60,471 shares issuable pursuant to deferred restricted stock units issued prior to June 30, 2017, (iii) 200,384 shares issuable upon settlement of deferred stock units held by our directors as of June 30, 2017, and (iv) 36,947 shares issuable in settlement of performance restricted stock units issued prior to June 30, 2017. The remaining balance of 4,183,170 consists of outstanding stock options. Weighted average exercise price shown in column (b) of this table does not take into account PSUs or deferred stock units.

(2)	Includes 20,013,388 shares available for future issuance under the 2008 Omnibus Award Plan and 2,248,731 shares of common stock remaining available for future issuance under the Employees’ Savings-Stock Purchase Plan, each as of June 30, 2017. Approximately 249,000 shares of common stock were subject to purchase as of June 30, 2017, under the Employees’ Savings-Stock Purchase Plan.

35	|	Automatic Data Processing, Inc. – Proxy Statement

Proposal 2 Advisory Vote on Executive Compensation

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the company’s proxy statement for the 2017 Annual Meeting of Stockholders.

The board of directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the company’s goals of linking pay to executive performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term financial and strategic goals of the company and linking executive performance to the creation of stockholder value.

We urge stockholders to read the Compensation Discussion and Analysis section appearing on pages 38 through 57 of this proxy statement, as well as the “Summary Compensation Table For Fiscal Year 2017” and related compensation tables and narrative appearing on pages 58 through 79 of this proxy statement, which provide detailed information on the company’s compensation policies and practices and the compensation of our named executive officers.

Stockholder Approval Required

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to approve the advisory resolution on executive compensation. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will have no effect on the outcome of the advisory resolution because the non-votes are not considered in determining the number of votes necessary for approval. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the compensation committee or the board of directors.

Because we value our stockholders’ views, however, the compensation committee and the board of directors will consider carefully the results of this advisory vote when formulating future executive compensation policy.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

Automatic Data Processing, Inc. – Proxy Statement	|	36

Proposal 3 Advisory Vote on Frequency of the Executive Compensation Advisory Vote

In accordance with Section 14A of the Exchange Act, we are seeking an advisory vote from our stockholders (the “Say-When-on-Pay Vote”) on how often the company should hold future advisory votes on compensation for our named executive officers similar to Proposal 2. This Say-When-on-Pay Vote must be submitted to stockholders at least once every six years.

We last held an advisory vote on the frequency of the executive compensation advisory vote during our 2011 Annual Meeting of Stockholders. During this meeting, the board recommended, and a majority of stockholders voted for, a frequency of one year. As a result, for the past six years, the board has determined to hold an annual advisory vote on executive compensation.

After careful consideration, the board maintains its recommendation that you vote to hold an advisory vote on executive compensation with a frequency of ONE YEAR. We continue to believe that an annual vote will facilitate frequent input and discussions with stockholders on executive compensation and corporate governance matters and is consistent with our policy of reviewing our compensation program annually.

Stockholder Approval Required

Stockholders may cast their vote on their preferred voting frequency by choosing the option of every one year, two years or three years, or they may abstain from voting on this proposal. The frequency that receives the highest number of votes cast by stockholders at the 2017 Annual Meeting will be considered the advisory vote of our stockholders. Abstentions will have no effect on the outcome of this advisory vote. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will have no effect on the outcome of this advisory vote. Because the vote on this proposal is advisory in nature, it will not be binding on or overrule any decisions by the compensation committee or the board of directors.

Although this advisory vote is non-binding, the board and compensation committee value the opinion of our stockholders and will consider carefully the results of this vote in making a determination about the frequency of future executive compensation advisory votes.

Notwithstanding the board’s present recommendation and the voting results, the board may in the future decide to conduct advisory votes on a different frequency basis and may vary its practice based on future discussions with stockholders and/or changes to our executive compensation practices and programs.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE OPTION OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION WITH A FREQUENCY OF ONE YEAR.

37	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis, or “CD&A,” section of this proxy statement discusses the material elements of our fiscal year 2017 executive compensation programs for the following persons, who are our named executive officers, or “NEOs”:

●	Carlos A. Rodriguez, our Chief Executive Officer;
●	Jan Siegmund, our Chief Financial Officer;
●	Edward B. Flynn, our President, Global Enterprise Solutions;
●	Michael A. Bonarti, our General Counsel and Secretary; and
●	Dermot J. O’Brien, our Chief Human Resources Officer.

The CD&A also provides an overview of our executive compensation philosophy and explains how the compensation committee of our board of directors arrives at specific compensation decisions involving the NEOs. In addition, the CD&A explains how our executive compensation programs are designed and operate with respect to our NEOs by discussing the following fundamental aspects of our compensation programs:

●	compensation principles;
●	cash compensation;
●	long-term incentive compensation; and
●	other compensation components and considerations (including retirement benefits and deferred compensation).

Executive Summary

Strong Stockholder Support for our Compensation Programs

The compensation committee continuously evaluates the degree to which our compensation programs link pay to performance, and takes steps to ensure that the program encourages our executive officers to remain focused on both the short-term and long-term financial and strategic goals of the company. Each year the compensation committee sets rigorous and challenging performance measures aligned to these company goals. We continue to believe that growth in revenue, adjusted EBIT (as defined below), new business bookings and net income are the most important measures of the successful execution of our objectives and the delivery of sustainable long-term stockholder value.

At our 2016 Annual Meeting of Stockholders, our stockholders approved the compensation of our fiscal year 2016 NEOs by a vote of approximately 96% in favor. Given this strong support and the company’s continued good performance, the compensation committee retained the basic foundation of our overall compensation program during fiscal year 2017, but made certain changes as described in this CD&A to ensure that the program continued to support our key financial and strategic objectives.

Fiscal Year 2017 Business Highlights

In fiscal year 2017, we continued to leverage the strength of our business model and our proven ability to execute by making smart investments that enhance our service capabilities and our sales force, and deliver cloud solutions. Our business strategy is based on the following three strategic pillars, which are designed to position ADP as the global market leader in technology-enabled human capital management (“HCM”) services:

●	Grow a complete suite of cloud-based HCM solutions;
●	Grow and scale our market-leading Human Resources Business Process Outsourcing solutions by leveraging our platforms and processes; and
●	Leverage our global presence to offer clients HCM solutions where they do business.

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Compensation Discussion and Analysis

During fiscal year 2017, we continued to focus on our global HCM strategy, and our results reflect the strength of our underlying business model, our success in the market, and our focus on growth. This focus is evidenced by our sustained investments in product innovation, service and our sales force, as well as the divestiture of our Consumer Healthcare Spending Account (“CHSA”) and COBRA businesses (the “CHSA and COBRA divestiture”). While we had softer new business bookings and faced some pressure on our client retention and margins, our key business results in fiscal year 2017 continued to reflect a strong enterprise, with solid revenue growth, consistent, healthy cash flows and low capital expenditure requirements. We expect to maintain our planned strategic investments in innovation, service and sales in fiscal year 2018 as we grow through the pressure we faced in fiscal year 2017 and continue to drive further operating efficiencies as we leverage our strategies and the scale of our operations.

Our financial performance impacted the compensation of our executive officers in several ways, most notably our annual cash bonus plan and performance-based stock unit (“PSU”) program. The compensation committee’s determination of incentive compensation under our annual cash bonus plan for all of our executive officers, including our NEOs, was based on fiscal year 2017 revenue growth, new business bookings growth, and adjusted earnings before interest and taxes (“EBIT”) growth. Targets and results exclude the impact of certain items pursuant to predetermined parameters established by the compensation committee at the time that targets were set. As such, the targets below for revenue growth and adjusted EBIT growth reflect the impact of the CHSA and COBRA divestiture in order to properly reflect the company’s continuing operations.

Annual Cash Bonus
Plan Measures	Plan Targets	Plan Results
Revenue Growth	7.3%	6.4%, excluding the impact of foreign currency fluctuations in excess of the fluctuations assumed in the target
New Business Bookings Growth	5.0%	-5.4%
Adjusted Earnings Before Interest And Taxes (“EBIT”) Growth[1]	8.8%	7.8%, excluding the impacts of:

●a gain on the CHSA and COBRA divestiture;

●charges related to our service alignment initiative and workforce optimization effort; and

●foreign currency fluctuations in excess of the fluctuations assumed in the target

1	Our adjusted EBIT measure excludes the impact of taxes, certain interest expense, and certain interest income.

39	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

The incentive compensation under our PSU program was based on fiscal year 2017 net income growth and, for prior-year awards, earnings per share growth. Targets and results exclude the impact of certain items pursuant to predetermined parameters established by the compensation committee at the time that targets were set. As such, the targets below for net income growth and earnings per share growth reflect the impact of the CHSA and COBRA divestiture in order to properly reflect the company’s continuing operations.

PSU Program Measures	Program Targets	Program Results
Net Income Growth	8.6%

9.7%, excluding the impacts of:

●a gain on the CHSA and COBRA divestiture;

●charges related to our service alignment initiative and workforce optimization effort;

●Accounting Standard Update 2016-09 on stock-based compensation;

●acquisitions; and

●foreign currency fluctuations in excess of the fluctuations assumed in the target

Earnings Per Share Growth	10.1%

11.7%, excluding the impacts of:

●a gain on the CHSA and COBRA divestiture;

●charges related to our service alignment initiative and workforce optimization effort;

●Accounting Standard Update 2016-09 on stock-based compensation;

●acquisitions; and

●foreign currency fluctuations in excess of the fluctuations assumed in the target

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Compensation Discussion and Analysis

Elements of Compensation

The compensation committee of our board of directors determines the compensation of our chief executive officer and all other executive officers. When making decisions related to officers, including the NEOs (other than our chief executive officer), the committee considers recommendations from the chief executive officer. The following table summarizes the major elements of our fiscal year 2017 executive officer compensation programs.

Compensation Element	Objectives	Key Characteristics
Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	Determined based on overall performance, level of responsibility, pay grade, competitive compensation data and comparison to other company executives
Annual Cash Bonus	To motivate executive officers to achieve company-wide, business unit and strategic performance goals	Payment based on achievement of company-wide, business unit and strategic performance goals
Performance-Based Stock Unit (“PSU”) Awards	To motivate executive officers to achieve certain longer-term goals and create long-term alignment with stockholders	Awards based on target growth in net income, with earned shares issued following applicable performance period
Stock Options	To align the interests of executive officers with long-term stockholders’ interests and ensure that realized compensation occurs only when there is a corresponding increase in stockholder value	Granted annually based on pay grades and individual performance, and vesting over four years
Time-Based Restricted Stock Awards	To attract and retain executive officers	Awarded at the discretion of the compensation committee, mostly to attract new talent and for long-term retention of critical executives as well as part of management succession planning

For fiscal year 2017, our NEOs received cash bonuses that averaged approximately 82.3% of target.

A payout percentage of 111% was achieved under our PSU program as a result of our fiscal year 2017 net income growth. This net income payout percentage applies to year 1 of the fiscal year 2017 award. This award will be earned and issued following the end of the corresponding three-year performance period ending in fiscal year 2019.

In addition, a payout percentage of 127% was achieved under our PSU program as a result of our fiscal year 2017 earnings per share growth (for prior-year awards). This earnings per share payout percentage applies to year 2 of the fiscal year 2016 award and to year 3 of the fiscal year 2015 award. The fiscal year 2016 award will be earned and issued following the end of the corresponding three-year performance period ending in fiscal year 2018. The end of fiscal year 2017 marked the end of the three-year performance period for PSU awards granted in fiscal year 2015. Based on the average of the three-fiscal years, these awards earned a payout percentage of 112%. As further described on page 52 of this proxy statement under “PSU Awards,” the payout percentages achieved for each of the individual three fiscal years in the applicable performance period are averaged to obtain the award level earned and issued as a percentage of target.

41	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

The tables below illustrate the alignment between company performance and the incentive compensation paid to Mr. Rodriguez for fiscal year 2017:

The following is a summary of fiscal year 2017 total direct compensation for our NEOs:

Name	Base Salary	Annual Bonus	PSUs(1)(2)	Stock Options(1)	Restricted Stock(1)	Total
Mr. Rodriguez	$1,030,000	$1,384,300	$4,350,000	$3,000,000	$0	$9,764,300
Mr. Siegmund	$675,000	$567,000	$1,182,000	$532,500	$500,000	$3,456,500
Mr. Flynn	$579,200	$454,200	$718,100	$375,000	$2,000,000	$4,126,500
Mr. Bonarti	$530,000	$356,200	$734,400	$405,000	$0	$2,025,600
Mr. O’Brien	$540,000	$362,900	$718,300	$375,000	$0	$1,996,200

Footnotes:
1	Equity amounts are the grant date fair values for the fiscal year 2017 equity awards, which are the same amounts disclosed in the “Summary Compensation Table for Fiscal Year 2017” on page 58 of this proxy statement. Amounts are rounded for ease of presentation. Mr. Siegmund’s award is subject to a performance condition as further described on page 53 of this CD&A.

2	In accordance with FASB ASC Topic 718, only the grant date fair value for the performance year in which performance targets are set is reported. The amounts for the PSU awards represent the grant date fair value of one-third of each of the fiscal years 2015, 2016 and 2017 target awards.

Good Governance and Best Practices

We are committed to ensuring that our compensation programs reflect principles of good governance. The following practices are key aspects of our programs:

✓

Pay for performance: We design our compensation programs to link pay to performance and levels of responsibility, to encourage our executive officers to remain focused on both the short-term and long-term financial and strategic goals of the company and to link executive performance to stockholder value.

✓

Annual say-on-pay vote: We hold an advisory say-on-pay vote to approve our NEO compensation on an annual basis, consistent with our stockholders’ advisory vote at our November 2011 stockholder meeting.

✓

Clawback policy: ADP’s Clawback Policy allows for the recovery of both cash and equity incentive compensation from any current or former executive who engages in any activity that is in conflict with or adverse to ADP’s interests, including fraud or conduct contributing to any financial restatements or irregularities.

✓

Stock ownership guidelines: We maintain stock ownership guidelines to encourage equity ownership by our executive officers. Mr. Rodriguez’s stock ownership guideline is six times his base salary. The other NEOs have a stock ownership guideline of three times base salary. Executive officers whose ownership levels are below target ownership levels are required to retain as shares of common stock at least 75% of post-tax net

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Compensation Discussion and Analysis

gains on stock option exercises, and 75% of shares (net of taxes) received upon vesting of restricted stock or received under our PSU program.

✓

Double-trigger change in control payments: Our Change in Control Severance Plan for Corporate Officers includes “double-trigger” provisions, such that payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the two-year period after a change in control.

✓	Limited perquisites: We provide limited perquisites that are viewed as consistent with our overall compensation philosophy.

✓

Independence of our compensation committee and advisor: The compensation committee of our board of directors, which is comprised solely of independent directors, utilizes the services of FW Cook as an independent compensation consultant. FW Cook reports to the compensation committee, does not perform any other services for the company other than in connection with an annual review of competitive director compensation for the nominating/corporate governance committee of our board of directors, and has no economic or other ties to the company or the management team that could compromise their independence and objectivity.

✓

Stockholder engagement: As described under “Stockholder Engagement Process” on page xi of this proxy statement, our investor engagement program promotes an active dialogue with our largest stockholders on a range of topics related to our strategy, corporate governance and executive compensation practices.

As part of our commitment to principles of good governance, we do not engage in the following practices:
✗	No-hedging policy: We prohibit our directors and executive officers from engaging in any hedging or similar transactions involving ADP securities.
✗	No-pledging policy: We prohibit our directors and executive officers from holding ADP securities in a margin account or pledging ADP securities as collateral for a loan.
✗

No repricing of underwater stock options without stockholder approval: We may not lower the exercise price of any outstanding stock options or otherwise provide economic value to the holders of underwater stock options in exchange for the forfeiture of such awards without stockholder approval.

✗	No discount stock options: The exercise price of our stock options is not less than 100% of the fair market value of our common stock on the date of grant.
✗	No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.
✗

No current dividends on unearned performance stock units: We do not pay dividends in respect of unearned PSUs; rather, dividend equivalents are accrued over the applicable performance period and are paid only if the units are earned and shares are issued at the end of the performance period.

Looking Forward

As further described below under “Compensation Review and Determination,” changes have been made to the company’s compensation peer group for fiscal year 2018 to ensure that our peer group remains appropriate from the perspectives of business model comparability, revenue and market capitalization.

Commencing with fiscal year 2020, the company’s Supplemental Officers Retirement Plan (“SORP”) will be frozen. As part of the freeze, benefits under the SORP will continue to accrue through June 30, 2019; thereafter, participants will retain their accrued benefit with no future accruals due to pay and/or service. (The SORP was previously closed to new entrants in January 2014.) The compensation committee approved this change in order to move to a total rewards mix more in line with market practice and the company’s peer group.

43	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

Compensation Principles

We believe that compensation should be designed to create a direct link between performance and stockholder value. Five principles that guide our decisions involving executive compensation are that compensation should be:

●	based on (i) the overall performance of the company, (ii) the performance of each executive’s business unit and (iii) each executive’s individual performance;
●	closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;
●	competitive, in order to attract and retain executives critical to our long-term success;
●	consistent with high standards of corporate governance and best practices; and
●	designed to dampen the incentive for executives to take excessive risks or to behave in ways that are inconsistent with the company’s strategic planning processes and high ethical standards.

Our compensation programs are designed so that target pay reflects relative levels of responsibility among our key executives, and such that the proportion of pay tied to operating performance and changes in stockholder value varies directly with the level of responsibility and accountability to stockholders. We assign all executives to pay grades by comparing their position-specific duties and responsibilities with market data and our internal management structure. Each pay grade has ranges for base salaries, total annual cash compensation and annual equity grants. Executives are positioned within these ranges based on a variety of factors, most notably their experience and skill set and their performance over time.

We design our performance-based compensation so that actual, realized compensation will vary relative to the target award opportunity based on performance. As such, actual compensation amounts may be above or below targeted levels depending on the overall performance of the company, performance of a business unit and achievement of strategic performance goals. We have adopted this compensation design to provide meaningful incentives for our key executives to achieve desired results. We also believe that it is important for our executive officers to have an ongoing long-term investment in the company as outlined on page 56 of this proxy statement under “Stock Ownership Guidelines.”

We have a clear strategy to maximize sustainable long-term stockholder value that includes balancing growth, profitability and risk, with clear financial goals that allow us to continue to innovate technologically and expand globally. Each year the compensation committee sets rigorous and challenging performance measures aligned to these objectives. We continue to believe that growth in revenue, adjusted EBIT, new business bookings and net income are the most important measures of the successful execution of our objectives and the delivery of sustainable long-term stockholder value.

At the direction of our board of directors, we expanded our investor engagement program in fiscal year 2017 to include outreach focused on the company’s strategy, corporate governance and executive compensation programs. We contacted stockholders representing more than a third of our shares outstanding, and during fiscal year 2017, we discussed our strategy, corporate governance and broader executive compensation programs with stockholders representing about 20% of our shares outstanding. We observed that these investors were generally supportive of the linkage of our performance measures to our executive compensation program. As described under “Stockholder Engagement Process” on page xi of this proxy statement, we continue to engage with our stockholders on our executive compensation program and practices and we look forward to maintaining this ongoing dialogue as well as incorporating feedback into our plans as appropriate.

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Compensation Discussion and Analysis

Growth in revenue, adjusted EBIT and new business bookings are important performance measures in annual cash bonus determinations, and net income is used to determine the number of shares earned in a performance period under our PSU program. For awards granted in fiscal years 2015 and 2016, earnings per share growth was used to determine the number of shares earned in a performance period. These performance criteria were chosen for the variable incentive plans because they focus our executive officers on the company’s long-term goals of increasing the growth and profitability of our business, which are the key drivers of sustainable increases in stockholder value.

Consistent with our pay for performance philosophy, our NEOs’ compensation is structured with a significant portion of their total compensation at risk. This at-risk compensation increased on a year-over-year basis as a proportion of the total target pay mix and includes long-term incentive awards, which are paid based on the performance of the company as a whole, and annual cash bonuses, which are paid on the basis of the bonus objectives established by the compensation committee as described below under “Fiscal Year 2017 Target Bonus Objectives.”

The mix of target total direct compensation (base salary, cash bonus and long-term incentive awards) for fiscal year 2017 was designed to deliver the following approximate proportions of total compensation to Mr. Rodriguez, our chief executive officer, and the other NEOs (on average) if company and individual target levels of performance are achieved. The target pay mix reflects the PSU target award based on the three-year target opportunity. Mr. Rodriguez’s higher portion of at-risk compensation reflects his greater responsibility for overall company performance.

Compensation Consultant

The compensation committee has engaged FW Cook to provide assistance with the design of our compensation programs, the development of comparative market-based compensation data for the chief executive officer position and the determination of the chief executive officer’s target compensation awards. The specific matters on which FW Cook provided advice in fiscal year 2017 were the market trends and regulatory developments in executive compensation and the design of executive compensation programs and practices, including the changes to chief executive officer pay levels and reviewing long-term incentive guidelines. In June 2016, FW Cook delivered to our compensation committee the results of a competitive assessment of compensation for use in determining fiscal year 2017 target compensation for Mr. Rodriguez. FW Cook also examined the mix of proposed PSU awards and stock option grants for our NEOs in fiscal year 2017 and confirmed that the proposals for the NEOs were reasonable and customary, given the company’s size and structure. In addition, in April 2017, FW Cook reviewed the company’s executive compensation peer group and recommended changes for fiscal year 2018, as described under “Looking Forward” and “Fiscal Year 2018 Peer Group.”

45	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

As part of its ongoing support to the compensation committee, FW Cook also reviews executive compensation disclosures (including this CD&A), reviews and provides comments on changes to the committee’s charter, advises on emerging trends and the implications of regulatory and governance developments, and reviews and provides commentary on materials and proposals prepared by management that are presented at the compensation committee’s meetings. In addition, during fiscal year 2017, our nominating/corporate governance committee engaged FW Cook to review the design and competitiveness of our non-employee director compensation program.

The compensation committee determined that the work of FW Cook did not raise any conflicts of interest in fiscal year 2017. In making this assessment, the compensation committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934, as amended, and applicable Nasdaq listing standards, including the level of fees received from the company as a percentage of FW Cook’s total revenue, the policies and procedures employed by FW Cook to prevent conflicts of interest, the fact that FW Cook does not provide any other services to the company (other than the director compensation program review), and whether the individual FW Cook advisers to the compensation committee own any stock of the company or have any business or personal relationships with members of the compensation committee or our executive officers.

Compensation Review and Determination

ADP uses a customized peer group to benchmark our executive officers’ pay levels and our financial performance in connection with pay-for-performance evaluations, as well as our practices concerning equity compensation and other executive compensation programs. The customized peer group was developed with assistance from FW Cook based upon the following criteria: comparable business model, company size, executive talent sources, competition for investor capital, companies considered to be our peers by investors, and overall reasonableness.

Fiscal Year 2017 Compensation Peer Group

Accenture plc	eBay Inc.	Paychex, Inc.
Aon plc	Fidelity National Information Services, Inc.	Qualcomm Incorporated
CA, Inc.	Fiserv, Inc.	TE Connectivity Ltd.
CGI Group	Intuit Inc.	Visa Inc.
Cognizant Technology Solutions Corp.	Leidos Holdings, Inc.	The Western Union Company
Discover Financial Services	MasterCard Incorporated	Xerox Corporation
DXC Technology Company	Omnicom Group Inc.

In benchmarking the total cash and long-term incentive compensation for the NEOs, the compensation committee reviewed the market compensation data from the customized peer group at its June 2016 meeting. The compensation committee considered that, compared with the peer group, the company compares at the 65th percentile of revenue and the 79th percentile of market capitalization. Based on the four most recently reported quarters as of March 31, 2016, revenue among companies in the peer group ranged from approximately $2.9 billion to $31.6 billion, and market capitalization ranged from approximately $3.6 billion to $183.7 billion. The compensation committee also considered third-party survey data (including the Radford Global Technology Survey, the Towers Watson® U.S. General Industry Executive Database, the Hewitt Associates® Executive Total Compensation by Industry Survey, the Mercer U.S. General Industry Executive Database and the Equilar Inc.® Top 25 Database) as a reference point to understand general industry compensation practices.

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Compensation Discussion and Analysis

The compensation committee examines summary compensation sheets detailing the amounts and mix of base salary, cash bonus, and long-term equity incentives for each of our NEOs, which compare the amounts and mix to competitive compensation practices. We generally target base salary, annual cash bonus and long-term equity incentives at the median of competitive compensation levels, but we will set individual executive targets above or below the median when warranted in the judgment of the compensation committee. The degree to which target compensation for an executive ranges above or below the median competitive rate is primarily based on each executive’s skill set and experience relative to market peers. Executives who are new in their roles and therefore less experienced than market peers are typically positioned lower in the range, whereas executives with more experience in their roles may be positioned higher in the range. The competitive positioning of Mr. Rodriguez’s target compensation continues to compare below the median of our customized peer group.

Fiscal Year 2018 Peer Group

In connection with its annual review of the company’s peer group, the compensation committee has made changes for fiscal year 2018 to ensure that our peer group remains appropriate from the perspectives of business model comparability, revenue and market capitalization. Qualcomm Incorporated and Xerox Corporation have been removed due to M&A activity which impacted business model comparability. CA, Inc. Intuit Inc., Paychex, Inc. and The Western Union Company have been removed due to their smaller revenue size. Marsh & McLennan Companies, Inc., PayPal Holdings, Inc., Salesforce.com, Inc. and Thomson Reuters Corporation were added due to business model, revenue and market capitalization alignment, resulting in an 18-company peer group for fiscal year 2018 compensation decisions.

Differences in Compensation of Our NEOs

The compensation committee approved the pay mix for our chief executive officer, which is designed to be competitive when measured against the pay packages of other chief executive officers as indicated by the compensation study.

We have found that due to the broad responsibilities and the experience required for the chief executive officer position, compensation for chief executive officers in public companies that are similar in size to ours is significantly higher than compensation for their other NEOs.

When determining the compensation level for each of our executive officers, the compensation committee reviews each individual compensation element based on the previous year’s level, as well as how the proposed level of that individual compensation element for each executive officer would compare to the other executive officers. The aggregate level for each executive officer’s compensation is then compared against the executive’s previous year’s totals and against compensation of other executive officers of the company.

47	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

Cash Compensation

Base Salary

Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, pay grade, competitive compensation practices data, and comparison to other company executives. Based on these criteria, our NEOs received the following annual salary increases in fiscal year 2017:

Named Executive Officer (NEO)	Fiscal Year 2016 Salary	Increase	Fiscal Year 2017 Salary
Mr. Rodriguez	$1,000,000	3.0%	$1,030,000
Mr. Siegmund	$650,000	3.9%	$675,000
Mr. Flynn	$525,000	14.3%	$600,000
Mr. Bonarti	$510,000	3.9%	$530,000
Mr. O’Brien	$520,000	3.8%	$540,000

Salary increases for the NEOs were made effective July 1, 2016, the first day of the 2017 fiscal year. Mr. Flynn’s salary increased by 4.8% effective July 1, 2016, and subsequently by 9.1% effective January 1, 2017, in connection with his appointment as President, Global Enterprise Solutions.

Annual Cash Bonus

Overview

We paid our NEOs cash bonuses for fiscal year 2017 based on the attainment of company-wide, business unit, and strategic performance goals established at the beginning of the fiscal year.

For each executive officer, we establish a target bonus amount, which is initially expressed as a percentage of projected year-end annual base salary. For fiscal year 2017, these target bonus percentages ranged from 80% to 160% of base salary for the NEOs. We also assign a percentage value to each bonus component of each NEO’s annual cash bonus plan and then determine the target bonus amount linked to each component. We establish these performance ranges to provide our NEOs with a strong incentive to exceed the targets. The maximum bonus payment for our NEOs is 200% of the target bonus level. There is no minimum payment level, and no award is payable if threshold performance goals are not achieved.

The compensation committee establishes and approves annual target bonus objectives and award opportunities for each of our NEOs. In making these determinations, the compensation committee considers a variety of factors including market data, each officer’s relative level of responsibility, and the chief executive officer’s recommendations for executives other than himself. Our NEOs participated in the discussions surrounding their bonus objectives so that they could provide input and understand the expectations of each bonus plan component, but they did not participate in the setting of the target award opportunities nor did they participate in the committee’s voting or deliberations regarding their individual compensation amounts. Each NEO receives a final version of his individualized bonus plan after it is approved by the compensation committee. Except in extraordinary circumstances, bonus objectives are not modified during the fiscal year, and no bonus objectives were modified for fiscal year 2017.

In August 2016, the compensation committee established a threshold corporate performance target based on adjusted EBIT margin. This metric must be met or exceeded before annual incentive awards are made to our NEOs. Once the threshold corporate performance target is achieved, each NEO becomes eligible to receive up to the maximum potential annual bonus.

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Compensation Discussion and Analysis

When making final payout determinations, the compensation committee may exercise negative discretion to award less than the maximum potential bonus. This process allows the entire amount of the annual incentive award to be considered performance-based and tax deductible under Section 162(m) of the Internal Revenue Code.

The compensation committee reviews the performance of each of our NEOs relative to his annual fiscal year bonus plan objectives at its regularly scheduled August meeting, which is the first meeting following the end of our fiscal year. Based on this review, the compensation committee determines and approves the annual cash bonuses for our executive officers.

NEOs’ Fiscal Year 2017 Bonuses

Fiscal year 2017 target bonuses were the same as a percentage of base salary as in fiscal year 2016 for all the NEOs. The threshold corporate performance goal for fiscal year 2017 was adjusted EBIT margin of 15%. As the threshold performance level was achieved, the annual bonuses were based on the performance of the company and the business units as well as the strategic progress realized for the 2017 fiscal year against the NEOs’ bonus objectives. The approved annual cash bonuses are as follows:

Named Executive Officer (NEO)	Target Bonus as % of Base Salary	Target Bonus Amount	Maximum Bonus as % of Target	Actual Bonus Amount	Bonus Amount as % of Target
Mr. Rodriguez	160%	$1,648,000	200%	$1,384,300	84.0%
Mr. Siegmund	100%	$675,000	200%	$567,000	84.0%
Mr. Flynn	100%	$600,000	200%	$454,200	75.7%
Mr. Bonarti	80%	$424,000	200%	$356,200	84.0%
Mr. O’Brien	80%	$432,000	200%	$362,900	84.0%

Fiscal Year 2017 Target Bonus Objectives

The table below indicates the degree to which each target bonus objective for our NEOs was satisfied. The percentage of target bonus paid to each NEO is calculated as a weighted average of the percentages achieved for each individual objective.

	Mr. Rodriguez		Mr. Siegmund		Mr. Flynn		Mr. Bonarti		Mr. O’Brien
Bonus Objectives	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target
Revenue Growth	20.0%	88.8%	20.0%	88.8%	17.5%	88.8%	20.0%	88.8%	20.0%	88.8%
Adjusted EBIT Growth	20.0%	90.0%	20.0%	90.0%	20.0%	90.0%	20.0%	90.0%	20.0%	90.0%
New Business
Bookings Growth	20.0%	0%	20.0%	0%	17.5%	0%	20.0%	0%	20.0%	0%
Business Unit
Operating Income	—	—	—	—	5.0%	0%	—	—	—	—
Business Unit
Client Retention	—	—	—	—	5.0%	0%	—	—	—	—
Strategic Objectives	40.0%	120.5%	40.0%	120.5%	35.0%	120.5%	40.0%	120.5%	40.0%	120.5%

The bonus objectives were designed to reward achievement of goals that are aligned with the key components of our financial and strategic success, the degree to which the NEOs have responsibility for overall company performance or individual business unit results, and to provide a set of common objectives that facilitate collaborative engagement. In setting target performance goals, we consider a variety of factors including our short- and long-range strategic plan and the annual budget reviewed by our board, the guidance provided by management on key elements of

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Compensation Discussion and Analysis

financial performance, and the key strategic objectives that are viewed as important leading indicators of our transformation, creation of long-term value and future success. The compensation committee established the following financial and strategic goals for our NEOs in August 2016 (the business unit goals associated with the position that Mr. Flynn undertook in January 2017 were established in September 2016):

Revenue Growth: 7.3% as a target objective (which includes the assumed impact of foreign currency fluctuations anticipated at the time the target was established and the impact of the CHSA and COBRA divestiture), with 200% of target to be awarded for revenue growth of 10.3% or greater, and 0% of target to be awarded for revenue growth below 3.3%.

Adjusted Earnings Before Interest and Taxes (EBIT) Growth: 8.8% as a target objective (which includes the assumed impact of foreign currency fluctuations anticipated at the time the target was established and the impact of the CHSA and COBRA divestiture; and excludes one-time events other than acquisitions), with 200% of target to be awarded for adjusted EBIT growth of 12.8% or greater, and 0% of target to be awarded for adjusted EBIT growth below 3.8%.

New Business Bookings Growth: 5.0% as a target objective, with 200% of target to be awarded for new business bookings growth of 8.0% or greater, and 0% of target to be awarded for new business bookings growth below 2.0%.

Business Unit Performance: For Mr. Flynn, achieve operating income and client retention goals for his business unit. The target weight percentages for operating income and client retention in the table reflect the portion of the year for which Mr. Flynn has served in his new role.

For each metric described above, the award level achieved within each range, as a percentage of target, is determined by linear interpolation between the lower and upper bounds.

Strategic Objectives: Strategic objectives for our NEOs are aligned with our key strategic goals to simplify, innovate and grow for fiscal year 2017. The percentage of target awarded for achievement of strategic objectives equals the average of the percentages achieved for each of the nine strategic objectives set forth below.

The targets for each specific objective are established to be challenging and are measurable, quantifiable goals. The calculation of performance against these objectives is formulaic to reflect the proportionate level of achievement relative to the target.

Strategic Objectives			Achievement
●	Simplify

	●	Increase percentage of clients and percentage of revenues on strategic platforms	97.5%

	●	Reduce the number of U.S. non-sales locations	135.0%

	●	Reduce service complexity by reducing the percentage of service & implementation tools	130.0%
●	Innovate

	●	Increase spend in research & development (“R&D”) and increase the percentage spend on innovation R&D	101.0%

	●	Reduce number of low value service client contacts	122.0%

	●	Achieve goals in technology strategy including deployment of key new platforms	105.0%
●	Grow

	●	Achieve our client growth goal	154.0%

	●	Improve client experience by demonstrating improvement in net promoter scores	41.7%

	●	Continue focus on human capital by maintaining a threshold favorable associate engagement score as measured by our annual associate engagement survey conducted by a third party and by demonstrating quantifiable improvement in workforce diversity	200.0%

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Compensation Discussion and Analysis

Long-Term Incentive Compensation Programs

We believe that long-term incentive compensation is a significant factor in attracting and retaining key executives and in aligning their interests directly with the interests of our stockholders. For fiscal year 2017, long-term incentives were awarded in the form of PSUs and stock option grants. In special situations, we selectively award time-based restricted stock. The compensation committee selected these awards because they ensure that the overall long-term incentive program is closely tied to changes in stockholder value and the degree to which critical operating objectives are attained and support our talent retention objectives.

For all of our NEOs except our chief executive officer, we target a long-term incentive compensation mix of 70% PSU awards and 30% stock options. For fiscal year 2017, the compensation committee approved a long-term incentive mix for the chief executive officer of 60% PSU awards and 40% stock options. The compensation committee believes that this incentive mix is appropriate for the chief executive officer because of his greater role in driving long-term stockholder value creation.

The compensation committee may also from time to time grant discretionary awards of time-based restricted stock to our executive officers. These awards are for special situations and are not considered in the target allocation of total long-term incentive compensation between PSU awards and stock option grants. In fiscal year 2017, Messrs. Siegmund and Flynn received a time-based restricted stock award, which is discussed below under “Time-Based Restricted Stock.”

As part of our annual market analysis of compensation data, we compare our long-term equity incentive grant values with competitive levels. We establish target long-term incentive award values and ranges for each executive level and set the midpoints of such ranges at the market median levels. The compensation committee reviews the target award values and ranges annually to ensure that the resulting awards remain generally consistent with our median compensation philosophy.

Prior to the beginning of each fiscal year, we analyze the target performance stock award and stock option grant levels to confirm that our desired target long-term incentive compensation values are appropriate in the context of the compensation studies referred to under “Compensation Review and Determination” above. When comparing our desired values to these compensation studies, we look at both equity elements in total.

The target long-term incentive mix approved for fiscal year 2017 grants is shown in the following chart:

1     PSUs reflect the entire PSU target award based on the three-year target opportunity.

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Compensation Discussion and Analysis

At its June 2016 meeting, the compensation committee approved target awards of PSUs and stock options for all NEOs for fiscal year 2017, which were granted in September 2016. The PSU awards (based on the three-year target opportunity) will be earned and issued following the end of the three-year performance period in fiscal year 2019. The PSUs and stock option grants for fiscal year 2017 are summarized in the table below:

Named Executive Officer (NEO)(1)	Target PSU Award	Stock Options	Total
Mr. Rodriguez	$4,500,000	$3,000,000	$7,500,000
Mr. Siegmund	$1,242,500	$532,500	$1,775,000
Mr. Flynn	$875,000	$375,000	$1,250,000
Mr. Bonarti	$945,000	$405,000	$1,350,000
Mr. O’Brien	$875,000	$375,000	$1,250,000

1	Amounts are rounded for ease of presentation.

PSU Awards

Our PSU program is based on financial objectives that are measured over a three-year performance period consisting of three one-year net income performance goals. We believe the three-year PSU program will further the company’s long-term financial goals by tying a substantial portion of the total compensation opportunity to multi-year performance, and better promote talent retention by lengthening the total vesting period. The fiscal year 2017 target award opportunity under the PSU program, which was granted in September 2016, will be earned and issued in September 2019 based upon the achievement of net income performance goals for fiscal years 2017, 2018 and 2019.

For purposes of our PSU awards, the performance goals and corresponding target award ranges are typically established and communicated to our executive officers (including the NEOs) in the first quarter of each respective fiscal year, and for the 2017 performance year were approved by the compensation committee in August 2016. After the conclusion of each fiscal year, the compensation committee confirms the performance results and determines the award achieved for such fiscal year, as a percentage of target, based on these results by using linear interpolation between the lower and upper bounds of the applicable percentage range. Under the PSU program, after the end of the three-year performance period, the award levels achieved as a percentage of target for each of the individual three fiscal years in the applicable performance period will be averaged to obtain the overall award level earned and issued as a percentage of target. However, notwithstanding the achievement of net income results (or, earnings per share results for awards prior to fiscal year 2017), if the company’s total stockholder return is not positive for the three-year performance period, the total number of PSUs awarded may not exceed 100% of the target award. The PSU award earned will also be credited with dividend equivalents from the grant date of the target award until the issuance date, assuming all dividends were reinvested in ADP stock at the time dividends are paid. The issuance of the total number of PSUs earned will be made in the form of shares of ADP stock in September following the conclusion of the three-year performance period. Commencing with the fiscal year 2017 PSU awards, net income replaced earnings per share as the key performance metric used to calculate such awards. The compensation committee implemented this change because, like earnings per share, net income holds management accountable for the execution of our growth strategy and our focus on profitability but, unlike earnings per share, is unaffected by our share repurchase program. By eliminating the impact of share repurchases on our performance, and accordingly, on the determination of payouts under the PSU program, the committee believes that the program fosters greater management objectivity with regard to alternative uses of excess capital and a stronger line of sight between operational performance and payout. Earnings per share will continue to be the performance metric for the fiscal year 2015 and 2016 PSU awards.

In August 2016, the compensation committee established net income and earnings per share growth goals and corresponding award ranges for fiscal year 2017 under the

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Compensation Discussion and Analysis

PSU program. Our net income growth and earnings per share growth for fiscal year 2017, as described in further detail above under “Fiscal Year 2017 Business Highlights,” were 9.7% and 11.7%, respectively, which resulted in an earned award level for the fiscal 2017 performance year in the amounts of 111% and 127% of target, respectively. The following table shows the annual net income and earnings per share targets, results and corresponding award levels achieved for fiscal years 2015, 2016 and 2017, in each case as a percentage of target:

FY	Performance Metric	Threshold	Target	Stretch	Actual	Achievement
2017	Net Income Growth	3.6%	8.6%	13.6%	9.7%	111%
2017	EPS Growth	7.1%	10.1%	13.1%	11.7%	127%
2016	EPS Growth	10.5%	13.5%	16.5%	12.8%	88%
2015	EPS Growth	8.3%	11.3%	14.3%	12.5%	120%

Award levels achieved for each fiscal year in the three-year performance period are, as a percentage of target, 50% for threshold performance, 100% for target performance, 150% for stretch performance, and 0% for below threshold performance. The award level achieved within each range, as a percentage of target, is determined by linear interpolation between the lower and upper bounds. Dividends are paid only with respect to shares of ADP stock that have been issued in connection with PSUs earned. The end of fiscal year 2017 marks the end of the three-year performance period for PSU awards granted in fiscal year 2015. Based on the average of the three-fiscal years, these awards earned a payout percentage of 112%.

Stock Options

We grant stock options to our executive officers, which vest over four years. We determine target award ranges for each pay grade based on our annual review of our long-term incentive compensation program. The compensation committee determined and approved stock option grants for our chief executive officer as part of a review of his entire compensation package based on the guidance of its independent compensation consultant, FW Cook.

While the compensation committee can consider a stock option grant at any time for our executive officers, stock option grants are generally made in September on the same date PSU awards are granted. Additional stock option grants may be made to assist us in recruiting, promoting or retaining executive officers.

Time-Based Restricted Stock

The compensation committee may from time to time grant discretionary awards of time-based restricted stock to our executive officers. These discretionary grants assist us in the recruitment, promotion or retention of executive officers. In fiscal year 2017, the compensation committee approved special time-based restricted stock awards for Messrs. Siegmund and Flynn, vesting over three years.

These awards were granted as part of the management succession planning process as we believe these executives are critical to retain for the future success of the company. In addition, for Mr. Flynn, the award served to bridge the gap in his equity compensation in connection with the new role he undertook in fiscal year 2017.

Similar to the annual cash bonuses, vesting of the award for Mr. Siegmund is subject to the same threshold corporate performance target based on adjusted EBIT margin. If this goal is achieved, the award vests upon satisfying the time-based condition. The performance condition allows his award to be considered performance-based and tax deductible under Section 162(m) of the Internal Revenue Code. The time-based restricted stock grants for fiscal year 2017 are summarized in the table below:

Named Executive Officer (NEO)(1)	Time-Based Restricted Stock
Mr. Siegmund	$500,000
Mr. Flynn	$2,000,000

1	Amounts are rounded for ease of presentation.

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Compensation Discussion and Analysis

Other Compensation Components and Considerations

In addition to the compensation components discussed above and the opportunity to participate in the same Employees’ Savings-Stock Purchase Plan and health and welfare benefits available to our U.S. associates generally, we offer our executive officers retirement benefits, deferred compensation, limited perquisites, and change in control and severance protection. We believe these additional benefits are fair, competitive, consistent with our overall compensation philosophy and designed to ensure that we can effectively retain our executive officers as well as effectively compete for executive talent.

Retirement Benefits

All executive officers can participate in the Automatic Data Processing, Inc. Retirement and Savings Plan (our 401(k) plan), including our NEOs. Our NEOs also participate in the Automatic Data Processing, Inc. Pension Retirement Plan, a tax-qualified, defined benefit, cash balance pension plan. The Pension Retirement Plan became closed to new participants as of January 2015. In addition, our NEOs participate in the Supplemental Officers Retirement Plan, which provides retirement benefits to our executive officers in excess of those generally available under the Pension Retirement Plan. The Supplemental Officers Retirement Plan was closed to new participants beginning in January 2014, and beginning on July 1, 2019, the Supplemental Officers Retirement Plan will be frozen; thereafter, participants will retain their accrued benefit with no future accruals due to pay and/or service. Our executive officers who do not participate in the Supplemental Officers Retirement Plan are automatically enrolled in the Automatic Data Processing, Inc. Executive Retirement Plan, which provides supplemental retirement benefits in excess of amounts available under our tax-qualified pension and other retirement plans. Our NEOs do not participate in the Executive Retirement Plan.

Deferred Compensation

Executive officers may defer all or a portion of their annual cash bonuses into a deferred compensation account. We make this program available to our executive officers to be competitive, to facilitate the recruitment of new executives and to provide our executive officers with a tax-efficient way to save for retirement. The company does not match deferrals for its NEOs or otherwise contribute any amounts to the NEOs’ deferred compensation amounts. Since the deferral accounts are made up of funds already earned by the executive officers, we do not consider the executive’s deferred account balances, or investment earnings or losses on such balances, when we make compensation decisions.

Perquisites

We provide each of our executive officers the use of automobiles leased by the company. Consistent with our policy towards all attendees, we pay for the spouses of our executive officers to accompany them to our annual sales President’s Club events. In addition, the ADP Foundation makes contributions that match the charitable gifts made by our executive officers up to a maximum of $20,000 per calendar year.

Finally, company policy permits Mr. Rodriguez to occasionally use the company’s aircraft for personal travel in order to maximize his business availability and productivity, provided that he reimburses the company for the aggregate incremental cost incurred by the company in connection with any such personal use.

We did not make any tax gross-up payments to our NEOs in fiscal year 2017.

Change in Control Arrangements

The Automatic Data Processing, Inc. Change in Control Severance Plan for Corporate Officers is designed to: (i) retain our corporate officers (including the NEOs) and (ii) align their interests with our stockholders’ interests so that they can consider transactions that are in the best interests of our stockholders and maintain their focus without concern regarding how any such transaction might personally affect them.

Our Change in Control Severance Plan for Corporate Officers is described in more detail below under “Potential Payments To Named Executive Officers Upon Termination or Change in Control.” Under this plan, our executive officers have separation entitlements that differ from one another. Mr. Rodriguez is entitled to severance equal to

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Compensation Discussion and Analysis

two times base salary and bonus upon termination of employment without cause or with good reason, while our other NEOs are entitled to severance equal to one and one-half times base salary and bonus. We believe that a higher severance multiple for our chief executive officer is needed in order to attract the individual we believe is best suited for the position. Our chief executive officer is the individual the public and our stockholders most closely identify as the face of the company. He has the greatest individual impact on our success, and he faces the greatest personal risks when the company takes risks. Our Change in Control Severance Plan for Corporate Officers also provides that the vesting of all unvested equity awards would be accelerated under qualifying termination scenarios based on a “double-trigger” in which payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the two-year period after a change in control.

Corporate Officer Severance Plan

ADP’s Corporate Officer Severance Plan is for purposes of involuntary terminations other than for cause in the absence of a change in control. This plan is designed to: (i) attract and retain executive officers by a level of protection against involuntary job loss, (ii) provide an appropriate level of benefit to enable executive officers to transition to new employment, and (iii) secure restrictive covenants such as non-compete, non-solicitation, etc.

Our Corporate Officer Severance Plan is described in more detail below under “Potential Payments To Named Executive Officers Upon Termination or Change in Control.” Under a qualifying termination, executive officers receive 18 months of base salary continuation (24 months for the chief executive officer), prorated bonus for year of termination, and continuation of vesting of equity awards during the salary continuation period, subject to proration in respect of certain performance-based equity awards.

The severance formulas we use for executive officers are each designed to provide the level of temporary replacement income we feel is appropriate for that position.

Accounting and Tax Considerations

We consider accounting and tax implications when we design our equity-based and cash compensation programs and when we make awards or grants. In particular, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to “covered employees” (which are defined as our NEOs, other than the chief financial officer). However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We strive to make only those cash and equity-based awards and grants that qualify as performance-based compensation or that we otherwise can deduct when determining our corporate taxes. Our stockholders have previously approved incentive plans (including our 2008 Omnibus Award Plan) that are intended to permit the company to make equity-based awards and cash bonuses that may qualify as performance-based compensation for purposes of Section 162(m). However, the overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the pay component and the stockholder value that management and the compensation committee believe the pay component reinforces. The compensation committee may, however, award compensation that is not deductible under Section 162(m) when, in the exercise of the committee’s judgment, it would be in the best interests of the company and its stockholders to do so. For example, the portion of our chief executive officer’s base salary above $1,000,000 is not tax deductible, and compensation attributable to the vesting of certain time-based restricted stock may not qualify as performance-based compensation, and therefore may not be deductible to the extent it results in aggregate non-performance based compensation in excess of $1,000,000.

Clawback Policy

We adopted a Clawback Policy in fiscal year 2015 that provides the compensation committee with discretion to recover both cash and equity incentive compensation from all current and former executives. A recipient’s

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Compensation Discussion and Analysis

award may be forfeited and required to be recovered, as applicable, if the recipient engages in activity that is in conflict with or adverse to our interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

No-Hedging and No-Pledging Policy

Our insider trading policy prohibits our directors and executive officers from engaging in any hedging or similar transactions involving ADP securities. Our insider trading policy also prohibits our directors and executive officers from holding ADP securities in a margin account or pledging ADP securities as collateral for a loan.

Stock Ownership Guidelines

The compensation committee has established stock ownership guidelines to encourage equity ownership by our executive officers in order to reinforce the link between their financial interests and those of our stockholders. We set the stock ownership guidelines on the basis of each executive officer’s pay grade, expressed as a multiple of the executive officer’s base salary on the first day of the fiscal year. Stock ownership (as defined under the guidelines) consists of stock owned outright by the executive officer or beneficially through ownership by direct family members (spouses and/or dependent children).

Under our stock ownership guidelines, Mr. Rodriguez is expected to own an amount of our stock equal in value to six times his base salary and Messrs. Siegmund, Flynn, Bonarti and O’Brien are expected to own an amount of our stock equal in value to three times their respective base salaries. Executive officers whose ownership levels are below the minimum required levels are required to retain as shares of common stock at least 75% of post-tax net gains on stock option exercises, and 75% of shares (net of taxes) received upon vesting of restricted stock or received under our PSU program. As of the end of fiscal year 2017, all NEOs met the stock ownership guidelines.

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Compensation Committee Report

The compensation committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of the company’s 2017 proxy statement. Based on its review and discussions with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s 2017 proxy statement.

Compensation Committee of the Board of Directors

Richard T. Clark, Chair
Eric C. Fast
R. Glenn Hubbard

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Compensation of Executive Officers

Summary Compensation Table for Fiscal Year 2017

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Carlos A. Rodriguez	2017	$1,030,000	$0	$4,350,006	$2,999,991	$1,384,300	$806,428	$64,975	$10,635,700
President and Chief	2016	$1,000,000	$0	$3,318,779	$2,599,995	$1,600,000	$2,284,506	$64,683	$10,867,963
Executive Officer	2015	$1,000,000	$0	$1,977,567	$2,079,992	$1,971,200	$1,190,038	$62,738	$8,281,535
Jan Siegmund	2017	$675,000	$0	$1,681,969	$532,498	$567,000	$350,958	$67,842	$3,875,267
Chief Financial Officer	2016	$650,000	$0	$1,578,039	$419,988	$688,400	$833,052	$60,621	$4,230,100
	2015	$590,000	$0	$1,637,989	$389,990	$581,500	$397,745	$48,630	$3,645,854
Edward B. Flynn	2017	$579,167	$0	$2,718,044	$374,997	$454,200	$312,692	$60,606	$4,499,706
President, Global	2016	$525,000	$0	$566,948	$239,999	$556,000	$618,477	$60,905	$2,567,329
Enterprise Solutions	2015	$475,000	$0	$1,872,473	$209,996	$472,200	$308,894	$43,204	$3,381,767
Michael A. Bonarti	2017	$530,000	$0	$734,393	$404,995	$356,200	$195,572	$49,132	$2,270,292
General Counsel and	2016	$510,000	$0	$561,115	$232,498	$432,100	$422,449	$50,218	$2,208,380
Secretary	2015	$480,000	$0	$1,122,522	$209,996	$414,000	$160,461	$51,862	$2,438,841
Dermot J. O’Brien	2017	$540,000	$0	$718,259	$374,997	$362,900	$153,359	$52,749	$2,202,264
Chief Human	2016	$520,000	$0	$1,081,293	$232,498	$440,500	$287,850	$36,689	$2,598,830
Resources Officer	2015	$501,400	$0	$392,360	$217,489	$432,400	$151,579	$44,840	$1,740,068

(1)	Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in fiscal years 2017, 2016 and 2015 computed in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 11 to our audited consolidated financial statements for the fiscal year ended June 30, 2017 included in our annual report on Form 10-K for the fiscal year ended June 30, 2017. The amounts shown in the Stock Awards column in respect of the performance-based stock unit awards (“PSU”) reflect the grant date fair value of such awards based upon the probable outcome of the performance condition as of the grant date. The awards for fiscal year 2017 are comprised of the PSU awards and time-based stock awards. Consistent with the requirements of ASC Topic 718, the amounts relating to the PSU awards for fiscal year 2017 represent the sum of (i) the grant date fair value of the third of three tranches of the PSU award that was granted in September 2014, (ii) the grant date fair value of the second of three tranches of the PSU award that was granted in September 2015 and (iii) the grant date fair value of the first of three tranches of the PSU award that was granted in September 2016, reflecting that the EPS goal for the tranches relating to the September 2014 and 2015 awards, and the net income goal for the tranche relating to the September 2016 award, were established in fiscal year 2017. The amount relating to the PSU awards for fiscal year 2016 represents the grant date fair value of the first of three tranches of the PSU award that was granted in September 2015, the second of three tranches of the PSU award that was granted in September 2014, and the third of three tranches of the PSU award that was granted in September 2013, reflecting that the EPS goal for such tranches was established in fiscal year 2016; and the amount relating to the PSU awards for fiscal year 2015 represents the grant date fair value of the first of three tranches of the PSU award that was granted in September 2014, and the second of three tranches of the PSU award that was granted in September 2013, reflecting that the EPS goal for such tranches was established in fiscal year 2015. Remaining portions of the fiscal year 2017 award will be linked to net income goals for fiscal year 2018 and fiscal year 2019 and will be reported in the Summary Compensation Table in such fiscal years; and the remaining portion of the fiscal year 2016 award will be linked to the EPS goal for fiscal year 2018 and will be reported in such fiscal year. The grant date fair value of the PSU awards granted in fiscal years 2017, 2016, and 2015, respectively, assuming achievement of the maximum level of performance are: Mr. Rodriguez, $6,525,009, $4,978,168, and $2,966,351; Mr. Siegmund, $1,773,053, $1,467,066, and $957,120; Mr. Flynn, $1,077,119, $850,421, and $558,798; Mr. Bonarti, $1,101,589, $841,672, and $558,798; and Mr. O’Brien, $1,077,389, $872,004, and $588,486.

(2)	Performance-based bonuses paid under the annual cash bonus plan are shown in this column. A discussion of our annual cash bonus plan may be found in our Compensation Discussion and Analysis under “Cash Compensation - Annual Cash Bonus”.

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(3)	Amounts shown reflect the aggregate increase during the last fiscal year in the present value of the executive’s benefit under our tax-qualified cash balance pension plan, the Automatic Data Processing, Inc. Pension Retirement Plan, and our non-qualified supplemental retirement plan, the Supplemental Officers Retirement Plan. There were no above-market or preferential earnings on nonqualified deferred compensation. The Pension Retirement Plan and the Supplemental Officers Retirement Plan provide benefits in the form of a lump sum and/or an annuity. We calculated the present value as of June 30, 2014 based on the RP-2000 white collar mortality table (projected generationally using Scale AA), a 3.25% interest crediting rate for the pension plan, and a 4.05% discount rate; the present value as of June 30, 2015 is based on the RP-2014 white collar mortality table (projected generationally using scale MP-2014 for both plans and applying a white collar adjustment for the Supplemental Officers Retirement Plan only), a 3.25% interest crediting rate for the pension plan, and a 4.25% discount rate; the present value as of June 30, 2016 is based on the RP-2014 mortality table with post-2006 improvements removed (projected generationally using scale MP-2015 for both plans and applying a white collar adjustment for the Supplemental Officers Retirement Plan only), a 3.25% interest crediting rate for the pension plan, and a 3.4% discount rate; and the present value as of June 30, 2017 is based on the RP-2014 white collar mortality table with post-2006 improvements removed (projected generationally using scale MP-2016), a 3.25% interest crediting rate for the pension plan, and a 3.7% discount rate.

(4)	Please refer to the “All Other Compensation for Fiscal Year 2017” table below for further information.

All Other Compensation For Fiscal Year 2017

Name	Other Benefits(1)	Matching Charitable Contributions(2)	Total
Carlos A. Rodriguez	$44,975	$20,000	$64,975
Jan Siegmund	$40,744	$27,098	$67,842
Edward B. Flynn	$38,566	$22,040	$60,606
Michael A. Bonarti	$29,132	$20,000	$49,132
Dermot J. O’Brien	$27,189	$25,560	$52,749

(1)	Other Benefits include:

	(a)	Actual cost to the company of leasing automobiles (and covering related maintenance, registrations and insurance fees) used for personal travel: Mr. Rodriguez, $31,329; Mr. Siegmund, $28,369; Mr. Flynn, $25,034; Mr. Bonarti, $16,991; and Mr. O’Brien, $18,241.

	(b)	Amount paid by the company on behalf of the executives and their spouses or significant others who accompanied them in connection with travel sponsored by the company: Mr. Rodriguez $1,271; and Mr. Flynn $1,271.

	(c)	Matching contributions to the company’s Retirement and Savings Plan (available to the company’s associates generally): Mr. Rodriguez, $11,235; Mr. Siegmund, $11,235; Mr. Flynn, $11,235; Mr. Bonarti, $11,235; and Mr. O’Brien, $8,025.

	(d)	Life insurance and accidental death and dismemberment premiums paid by the company (available to the company’s associates generally): Mr. Rodriguez, $1,140; Mr. Siegmund, $1,140; Mr. Flynn, $1,026; Mr. Bonarti, $906; and Mr. O’Brien, $923.

	(e)	Other benefits include occasional personal travel on the company’s aircraft by Mr. Rodriguez and his immediate family. Mr. Rodriguez’s immediate family may also occasionally accompany him on the company’s aircraft when he is traveling on company business. Pursuant to company policy, Mr. Rodriguez reimbursed the company for the amount of aggregate incremental cost incurred by the company in connection with any such personal use. Incremental cost is calculated by multiplying the personal flight time including empty aircraft positioning time, by the aircraft’s hourly variable operating cost. Variable operating cost includes maintenance, fuel, cleaning, landing fees, flight fees, catering, and crew travel expenses, including hotels, meals and transportation.

(2)	Reflects matching charitable contributions made by the ADP Foundation in an amount not to exceed $20,000 in a calendar year in respect of any given named executive officer’s charitable contributions for that calendar year. Amounts may exceed $20,000 because, while matching charitable contributions are limited to $20,000 in a calendar year, this table reflects matching charitable contributions for the fiscal year ended June 30, 2017.

59	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

Grants of Plan-Based Awards Table for Fiscal Year 2017

Name	Grant Date(1)	Date of Corporate Action	Plan Under which Grant was Made(2)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
					Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
(a)	(b)	(bb)			(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Cash
Carlos A. Rodriguez			Bonus		$0	$1,648,000	$3,296,000
	9/1/2016	8/2/2016	PSU	(5)				7,068	14,137	21,205				$1,281,214
	9/1/2016	8/2/2016	PSU	(6)				8,655	17,310	25,965				$1,568,805
	9/1/2016	8/2/2016	PSU	(7)				8,275	16,551	24,826				$1,499,987
			Stock
	9/1/2016	6/2/2016	Options									208,913	$90.63	$2,999,991
			Cash
Jan Siegmund			Bonus		$0	$675,000	$1,350,000
	9/1/2016	8/2/2016	PSU	(5)				2,062	4,123	6,185				$373,676
	9/1/2016	8/2/2016	PSU	(6)				2,175	4,350	6,525				$394,210
	9/1/2016	8/2/2016	PSU	(7)				2,285	4,570	6,855				$414,149
			Stock
	9/1/2016	6/2/2016	Options									37,082	$90.63	$532,498
	8/2/2016	6/2/2016	TBRS	(8)				-	5,683	-				$499,934
			Cash
Edward B. Flynn			Bonus		$0	$579,167	$1,158,334
	9/1/2016	8/2/2016	PSU	(5)				1,110	2,220	3,330				$201,186
	9/1/2016	8/2/2016	PSU	(6)				1,243	2,485	3,728				$225,246
	9/1/2016	8/2/2016	PSU	(7)				1,609	3,218	4,827				$291,647
			Stock
	9/1/2016	6/2/2016	Options									26,114	$90.63	$374,997
	12/1/2016	11/21/2016	TBRS								20,883			$1,999,965
			Cash
Michael A. Bonarti			Bonus		$0	$424,000	$848,000
	9/1/2016	8/2/2016	PSU	(5)				1,110	2,220	3,330				$201,186
	9/1/2016	8/2/2016	PSU	(6)				1,204	2,408	3,612				$218,207
	9/1/2016	8/2/2016	PSU	(7)				1,738	3,476	5,214				$315,000
			Stock
	9/1/2016	6/2/2016	Options									28,203	$90.63	$404,995
			Cash
Dermot J. O’Brien			Bonus		$0	$432,000	$864,000
	9/1/2016	8/2/2016	PSU	(5)				1,150	2,300	3,449				$208,405
	9/1/2016	8/2/2016	PSU	(6)				1,204	2,408	3,612				$218,207
	9/1/2016	8/2/2016	PSU	(7)				1,609	3,218	4,827				$291,647
			Stock
	9/1/2016	6/2/2016	Options									26,114	$90.63	$374,997

(1)	The grant dates shown in column (b) of the table were determined pursuant to FASB ASC Topic 718. The dates shown in column (bb) are the dates on which our compensation committee set target award amounts under the PSU program and approved the stock option and TBRS award amounts.

(2)	PSU refers to our performance-based stock unit award program and TBRS refers to our time-based restricted stock program under our 2008 Omnibus Award Plan. Stock options were also granted under our 2008 Omnibus Award Plan.

(3)	No payouts will be made if actual performance is below threshold level.

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(4)	We computed the grant date fair value of each PSU and TBRS award and option grant shown in column (l) in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 11 to our audited consolidated financial statements for the fiscal year ending June 30, 2017 included in our annual report on Form 10-K for the fiscal year ended June 30, 2017.

(5)	Consistent with the requirements of ASC Topic 718, the amount represents the third of three tranches of the PSU award that was granted in September 2014 for which the grant date fair value was established in September 2016. The units earned from this award will be paid out in September 2017.

(6)	Consistent with the requirements of ASC Topic 718, the amount represents the second of three tranches of the PSU award that was granted in September 2015 for which the grant date fair value was established in September 2016. The units earned from this award will be paid out in September 2018.

(7)	Consistent with the requirements of ASC Topic 718, the amount represents the first of three tranches of the PSU award that was granted in September 2016 for which the grant date fair value was established in September 2016. The units earned from this award will be paid out in September 2019.

(8)	The vesting of the TBRS award for Mr. Siegmund is subject to a one-year corporate performance target based on adjusted EBIT margin as described on page 53 of the CD&A.

Restricted Stock/Performance Stock Units

We grant restricted stock under our 2008 Omnibus Award Plan. Restricted stock awards vest over periods determined by our compensation committee. In fiscal year 2014, we introduced a performance-based stock unit (“PSU”) program based on financial objectives that are measured over a three-year performance cycle comprised of three one-year performance periods. This three-year PSU program replaced our performance-based restricted stock program for senior executives. If, after completion of the first measurement year of the three-year performance period, a participant’s employment with the company is terminated prior to the expiration of the performance period due to death, disability or retirement (defined as voluntary termination of employment at or after age 65, or age 55 with 10 years of service), a participant will be entitled to receive a prorated portion (based on the number of completed months in the performance period through the date of termination of employment, divided by 36) of the PSUs earned for such performance period (which, in the case of death or disability, including any death or disability occurring after retirement, will be determined by assuming

100% achievement for each measurement year in the performance period not completed prior to the participant’s death or disability).

Recipients of PSU awards will be entitled to receive dividends paid only with respect to shares of stock that have been earned. We require that executives agree to be bound by a restrictive covenant containing non-compete, non-solicitation, and confidentiality obligations as a condition to the grant.

Restricted stock and PSU awards under our 2008 Omnibus Award Plan allow the compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to the company any gain realized on the award (the fair market value, on the applicable vesting date, of the shares delivered to the participant), if the recipient engages in an activity that is in conflict with or adverse to the company’s interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

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Compensation of Executive Officers

Stock Options

We grant stock options under our 2008 Omnibus Award Plan with an exercise price equal to our closing stock price on the date of grant. No option may be exercised after the expiration of its ten-year term. We require that executives agree to be bound by a restrictive covenant containing non-compete, non-solicitation, and confidentiality obligations as a condition to the grant.

Stock options granted under our 2008 Omnibus Award Plan become fully vested and exercisable upon the death or disability of an option holder who (i) is an active employee, (ii) satisfied the company’s retirement criteria and retired on or after age 55 with 10 years of service (“Normal Retirement”), or (iii) retired in the previous twelve months on or after age 55 with between five and 10 years of service. Stock options will continue to vest following a Normal Retirement that occurs after the first anniversary of an option’s grant date.

Vested options granted under our 2008 Omnibus Award Plan may generally be exercised for up to 60 days following an option holder’s termination of employment with the company (or per past company practice, the severance end date, if later), provided that:

●

option holders who retire on or after Normal Retirement will have 37 months following retirement (or per past company practice, the severance end date, if later) to exercise their vested options (subject to extension in the case of subsequent death);

●

option holders who retire on or after age 55 with between five and 10 years of service will have 12 months following retirement (or per past company practice, the severance end date, if later) to exercise their vested options (subject to extension in the case of subsequent death);

●

option holders who die or become disabled on or after eligibility for Normal Retirement will have 36 months following their death or disability to exercise their vested options (subject to extension in the case of subsequent death following a disability); and

●

option holders who were not eligible for Normal Retirement on the date of death or disability will have 12 months following their death or disability to exercise their vested options (subject to extension in the case of subsequent death following a disability).

Stock option awards under our 2008 Omnibus Award Plan allow our compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to the company any option gain, if the recipient engages in an activity that is in conflict with or adverse to the company’s interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

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Compensation of Executive Officers

Outstanding Equity Awards for Fiscal Year-End 2017

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Carlos A. Rodriguez	1/23/2014		33,536	$69.72	1/22/2024
	1/22/2015	72,727	72,727	$86.61	1/21/2025
	9/1/2015		148,176	$75.10	8/31/2025
	9/1/2016		208,913	$90.63	8/31/2026
	9/1/2015							37,217	$3,813,203
	9/1/2016							18,371	$1,882,317
Jan Siegmund	1/26/2012	12,798		$49.07	1/25/2022
	1/25/2013	28,440		$52.65	1/24/2023
	1/23/2014	27,300	9,103	$69.72	1/22/2024
	1/22/2015	13,636	13,636	$86.61	1/21/2025
	9/1/2015	7,978	23,936	$75.10	8/31/2025
	9/1/2016		37,082	$90.63	8/31/2026
	7/1/2014					8,492	$870,120
	6/30/2015					4,985	$510,763
	9/14/2015					7,716	$790,581
	8/2/2016					5,683	$582,280
	9/1/2015							9,352	$958,184
	9/1/2016							5,072	$519,711
Edward B. Flynn	1/25/2013	5,120		$52.65	1/24/2023
	1/23/2014	5,972	5,973	$69.72	1/22/2024
	1/22/2015	7,342	7,343	$86.61	1/21/2025
	9/1/2015	4,559	13,678	$75.10	8/31/2025
	9/1/2016		26,114	$90.63	8/31/2026
	6/30/2015					6,282	$643,654
	12/1/2016					20,883	$2,139,672
	9/1/2015							5,343	$547,492
	9/1/2016							3,572	$365,985

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Compensation of Executive Officers

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Michael A. Bonarti	1/23/2014	11,944	5,973	$69.72	1/22/2024
	1/22/2015	7,342	7,343	$86.61	1/21/2025
	9/1/2015	4,416	13,251	$75.10	8/31/2025
	9/1/2016		28,203	$90.63	8/31/2026
	6/30/2015					4,674	$478,898
	9/1/2015							5,176	$530,382
	9/1/2016							3,858	$395,290
Dermot J. O’Brien	1/23/2014		5,973	$69.72	1/22/2024
	1/22/2015	7,604	7,605	$86.61	1/21/2025
	9/1/2015	4,416	13,251	$75.10	8/31/2025
	9/1/2016		26,114	$90.63	8/31/2026
	6/30/2016					5,442	$557,587
	9/1/2015							5,176	$530,382
	9/1/2016							3,572	$365,985

(1)	Market value based on June 30, 2017 closing price of our common stock of $102.46 per share.

(2)	The amount shown for the PSU award granted on September 1, 2015 includes only units relating to two-thirds of the full target award for which an EPS goal has been established, and reflects the number of units earned based on performance against the EPS goal for fiscal years 2016 and 2017. The amount shown for the PSU award granted on September 1, 2016 includes only units relating to one-third of the full target award for which a net income goal has been established, and reflects the number of units earned based on performance against the related goal for fiscal year 2017. All amounts exclude accrued dividend equivalents. In each case, the amounts shown are subject to potential reduction based on our actual TSR performance over the entire three-fiscal-year period ending June 30, 2018 and June 30, 2019, respectively.

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Compensation of Executive Officers

Outstanding Equity Vesting Schedule for Fiscal Year-End 2017

	Option Awards		Stock Awards
	Grant Date	Vesting from Grant Date	Grant or Award Date	Vesting Schedule
Carlos A. Rodriguez	1/23/2014	25% vested on 1/23/2015	9/1/2015	100% vests on 6/30/2018
		25% vested on 1/23/2016	9/1/2016	100% vests on 6/30/2019
25% vested on 1/23/2017
25% vests on 1/23/2018
	1/22/2015	25% vested on 1/22/2016
25% vested on 1/22/2017
25% vests on 1/22/2018
25% vests on 1/22/2019
	9/1/2015	25% vested on 9/1/2016
25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
	9/1/2016	25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
25% vests on 9/1/2020
Jan Siegmund	1/23/2014	25% vested on 1/23/2015	7/1/2014	50% vests on 7/1/2018
		25% vested on 1/23/2016		50% vests on 7/1/2019
		25% vested on 1/23/2017	6/30/2015	50% vests on 6/30/2018
		25% vests on 1/23/2018		50% vests on 6/30/2019
	1/22/2015	25% vested on 1/22/2016	9/14/2015	50% vests on 7/1/2018
		25% vested on 1/22/2017		50% vests on 7/1/2019
		25% vests on 1/22/2018	8/2/2016	50% vests on 7/1/2018
		25% vests on 1/22/2019		50% vests on 7/1/2019
	9/1/2015	25% vested on 9/1/2016	9/1/2015	100% vests on 6/30/2018
		25% vests on 9/1/2017	9/1/2016	100% vests on 6/30/2019
25% vests on 9/1/2018
25% vests on 9/1/2019
	9/1/2016	25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
25% vests on 9/1/2020
Edward B. Flynn	1/23/2014	25% vested on 1/23/2015	6/30/2015	29% vested on 12/31/2015
		25% vested on 1/23/2016		29% vested on 12/31/2016
		25% vested on 1/23/2017		42% vests on 12/31/2017
		25% vests on 1/23/2018	12/1/2016	16% vests on 12/1/2017
	1/22/2015	25% vested on 1/22/2016		42% vests on 12/1/2018
		25% vested on 1/22/2017		42% vests on 12/1/2019
		25% vests on 1/22/2018	9/1/2015	100% vests on 6/30/2018
		25% vests on 1/22/2019	9/1/2016	100% vests on 6/30/2019

65	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

	Option Awards		Stock Awards
	Grant Date	Vesting from Grant Date	Grant or Award Date	Vesting Schedule
	9/1/2015	25% vested on 9/1/2016
25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
	9/1/2016	25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
25% vests on 9/1/2020
Michael A. Bonarti	1/23/2014	25% vested on 1/23/2015	6/30/2015	50% vested on 6/30/2017
		25% vested on 1/23/2016		50% vests on 6/30/2018
		25% vested on 1/23/2017	9/1/2015	100% vests on 6/30/2018
		25% vests on 1/23/2018	9/1/2016	100% vests on 6/30/2019
	1/22/2015	25% vested on 1/22/2016
25% vested on 1/22/2017
25% vests on 1/22/2018
25% vests on 1/22/2019
	9/1/2015	25% vested on 9/1/2016
25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
	9/1/2016	25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
25% vests on 9/1/2020
Dermot J. O’Brien	1/23/2014	25% vested on 1/23/2015	6/30/2016	50% vests on 7/1/2018
		25% vested on 1/23/2016		50% vests on 7/1/2019
		25% vested on 1/23/2017	9/1/2015	100% vests on 6/30/2018
		25% vests on 1/23/2018	9/1/2016	100% vests on 6/30/2019
	1/22/2015	25% vested on 1/22/2016
25% vested on 1/22/2017
25% vests on 1/22/2018
25% vests on 1/22/2019
	9/1/2015	25% vested on 9/1/2016
25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
	9/1/2016	25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
25% vests on 9/1/2020

Automatic Data Processing, Inc. – Proxy Statement	|	66

Compensation of Executive Officers

Option Exercises and Stock Vested Table for Fiscal Year 2017

	Option Awards		Stock Awards(6)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)
Carlos A. Rodriguez(1)	196,062	$6,047,893	42,191	$3,711,542
Jan Siegmund(2)	15,642	$858,456	15,064	$1,325,180
Edward B. Flynn(3)	41,521	$1,658,848	15,876	$1,470,995
Michael A. Bonarti(4)	11,092	$461,681	14,089	$1,307,136
Dermot J. O’Brien(5)	23,036	$863,195	10,043	$883,483

(1)

Mr. Rodriguez exercised options to purchase 67,064 shares on July 11, 2016 with an exercise price of $69.72 and a market price of $95.00; 79,606 shares on February 15, 2017 with a weighted average exercise price of $59.84 and a weighted average market price of $99.05; and 49,392 shares on May 24, 2017 with an exercise price of $75.10 and a weighted average market price of $100.01. He acquired 42,191 shares with a market price of $87.97 on August 2, 2016.

(2)

Mr. Siegmund exercised options to purchase 11,376 shares on December 13, 2016 with an exercise price of $43.53 and a market price of $99.00; and 4,266 shares on January 3, 2017 with an exercise price of $49.07 and a market price of $102.38. He acquired 15,064 shares with a market price of $87.97 on August 2, 2016.

(3)

Mr. Flynn exercised options to purchase 41,521 shares on February 1, 2017 with a weighted average exercise price of $55.95 and a market price of $95.99. He acquired 2,124 shares with a market price of $92.75 on July 5, 2016; 9,415 shares with a market price of $87.97 on August 2, 2016; and 4,337 shares with a market price of $102.78 on December 30, 2016.

(4)

Mr. Bonarti exercised options to purchase 11,092 shares on January 25, 2017 with a weighted average exercise price of $61.84 and a weighted average market price of $103.46. He acquired 9,415 shares with a market price of $87.97 on August 2, 2016; and 4,674 shares with a market price of $102.46 on June 30, 2017.

(5)

Mr. O’Brien exercised options to purchase 23,036 shares on January 25, 2017 with a weighted average exercise price of $65.92 and a weighted average market price of $103.39. He acquired 10,043 shares with a market price of $87.97 on August 2, 2016.

(6)	For the number of shares acquired on vesting, fractional shares issued have been rounded to the nearest whole number.

67	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

Pension Benefits for Fiscal Year 2017

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)(3)(4)	Payments During Last Fiscal Year
(a)	(b)	(c)	(d)	(e)
Carlos A. Rodriguez	Automatic Data Processing, Inc.
	Pension Retirement Plan	16.50	$213,647	$0
	Supplemental Officers
	Retirement Plan	14.08	$6,735,438	$0
Jan Siegmund	Automatic Data Processing, Inc.
	Pension Retirement Plan	17.50	$223,651	$0
	Supplemental Officers
	Retirement Plan	12.58	$2,630,094	$0
Edward B. Flynn	Automatic Data Processing, Inc.
	Pension Retirement Plan	27.50	$415,770	$0
	Supplemental Officers
	Retirement Plan	10.17	$2,052,264	$0
Michael A. Bonarti	Automatic Data Processing, Inc.
	Pension Retirement Plan	19.50	$240,061	$0
	Supplemental Officers
	Retirement Plan	7.00	$1,063,024	$0
Dermot J. O’Brien	Automatic Data Processing, Inc.
	Pension Retirement Plan	4.50	$41,509	$0
	Supplemental Officers
	Retirement Plan	5.16	$765,035	$0

(1)	Consists of the number of years of service credited as of June 30, 2017 for the purpose of determining benefit service under the applicable pension plan. Credited service is defined in the Supplemental Officers Retirement Plan as the number of months elapsed from the later of a participant’s entry into the plan and January 1, 1989 and subject, in the case of vesting, to a schedule set forth in the Supplemental Officers Retirement Plan. Executives must be selected for participation in the Supplemental Officers Retirement Plan. Credited service under the Pension Retirement Plan is defined as elapsed time of employment with the company starting on January 1 following the completion of six months of service.

(2)	The Pension Retirement Plan and Supplemental Officers Retirement Plan provide benefits in the form of a lump sum and/or an annuity. We calculated a present value of the executive’s benefit using an interest crediting rate, a discount rate and a mortality assumption. We calculated the actuarial present values of accumulated benefits as of June 30, 2017 under the Pension Retirement Plan and the Supplemental Officers Retirement Plan using the RP-2014 white collar mortality table with post-2006 improvements removed (projected generationally using scale MP-2016), a 3.25% interest crediting rate for the pension plan, and a 3.7% discount rate.

(3)	Cash balances under the Pension Retirement Plan are included in the present values shown for the Pension Retirement Plan in column (d) and, at June 30, 2017 are as follows: Mr. Rodriguez, $225,181; Mr. Siegmund, $235,601; Mr. Flynn, $429,237; Mr. Bonarti, $254,146; and Mr. O’Brien, $44,057.

(4)	The present values of accumulated benefits for the Pension Retirement Plan and the Supplemental Officers Retirement Plan were determined based on the retirement at age of 65 (normal retirement age under these Plans).

Automatic Data Processing, Inc. – Proxy Statement	|	68

Compensation of Executive Officers

Automatic Data Processing, Inc. Pension Retirement Plan

The Pension Retirement Plan is a tax-qualified defined benefit plan covering U.S. employees of the company; however, in January 2014, our board of directors approved an amendment to close the Pension Retirement Plan to new participants beginning in January 2015. Under the Pension Retirement Plan, the company credits participants’ notional accounts with annual contributions, which are determined based upon base salary and years of service.

The contributions range from 2.1% to 10% of base salary, and the accounts earn interest based upon the ten-year U.S. Treasury constant maturity rates. Compensation used to determine the benefits in any given year is limited to calendar year base salary up to the IRS compensation limit in effect for the plan year. A participant must have three years of service to receive any benefit.

Supplemental Officers Retirement Plan

The company sponsors a Supplemental Officers Retirement Plan (“SORP”), which is a non-qualified defined benefit plan that pays a lump sum or an annuity upon retirement. Eligible participants include the NEOs and other officers of the company with titles of corporate vice president and above. Commencing with fiscal year 2020, the SORP will be frozen. As part of the freeze, benefits under the SORP will continue to accrue through June 30, 2019; thereafter, participants will retain their accrued benefit with no future accruals due to pay and/or service. The SORP was previously closed to new entrants in January 2014. On August 14, 2008, our board of directors approved amendments to the SORP, which implemented changes to the SORP benefits formula and the early retirement factors, in each case, used for any active employee not already earning a benefit by January 1, 2008 or any participant who had not attained age 50 by January 1, 2009, as well as changes relating to the forms of benefit available for all current and future participants.

On November 10, 2009, our board of directors approved additional amendments effective January 1, 2010, to provide that for both benefit accrual and vesting credit, service will be determined based on the number of months elapsed from the later of a participant’s entry into the plan and January 1, 1989, and subject, in the case of vesting, to a schedule set forth in the SORP, and also provide that effective after December 31, 2009, our chief executive officer would no longer be able to grant service credit in his discretion to SORP participants who are involuntarily terminated or who receive severance from the company.

All participants must have at least five years of service to receive any benefit under the SORP. After 10 years of service, a participant will qualify for the full annual benefit. We refer to the percentage of the benefit that has been earned by a participant as the “vested percentage.” The vested percentage is determined using a schedule set forth in the SORP.

SORP benefits begin on the earliest of (i) the later of attainment of age 60 and the first day of the seventh month following separation from service, (ii) disability, and (iii) death. Participants can receive their benefits in the form of a single life annuity, a 25%, 50%, 75%, or 100% joint and survivor annuity with a beneficiary, or a ten-year certain and life annuity. Subject to rules required under Section 409A of the Internal Revenue Code, participants may generally also elect to have either 25% or 50% of their benefits paid in a single lump sum. A participant who terminates employment by reason of disability is eligible to receive an unreduced benefit payable as of the participant’s termination. Upon the death of a participant, the participant’s surviving spouse or other designated beneficiary is eligible to receive a 50% survivor benefit, payable as a life annuity or, if elected, a guaranteed payment for 120 months only.

The amount of the annual benefit is determined by multiplying the participant’s final average annual pay by a factor of 2%, the number of years of service (up to 20 years), and the participant’s vested percentage. For participants with more than 20 years of service only, added to that first amount will be an amount determined by

69	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

multiplying the participant’s final average annual pay by a factor of 1%, up to five additional years of service, and the participant’s vested percentage.

Final average annual pay will be based on salary, bonuses, and incentive payment awards, excluding restricted stock and other stock-based awards. The maximum annual plan benefit that may be paid will be limited to 45% of a participant’s final average annual pay. A participant whose benefit payments begin before the first day of the month on or after the participant’s 65th birthday will receive payments reduced at a rate of 4/12 of 1% per month for each month (up to 36 months) by which the participant’s benefit commencement precedes the participant’s 65th birthday, and, if applicable, further reduced at a rate of 5/12 of 1% for each month by which the benefit commencement precedes the participant’s 62nd birthday.

If within 24 months after a participant’s employment terminates he or she violates the non-competition provisions of any agreement such participant has entered into with the company, such participant will forfeit all of his or her benefits under the SORP.

Deferred Compensation Program

Under the ADP Deferred Compensation Plan, all U.S. executives of the company (including the NEOs) can defer all or a portion of their annual cash bonuses, which may be allocated to notional investments selected by the participant. Prior to fiscal 2015, participants could choose two investment options for their cash bonus deferrals: a fixed income fund or a fund designed to track the performance of the Standard & Poor’s index of 500 leading U.S. companies. The fixed fund rate is adjusted each fiscal year, and was 1.75% for fiscal year 2017. Beginning January 1, 2015, the company replaced these two investment options with certain diversified investment funds that mirror the investment options available in the company’s 401(k) plan. The company does not match deferrals by the NEOs or otherwise contribute any amounts to their deferred compensation accounts.

Each participant has the option of making a one-time election changing the timing and/or the form of distributions from his or her account. Any such change must comply with the “redeferral rules” in effect under Section 409A of the Internal Revenue Code and may be used only to delay the timing and/or change the number of payments to be received. Participants may elect to receive payments of their deferred funds either in a lump sum payment or in installments. However, in the event of death, disability, or termination of employment prior to age 65, or age 55 with 10 years of service, payments are made in a lump sum regardless of a participant’s election. Deferred funds and the earnings on such deferrals made for fiscal year 2005 and later may be distributed to a participant following separation from service only after a six-month delay. Distributions are subject to federal, state, and local income taxes on both the principal amount and investment earnings at the ordinary income rate in the year in which such payments are made.

Automatic Data Processing, Inc. – Proxy Statement	|	70

Compensation of Executive Officers

Non-Qualified Deferred Compensation For Fiscal Year 2017

Name	Executive Contributions in 2017(1)	Aggregate Earnings in 2017(2)	Aggregate Balance at June 30, 2017(3)
(a)	(b)	(d)	(f)
Carlos A. Rodriguez	$0	$107,350	$707,802
Jan Siegmund	$141,750	$275,393	$2,274,062
Edward B. Flynn	$0	$114,911	$810,295
Michael A. Bonarti	$0	$0	$0
Dermot J. O’Brien	$0	$0	$0

(1)	The amount listed in this column (b) reflects 25% of the annual bonus earned for fiscal year 2017 by Mr. Siegmund ($567,000), which he deferred.

(2)	The earnings amounts are not reported as compensation in fiscal year 2017 in the Summary Compensation Table, as they do not represent above-market or preferential earnings on deferred compensation.

(3)	The amounts listed in column (f) reflect each NEO’s aggregate balance at June 30, 2017, which is equal to the balance at June 30, 2016, increased by the NEO’s earned contributions and earnings in fiscal year 2017, and including, for Mr. Siegmund, an amount equal to $172,100, which represents the 25% portion of his annual bonus for fiscal 2016 that was payable in fiscal year 2017 and reported in the Summary Compensation Table for fiscal year 2016 but deferred by Mr. Siegmund. The following amounts were previously reported as compensation in the Summary Compensation Table for previous years: Mr. Siegmund, $658,615.

71	|	Automatic Data Processing, Inc. – Proxy Statement

Potential Payments to Named Executive Officers Upon Termination or Change in Control

Change in Control Severance Plan for Corporate Officers

We maintain the Automatic Data Processing, Inc., Change in Control Severance Plan for Corporate Officers, which provides for the payment of specified benefits to officers selected by the board of directors if their employment terminates under certain circumstances after a change in control of the company. All NEOs participate in the change in control plan. As of June 30, 2017, there were 17 eligible participants in the change in control plan.

The change in control plan provides that a participant who is involuntarily terminated by the company without cause or who leaves for good reason during the two-year period following the occurrence of a change in control will receive:

●	A lump sum payment equal to 150% (or in the case of our chief executive officer, 200%) of such participant’s current total annual compensation;
●	Full vesting of his or her stock options;
●	Full vesting of restricted shares issued under the time-based restricted stock program; and
●	The number of shares the participant would have been entitled to receive under the then-ongoing performance-based equity programs had all applicable performance goals been achieved at 100% target rate.

A participant’s current total annual compensation equals his or her highest rate of annual salary during the calendar year in which his or her employment terminates or the year immediately prior to the year of such termination, plus his or her average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his or her employment terminates.

The change in control plan defines “good reason” as the occurrence of any of the following events after a change in control without the participant’s written consent:

●	A material diminution in the participant’s position, duties, responsibilities, or authority as of the date immediately prior to the change in control; or
●	a reduction in a participant’s base compensation or a failure to provide incentive compensation opportunities at least as favorable in the aggregate as those provided immediately prior to the change in control; or

●	a failure to provide employee benefits at least as favorable in the aggregate as those provided immediately prior to the change in control; or
●	a failure of any successor of the company to assume in writing the obligations under the change in control plan.

The change in control plan defines “cause” as:

●	gross negligence or willful misconduct by a participant, which is materially injurious to the company, monetarily or otherwise;
●	misappropriation or fraud with regard to the company or its assets;
●	conviction of, or the pleading of guilty or nolo contendere to, a felony involving the assets or business of the company; or
●	willful and continued failure to substantially perform one’s duties after written notice by the board of directors.

The change in control payments potentially due to the NEOs are payable solely pursuant to the terms of the change in control plan and applicable terms of the award agreements.

A “change in control” will have occurred under the change in control plan if:

●	any “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended), excluding the company, any subsidiary of the company, or any employee benefit plan sponsored or maintained by the company (including any trustee of any such plan acting in its capacity as trustee), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the company representing 35% or more of the total combined voting power of the company’s then-outstanding securities;

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Potential Payments to Named Executive Officers Upon Termination or Change in Control

●

there occurs a merger, consolidation, or other business combination of the company (a “transaction”), other than a transaction immediately following which the stockholders of the company, immediately prior to the transaction, continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of the company voting securities immediately prior to the transaction; or

●

there occurs the sale of all or substantially all of the company’s assets, other than a sale immediately following which the stockholders of the company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of the company voting securities immediately prior to the transaction.

The company will reduce payments under the change in control plan to avoid the application of excise taxes pursuant to Section 4999 of the Internal Revenue Code, unless the after-tax amount to be received by a participant without such a reduction would be greater than the after-tax amount that would be received after such reduction. All payments under the plan are conditioned upon the participant’s execution of a release of claims in favor of the company.

Corporate Officer Severance Plan

Effective May 6, 2015, ADP adopted the Corporate Officer Severance Plan for purposes of involuntary terminations other than for cause in the absence of a change in control.

All NEOs participate in the severance plan. As of June 30, 2017, there were 17 eligible participants in the severance plan.

The severance plan provides that a participant who is involuntarily terminated by the company without cause (other than during the two-year period following the occurrence of a change in control) will receive:

●	18 (or in the case of the CEO, 24) months of continued base salary;
●

A prorated annual bonus for the year of termination, based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at a level equal to the weighted-average percentage achievement of all applicable financial and other objective and non-qualitative performance criteria;

●	Continued vesting of his or her stock options and time-vested restricted stock and restricted stock unit awards during the period of continued base salary payments (the “Severance Period”); and
●

The number of shares of stock (or cash, in the case of cash-settled awards) that the participant would have been entitled to receive based on the actual achievement of the applicable performance goals in each of the then-ongoing performance-based restricted stock and PSU programs, prorated to reflect the portion of the applicable performance period elapsed through the last day of the Severance Period.

The severance plan defines “cause” as:
●

Failure to perform duties (other than due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of duties, to the extent not cured within 15 days following written notice;

●	Engaging in conduct that is materially injurious to the company or an affiliate;

73	|	Automatic Data Processing, Inc. – Proxy Statement

Potential Payments to Named Executive Officers Upon
Termination or Change in Control

●	Conviction of, or the pleading of guilty or nolo contendere to, a felony involving as a material element fraud or dishonesty; or
●	The consistent failure to follow the lawful instructions of the board of directors or a direct superior, which failure amounts to an intentional and extended neglect of duties.

The severance payments potentially due to the NEOs are payable solely pursuant to the terms of the severance plan (other than if benefits are payable pursuant to the change in control plan).

Health Coverage

Certain executives, including the NEOs, who terminate employment with the company after they have attained age

55 and been credited with 10 years of service are eligible to participate in the company’s executive retiree medical plan.

Deferred Compensation

Under the ADP Deferred Compensation Plan, all U.S. executives of the company (including the NEOs) can defer into a deferred compensation account all or a portion of their annual cash bonuses to be payable following separation from the company. For a description of the ADP Deferred Compensation Plan and aggregate deferred compensation for our NEOs at June 30, 2017, see “Deferred Compensation Program” above.

Termination and Change in Control Tables

The following tables set forth the payments that each of our NEOs who were serving as executive officers as of June 30, 2017, would have received under various termination scenarios on June 30, 2017. Pension benefits, which are described under “Pension Benefits for Fiscal Year 2017” above, and deferred compensation balances, which are described under “Deferred Compensation Program” above, are not included in the tables below in accordance with applicable information statement disclosure requirements except to the extent of any incremental value payable in any of such termination scenarios. Pursuant to the company’s Corporate Officer Severance Plan, each of our NEOs would also receive a prorated annual bonus for the year of termination, based on actual performance for the full fiscal year, in the event of an involuntary termination without cause prior to June 30, 2017. Please refer to page 73 in this proxy statement for a description of the Corporate Officer Severance Plan. With regard to the payments on a change in control, the amounts detailed below presume that (x) the change in control includes a change in control of the company and (y) each NEO’s employment was terminated by the company without cause or by the executive for good reason within two years following the change in control occurring on June 30, 2017.

Automatic Data Processing, Inc. – Proxy Statement	|	74

Potential Payments to Named Executive Officers Upon
Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
CARLOS A. RODRIGUEZ

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause		Retirement
Termination Payment	$5,337,750	(1)	$0	$0		$2,060,000	(2)	$0
Stock Options(3)	$8,776,328		$8,776,328	$8,776,328		$6,189,237		$0
PSUs(4)	$10,723,135		$5,670,557	$5,670,557		$11,190,240		$0
Supplemental Officers Retirement Plan	$0		$0	$6,346,725	(5)	$0		$0
Total	$24,837,213		$14,446,885	$20,793,610		$19,439,477		$0

(1)	Represents payment of two times each of (i) the highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($1,030,000) and (ii) the average annual bonus for the two most recently completed calendar years ($1,638,875).

(2)	Represents an amount equal to two times annual salary ($1,030,000).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2017 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $102.46 per share. Amounts in the Involuntary Termination Without Cause column assume unvested options that would vest during the severance period (24 months) immediately vested and were exercised on June 30, 2017.

(4)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal years 2016 and 2017 PSU programs assuming performance goals of this program will be achieved at 100% target rate. Amounts in the Death and Disability columns represent the sum of (a) two-thirds of the fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016, at 127% target rate for fiscal year 2017, and an assumed achievement at target rate for fiscal year 2018 plus (b) one-third of the fiscal year 2017 PSU award based on performance goals achieved at 111% target rate for fiscal year 2017 and an assumed achievement at target rate for fiscal years 2018 and 2019. Amounts in the Involuntary Termination Without Cause column represent the sum of (x) the full fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016, at 127% target rate for fiscal year 2017, and an assumed achievement at target rate for fiscal year 2018 plus (y) the full fiscal year 2017 PSU award based on performance goals achieved at 111% target rate for fiscal year 2017 and an assumed achievement at target rate for fiscal years 2018 and 2019. All amounts include accrued dividend equivalents through June 30, 2017.

(5)	Represents present value of the incremental benefit using the RP-2014 white collar mortality table with post-2006 improvements removed (projected generationally using scale MP-2016) and a 3.7% discount rate, assuming disability occurring on June 30, 2017.

75	|	Automatic Data Processing, Inc. – Proxy Statement

Potential Payments to Named Executive Officers Upon
Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
JAN SIEGMUND

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause		Retirement
Termination Payment	$1,959,488	(1)	$0	$0		$1,012,500	(2)	$0
Stock Options(3)	$1,607,771		$1,607,771	$1,607,771		$1,062,048		$0
Restricted Stock(4)	$2,753,745		$2,753,745	$2,753,745		$1,085,623		$0
PSUs(5)	$2,823,062		$1,469,321	$1,469,321		$2,698,093		$0
Supplemental Officers Retirement Plan	$0		$0	$2,455,619	(6)	$0		$0
Total	$9,144,066		$5,830,837	$8,286,456		$5,858,264		$0

(1)	Represents payment of 1.5 times each of (i) the highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($675,000) and (ii) the average annual bonus for the two most recently completed calendar years ($631,325).

(2)	Represents an amount equal to 1.5 times annual salary ($675,000).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2017 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $102.46 per share. Amounts in the Involuntary Termination Without Cause column assume unvested options that would vest during the severance period (18 months) immediately vested and were exercised on June 30, 2017.

(4)	Amounts include the vesting of time-based restricted stock awards.

(5)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal years 2016 and 2017 PSU programs assuming performance goals of this program will be achieved at 100% target rate. Amounts in the Death and Disability columns represent the sum of (a) two-thirds of the fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016, at 127% target rate for fiscal year 2017, and an assumed achievement at target rate for fiscal year 2018 plus (b) one-third of the fiscal year 2017 PSU award based on performance goals achieved at 111% target rate for fiscal year 2017 and an assumed achievement at target rate for fiscal years 2018 and 2019. Amounts in the Involuntary Termination Without Cause column represent the sum of (x) the full fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016, at 127% target rate for fiscal year 2017, and an assumed achievement at target rate for fiscal year 2018, plus (y) five-sixths of the full fiscal year 2017 PSU award based on performance goals achieved at 111% target rate for fiscal year 2017 and an assumed achievement at target rate for fiscal years 2018 and 2019. All amounts include accrued dividend equivalents through June 30, 2017.

(6)	Represents present value of the incremental benefit using the RP-2014 white collar mortality table with post-2006 improvements removed (projected generationally using scale MP-2016) and a 3.7% discount rate, assuming disability occurring on June 30, 2017.

Automatic Data Processing, Inc. – Proxy Statement	|	76

Potential Payments to Named Executive Officers Upon
Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
EDWARD B. FLYNN

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause		Retirement
Termination Payment	$1,633,151	(1)	$0	$0		$868,751	(2)	$0
Stock Options(3)	$995,119		$995,119	$995,119		$995,119		$686,191
Restricted Stock(4)	$2,783,277		$2,783,277	$2,783,277		$1,884,600		$0
PSUs(5)	$1,802,981		$905,178	$905,178		$1,705,725		$905,178
Supplemental Officers Retirement Plan	$0		$0	$1,016,254	(6)	$0		$0
Health Coverage(7)	$183,000		$0	$183,000		$183,000		$183,000
Total	$7,397,528		$4,683,574	$5,882,828		$5,637,195		$1,774,369

(1)	Represents payment of 1.5 times each of (i) the highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($579,167) and (ii) the average annual bonus for the two most recently completed calendar years ($509,600).

(2)	Represents an amount equal to 1.5 times annual salary ($579,167).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2017 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $102.46 per share. Amounts in the Retirement column assume a retirement date of June 30, 2017, and assume all unvested options granted more than one year prior to the retirement date immediately vested and were exercised on June 30, 2017.

(4)	Amounts include the vesting of time-based restricted stock awards.

(5)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal years 2016 and 2017 PSU programs assuming performance goals of this program will be achieved at 100% target rate.

Amounts in the Death, Disability, and Retirement columns represent the sum of (a) two-thirds of the fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016, at 127% target rate for fiscal year 2017, and an assumed achievement at target rate for fiscal year 2018 plus (b) one-third of the fiscal year 2017 PSU award based on performance goals achieved at 111% target rate for fiscal year 2017 and an assumed achievement at target rate for fiscal years 2018 and 2019. Amounts in the Involuntary Termination Without Cause column represent the sum of (x) the full fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016, at 127% target rate for fiscal year 2017, and an assumed achievement at target rate for fiscal year 2018, plus (y) five-sixths of the full fiscal year 2017 PSU award based on performance goals achieved at 111% target rate for fiscal year 2017 and an assumed achievement at target rate for fiscal years 2018 and 2019. All amounts include accrued dividend equivalents through June 30, 2017.

(6)	Represents present value of the incremental benefit using the RP-2014 white collar mortality table with post-2006 improvements removed (projected generationally using scale MP-2016) and a 3.7% discount rate, assuming disability occurring on June 30, 2017.

(7)	Represents the present value of Mr. Flynn's health coverage under our retiree medical plan using a discount rate of 3.64% and a medical inflation rate beginning at 6.8% for 2017-2018 and ultimately settling at 4.5% by 2039.

77	|	Automatic Data Processing, Inc. – Proxy Statement

Potential Payments to Named Executive Officers Upon
Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
MICHAEL A. BONARTI

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause		Retirement
Termination Payment	$1,407,900	(1)	$0	$0		$795,000	(2)	$0
Stock Options(3)	$1,008,149		$1,008,149	$1,008,149		$662,272		$0
Restricted Stock(4)	$478,898		$478,898	$478,898		$478,898		$0
PSUs(5)	$1,858,732		$915,626	$915,626		$1,749,258		$0
Supplemental Officers Retirement Plan	$0		$0	$1,449,963	(6)	$0		$0
Total	$4,753,679		$2,402,673	$3,852,636		$3,685,428		$0

(1)	Represents payment of 1.5 times each of (i) the highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($530,000) and (ii) the average annual bonus for the two most recently completed calendar years ($408,600).

(2)	Represents an amount equal to 1.5 times annual salary ($530,000).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2017 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $102.46 per share. Amounts in the Involuntary Termination Without Cause column assume unvested options that would vest during the severance period (18 months) immediately vested and were exercised on June 30, 2017.

(4)	Amounts include the vesting of time-based restricted stock awards.

(5)

Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal years 2016 and 2017 PSU programs assuming performance goals of this program will be achieved at 100% target rate. Amounts in the Death and Disability columns represent the sum of (a) two-thirds of the fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016, at 127% target rate for fiscal year 2017, and an assumed achievement at target rate for fiscal year 2018 plus (b) one-third of the fiscal year 2017 PSU award based on performance goals achieved at 111% target rate for fiscal year 2017 and an assumed achievement at target rate for fiscal years 2018 and 2019. Amounts in the Involuntary Termination Without Cause column represent the sum of (x) the full fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016, at 127% target rate for fiscal year 2017, and an assumed achievement at target rate for fiscal year 2018, plus (y) five-sixths of the full fiscal year 2017 PSU award based on performance goals achieved at 111% target rate for fiscal year 2017 and an assumed achievement at target rate for fiscal years 2018 and 2019. All amounts include accrued dividend equivalents through June 30, 2017.

(6)	Represents present value of the incremental benefit using the RP-2014 white collar mortality table with post-2006 improvements removed (projected generationally using scale MP-2016) and a 3.7% discount rate, assuming disability occurring on June 30, 2017.

Automatic Data Processing, Inc. – Proxy Statement	|	78

Potential Payments to Named Executive Officers Upon
Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
DERMOT J. O’BRIEN

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause		Retirement
Termination Payment	$1,438,613	(1)	$0	$0		$810,000	(2)	$0
Stock Options(3)	$987,589		$987,589	$987,589		$651,998		$0
Restricted Stock(4)	$557,587		$557,587	$557,587		$278,794		$0
PSUs(5)	$1,778,105		$887,764	$887,764		$1,679,605		$0
Supplemental Officers Retirement Plan	$0		$0	$1,239,042	(6)	$0		$0
Total	$4,761,894		$2,432,940	$3,671,982		$3,420,397		$0

(1)	Represents payment of 1.5 times each of (i) the highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($540,000) and (ii) the average annual bonus for the two most recently completed calendar years ($419,075).

(2)	Represents an amount equal to 1.5 times annual salary ($540,000).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2017 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $102.46 per share. Amounts in the Involuntary Termination Without Cause column assume unvested options that would vest during the severance period (18 months) immediately vested and were exercised on June 30, 2017.

(4)	Amounts include the vesting of time-based restricted stock awards.

(5)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal years 2016 and 2017 PSU programs assuming performance goals of this program will be achieved at 100% target rate. Amounts in the Death and Disability columns represent the sum of (a) two-thirds of the fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016, at 127% target rate for fiscal year 2017, and an assumed achievement at target rate for fiscal year 2018 plus (b) one-third of the fiscal year 2017 PSU award based on performance goals achieved at 111% target rate for fiscal year 2017 and an assumed achievement at target rate for fiscal years 2018 and 2019. Amounts in the Involuntary Termination Without Cause column represent the sum of (x) the full fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016, at 127% target rate for fiscal year 2017, and an assumed achievement at target rate for fiscal year 2018, plus (y) five-sixths of the full fiscal year 2017 PSU award based on performance goals achieved at 111% target rate for fiscal year 2017 and an assumed achievement at target rate for fiscal years 2018 and 2019. All amounts include accrued dividend equivalents through June 30, 2017.

(6)	Represents present value of the incremental benefit using the RP-2014 white collar mortality table with post-2006 improvements removed (projected generationally using scale MP-2016) and a 3.7% discount rate, assuming disability occurring on June 30, 2017.

79	|	Automatic Data Processing, Inc. – Proxy Statement

Audit Committee Report

The audit committee oversees the financial management and financial reporting procedures of the company, and the appointment, compensation, retention and performance of the company’s independent auditors, on behalf of the board of directors. A further description of the role and members of the audit committee is set forth on page 26 under “Audit Committee.”

In fulfilling its oversight responsibilities, the committee reviewed and discussed the company’s audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the committee discussed the propriety of the application of accounting principles by the company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles. The committee also reviewed and discussed the company’s audited financial statements with Deloitte & Touche LLP, an independent registered public accounting firm, the company’s independent auditors for fiscal year 2017, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles in accordance with standards of the Public Company Accounting Oversight Board.

During the course of fiscal year 2017, management completed the documentation, testing and evaluation of the company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Deloitte & Touche LLP at each audit committee meeting. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed, a report on the effectiveness of the company’s internal control over financial reporting. The audit committee also reviewed the report of management contained in the annual report on Form 10-K for the fiscal year ended June 30, 2017 filed with the SEC, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the annual report on Form 10-K for the fiscal year ended June 30, 2017 related to its audit of the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting. The audit committee continues to oversee the company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2018.

The audit committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees) and the SEC Rule 2-07. Deloitte & Touche LLP has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and the committee discussed with Deloitte & Touche LLP the firm’s independence, including the matters in those written disclosures. The committee also discussed with Deloitte & Touche LLP the overall scope and plans for its audit and engagement. The committee considered whether Deloitte & Touche LLP’s provision of non-audit services to the company and its affiliates and the fees and costs billed and expected to be billed by Deloitte & Touche LLP for those services impaired or compromised Deloitte & Touche LLP’s independence and concluded that those services did not. The audit committee has discussed with the company’s internal auditors and with Deloitte & Touche LLP, with and without management present, their respective evaluations of the company’s internal accounting controls and the overall quality of the company’s financial reporting.

In addition, the committee discussed with management, and took into consideration when issuing this report, the Auditor Independence Policy, which prohibits the company or any of its affiliates from entering into most non-audit related consulting arrangements with its independent auditors. The Auditor Independence Policy is discussed in further detail below under “Independent Registered Public Accounting Firm’s Fees.”

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Audit Committee Report

Based on the considerations referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2017. In addition, the committee concluded that the appointment of Deloitte & Touche LLP is in the best interest of the company and its stockholders, and appointed Deloitte & Touche LLP as the independent auditors for the company for the fiscal year 2018, subject to the ratification by the stockholders at the 2017 Annual Meeting of Stockholders.

Audit Committee of the Board of Directors

Eric C. Fast, Chair
Richard T. Clark
Linda R. Gooden
Sandra S. Wijnberg

August 1, 2017

81	|	Automatic Data Processing, Inc. – Proxy Statement

Independent Registered Public Accounting Firm’s Fees

In addition to retaining Deloitte & Touche LLP to audit the consolidated financial statements for fiscal year 2017, the audit committee retained Deloitte & Touche LLP to provide various services in fiscal year 2017 and fiscal year 2016. The aggregate fees billed by Deloitte & Touche LLP in fiscal year 2017 and fiscal year 2016 for these various services were:

Type of Fees	FY 2017	FY 2016
	($ in thousands)
Audit Fees	$8,820	$8,125
Audit-Related Fees	1,252	50
Tax Fees	1,015	523
All Other Fees	175	670
Total	$11,262	$9,368

In the above table, in accordance with the SEC definitions, “audit fees” are fees we paid Deloitte & Touche LLP for professional services for the audit of the company’s consolidated financial statements included in our annual report on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements or any other services performed by Deloitte & Touche LLP to comply with generally accepted auditing standards; “audit-related fees” are fees billed by Deloitte & Touche LLP for assurance and related services that are typically performed by the independent public accountant (e.g., due diligence services, employee benefit plan audits and internal control reviews), and, in fiscal year 2017, for audit services rendered in connection with certain acquisitions and the divestiture of our CHSA and COBRA businesses; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees billed by Deloitte & Touche LLP to the company for any services not included in the first three categories.

The board of directors has adopted an auditor independence policy that prohibits our independent auditors from providing:

●	bookkeeping or other services related to the accounting records or financial statements of the company;
●	financial information systems design and implementation services; appraisal or valuation services, fairness opinions or contribution-in-kind reports;
●	actuarial services;
●	internal audit outsourcing services;
●	management functions or human resources services;
●	broker or dealer, investment adviser or investment banking services;
●	legal services and expert services unrelated to the audit; and
●	any other service that the Public Company Accounting Oversight Board or the Securities and Exchange Commission determines, by regulation, is impermissible.

The audit committee has adopted a policy requiring that all audit, audit-related and non-audit services be pre-approved by the audit committee. All services provided to us by the independent auditors in fiscal year 2017 and fiscal year 2016 were pre-approved by the audit committee. The independent auditors may only perform non-prohibited non-audit services that have been specifically approved in advance by the audit committee, regardless of the dollar value of the services to be provided. In addition, before the audit committee will consider granting its approval, the company’s management must have determined that such specific non-prohibited non-audit services can be best performed by the independent auditors based on its in-depth knowledge of our business, processes and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on the independent auditors’ independence.

Automatic Data Processing, Inc. – Proxy Statement	|	82

Proposal 4 Appointment of Independent Registered Public Accounting Firm

At the 2017 Annual Meeting, stockholders will vote on the ratification of the appointment by the audit committee of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent certified public accountants to audit the accounts of the company and its subsidiaries for the fiscal year that began on July 1, 2017.

Deloitte & Touche LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Stockholder Approval Required

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to ratify Deloitte & Touche LLP’s appointment as the company’s independent auditors for fiscal year 2018. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction.

Broker non-votes will have no effect on the outcome of this proposal because the non-votes are not considered in determining the number of votes necessary for approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2018.

83	|	Automatic Data Processing, Inc. – Proxy Statement

Proposal 5 Stockholder Proposal to Repeal Certain Provisions of or Amendments to the By-Laws of the Company Adopted since August 2, 2016

The company has received notice from Pershing Square of its intention to present the following resolution for action at the annual meeting, which would allow stockholders of the company to amend or repeal any amendments to the amended and restated by-laws of the company adopted by the board without stockholder approval subsequent to

August 6, 2016 and up to and including the date of the company’s 2017 Annual Meeting. Adoption of the Pershing Square proposal would have the effect of repealing any provisions or amendments of the by-laws adopted without stockholder approval after August 6, 2016 and prior to the company’s 2017 Annual Meeting.

Proposal to Repeal New By-Laws

RESOLVED, that each provision of or amendment to the By-Laws, adopted by the Board without the approval of the Corporation’s stockholders after August 2, 2016 (the date of the most recent publicly disclosed By-Laws) and up to and including the date of the 2017 annual meeting of stockholders of the Corporation be, and they hereby are, repealed.

Stockholder Approval Required

Under the company’s amended and restated by-laws, the stockholder proposal submitted by Pershing Square to repeal certain provisions or amendments to the amended and restated by-laws of the company adopted without stockholder approval after August 2, 2016 and up to and including the date of the 2017 Annual Meeting, if properly introduced at the meeting, requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will not have any effect on the outcome of this proposal because the non-votes are not considered in determining the number of votes necessary for approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE ADOPTION OF THE PERSHING SQUARE PROPOSAL.

Pershing Square’s proposal seeks to repeal any provisions or amendments of the company’s amended and restated by-laws adopted without stockholder approval after August 2, 2016 and prior to the company’s 2017 Annual Meeting, without regard to the subject matter of any bylaw provisions or amendment in question.

No provisions or amendments to the company’s by-laws have been adopted subsequent to August 2, 2016. While the board of directors does not currently expect to adopt any amendments to the by-laws prior to the company’s 2017 Annual Meeting, the board could determine prior to the 2017 Annual Meeting that an amendment is necessary and in the best interest of the stockholders. The board believes that the automatic repeal of any by-law amendment, irrespective of its content, duly adopted by the board (whether with or without stockholder approval) could have the effect of repealing one or more properly adopted by-law amendments that the board determined to be in the best interests of the company and its stockholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to the company. Furthermore, as a public company subject to the federal

Automatic Data Processing, Inc. – Proxy Statement	|	84

Proposal 5

proxy rules, it might be impracticable — if not impossible — for the company to obtain stockholder approval for a necessary by-law amendment within a timeframe necessary to serve the best interests of the company and its stockholders.

As the board is fully empowered by its governing documents and applicable law to alter, amend, or repeal provisions to the company’s by-laws in accordance with its fiduciary duties and no provision of the company’s bylaws is expected to be impacted by the Pershing Square proposal, we believe this proposal represents no purpose other than to limit board actions otherwise permitted by the company’s governing documents and Delaware law.

For these reasons, the board urges stockholders to vote AGAINST the Pershing Square proposal.

Our board does not endorse the Pershing Square proposal and unanimously recommends that you disregard any proxy card that may be sent to you by Pershing Square. If you have already voted using a proxy card sent to you by Pershing Square, you have every right to change it and we urge you to revoke that proxy by voting in favor of our board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

Innisfree M&A Incorporated
Stockholders may call toll-free (877) 750-0510
Banks and brokers may call collect at (212) 750-5833

85	|	Automatic Data Processing, Inc. – Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that during the fiscal year ended June 30, 2017, all filing requirements under Section 16(a) of the Exchange Act applicable to our non-employee directors, officers and beneficial owners have been complied with.

Stockholder Proposals

If a stockholder intends to submit any proposal for inclusion in the company’s proxy statement for the company’s 2018 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act, the proposal must be received by the corporate secretary of the company no later than [ ], 2018. To be eligible to submit such a proposal for inclusion in the company’s proxy materials for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either: (1) at least $2,000 in market value or (2) 1% of the company’s shares of common stock entitled to be voted on the proposal, and must have held such shares for at least one year, and continue to hold those shares through the date of such annual meeting. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which the company is permitted to exclude proposals and other matters governed by such rules and regulations.

Advance Notice

Separate from the requirements of Rule 14a-8, relating to the inclusion of a stockholders’ proposal in the company’s proxy statement, the company’s amended and restated by-laws require advance notice for a stockholder to bring nominations of directors (other than a proxy access nomination, which is described below) or any other business to be considered at any annual meeting of stockholders. Specifically, our amended and restated by-laws require that stockholders wishing to nominate candidates for election as directors or propose any other business to be considered at our 2018 Annual Meeting of Stockholders must notify the company of their intent in a written notice delivered to the company in care of the company’s corporate secretary at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2017 Annual Meeting of Stockholders, or [ ], 2018.

As a result, in order for the notice given by a stockholder to comply with our amended and restated by-laws, it must be received no earlier than [ ], 2018, and no later than on [ ], 2018, unless the date of our 2018 Annual Meeting of Stockholders occurs more than 30 days before or 60 days after the first anniversary of the 2017 Annual Meeting of Stockholders. In that case, our amended and restated bylaws provide that we must receive the notice no earlier than the 120th day prior to the date of the 2018 Annual Meeting of Stockholders and not later than the 90th day prior to the date of the 2018 Annual Meeting of Stockholders or the tenth day following the day on which we first make a public announcement of the date of the meeting.

Automatic Data Processing, Inc. – Proxy Statement	|	86

Stockholder Proposals

Proxy Access

Our by-laws have proxy access provisions that permit a stockholder, or a group of up to twenty stockholders, that owns 3% or more of our stock continuously for at least three years, to nominate and include in our proxy materials candidates for election as directors. Such stockholder or group may nominate up to the greater of two individuals or 20% of our board of directors, provided that the stockholder or group and the nominee(s) satisfy the requirements specified in our by-laws. In order to be properly brought before the 2018 Annual Meeting of Stockholders, a stockholder’s notice of nomination of one or more director candidates pursuant to the proxy access provisions of our amended and restated by-laws must be received by no earlier than [  ], 2018 and no later than [  ],

2018 (i.e., no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the date our definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders), unless the date of our 2018 Annual Meeting of Stockholders occurs more than 30 days before or 60 days after the first anniversary of the 2017 Annual Meeting of Stockholders. In that case, our amended and restated bylaws provide that we must receive the notice no earlier than the 180th day prior to the date of the 2018 Annual Meeting of Stockholders and not later than the 90th day prior to the date of the 2018 Annual Meeting of Stockholders or the tenth day following the day on which we first make a public announcement of the date of the meeting.

Stockholder’s Notice

To be in proper form, a stockholder’s notice must also include the specified information described in our amended and restated by-laws. You may contact our corporate secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to advance notice or proxy access.

If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our amended and restated by-laws, the company may disregard such nomination or proposal.

87	|	Automatic Data Processing, Inc. – Proxy Statement

Electronic Delivery of Future Stockholder Communications

If you receive this proxy statement and our annual report on Form 10-K for the fiscal year ended June 30, 2017 by mail, we strongly encourage you to elect to view future proxy statements and annual reports over the Internet and save the company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by visiting the Investor Relations section of our website at www.adp.com, or following the instructions that you will receive in connection with next year’s annual meeting of stockholders. Stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report on Form 10-K. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

For the Board of Directors

Michael A. Bonarti
Secretary

Roseland, New Jersey
[ ], 2017

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Annex A

Supplemental Information Regarding Participants

The following tables (“Nominees” and “Officers and Employees”) set forth the name and business address of all of our directors and the Board’s nominees for election at our 2017 Annual Meeting of Stockholders, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2017 Annual Meeting (collectively, the “Participants”).

Nominees

The principal occupations of our nominees to the board of directors are set forth under the sections above titled “Election of Directors” of this proxy statement. The name of the directors are set forth below and the business addresses for all the directors is c/o Automatic Data Processing, Inc., P.O. Box 34, Roseland, NJ 07068.

Name
Peter Bisson
Richard T. Clark
Eric C. Fast
Linda R. Gooden
Michael P. Gregoire
R. Glenn Hubbard
John P. Jones
William J. Ready
Carlos A. Rodriguez
Sandra S. Wijnberg

Officer and Employees

The principal occupations of our officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the company, and the business address for each person is c/o Automatic Data Processing, Inc., P.O. Box 34, Roseland, NJ 07068.

Name	Position
Brock Albinson	Corporate Controller, Principal Accounting Officer
John Ayala	President, Major Account Services and ADP Canada
Maria Black	President, Small Business Solutions and Human Resources Outsourcing
Michael A. Bonarti	Corporate Vice President; General Counsel and Secretary
Deborah L. Dyson	President, National Account Services
Michael C. Eberhard	Corporate Vice President and Treasurer
Edward B. Flynn III	President, Global Enterprise Solutions
Christian Greyenbuhl	Vice President, Investor Relations
Dermot J. O’Brien	Chief Human Resources Officer
Tom Perrotti	President, Worldwide Sales and Marketing
Doug Politi	President, Added Value Services
Carlos A. Rodriguez	President and Chief Executive Officer
Stuart Sackman	Corporate Vice President, Global Product and Technology
Jan Siegmund	Corporate Vice President and Chief Financial Officer
Don Weinstein	Chief Strategy Officer
Dorothy Wisniowski	Vice President, Assistant Corporate Secretary

A-1	|	Automatic Data Processing, Inc. – Proxy Statement

Supplemental Information Regarding Participants

Information Regarding Ownership of Company Securities By Participants

The amount of the company’s securities beneficially owned by directors and NEOs as of August 15, 2017, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, is set forth in the table appearing under the heading “Security Ownership of Certain Beneficial Owners and Management” above. The amount of the company’s securities beneficially owned as of the same date, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, for the remaining Participants is set forth in the table below.

Name of Participant	Shares Beneficially Owned(1)
Brock Albinson	9,592
John Ayala	32,929
Maria Black	28,408
Deborah L. Dyson	45,538
Michael C. Eberhard	79,401
Christian Greyenbuhl	5,469
Tom Perrotti	22,593
Doug Politi	60,795
Stuart Sackman	47,824
Don Weinstein	39,815
Dorothy Wisniowski	2,554

Notes to Participant Stock Ownership Table

(1)	Includes: 185,331 shares that may be acquired upon the exercise of stock options that are exercisable on or prior to October 15, 2017: Mr. Albinson (5,132), Mr. Ayala (11,260), Ms. Black (17,227), Ms. Dyson (24,266), Mr. Eberhard (40,730), Mr. Greyenbuhl (3,427), Mr. Perrotti (6,783), Mr. Politi (36,077), Mr. Sackman (26,769), Mr. Weinstein (13,250), and Ms. Wisniowski (410). Includes 404 shares that are indirectly beneficially owned by Mr. Eberhard as custodian for a child.

Automatic Data Processing, Inc. – Proxy Statement	|	A-2

Supplemental Information Regarding Participants

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the company’s securities by each Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (August 15, 2015 through August 15, 2017)
Name	Transaction Date	Number of Shares	Transaction Description
Brock Albinson	9/1/15	2,703	TBRSG
	9/3/15	483	TBRST
	9/4/15	234	SALE
	1/25/16	1,250	SOX
	1/25/16	1,156	10b-5
	1/26/16	243	SOX
	1/26/16	211	10b-5
	7/1/16	378	SOX
	7/1/16	378	10b-5
	9/2/16	522	TBRST
	9/6/16	249	10b-5
	1/23/17	1,152	SOX
	1/23/17	1,051	10b-5
	1/25/17	484	SOX
	1/25/17	407	10b-5
John Ayala	9/2/15	2,150	PSUT
	9/3/15	1,027	10b-5
	1/4/16	9,386	SOX
	1/4/16	8,140	10b-5
	8/2/16	6,904	PSU
	9/3/16	2,572	PSUT
	9/6/16	1,083	10b-5
	1/3/17	8,814	SOX
	1/3/17	8,814	10b-5
	1/27/17	24,442	SOX
	1/27/17	24,028	10b-5
	8/1/17	6,720	PSU
Maria Black	9/3/15	692	TBRST
	9/11/15	296	SALE
	7/1/16	2,366	SOX
	7/1/16	1,855	10b-5
	9/2/16	1,054	TBRST
	9/2/16	527	10b-5
	1/3/17	2,631	SOX
	1/3/17	2,631	10b-5
	1/4/17	610	SOX
	8/1/17	3,789	PSU

A-3	|	Automatic Data Processing, Inc. – Proxy Statement

Supplemental Information Regarding Participants

Company Securities Purchased or Sold (August 15, 2015 through August 15, 2017)
Name	Transaction Date	Number of Shares	Transaction Description
Peter Bisson	11/10/15	2,990	DSU
	11/8/16	3,181	DSU
Michael A. Bonarti	9/2/15	4,424	PSUT
	9/3/15	1,027	10b-5
	1/26/16	26,733	SOX
	1/26/16	26,733	10b-5
	8/2/16	9,415	PSU
	9/3/16	4,575	PSUT
	9/6/16	4,840	10b-5
	1/25/17	11,092	SOX
	6/30/17	1,742	TBRST
	7/3/17	2,932	10b-5
	8/1/17	7,983	PSU
Richard T. Clark	11/10/15	3,220	DSU
	11/8/16	3,290	DSU
Deborah L. Dyson	9/3/15	610	SOE
	9/3/15	610	SALE
	9/3/15	587	TBRST
	3/1/16	350	10b-5
	8/1/16	898	SOX
	8/1/16	898	10b-5
	9/2/16	1,086	TBRST
	1/3/17	2,087	SOX
	1/3/17	2,087	10b-5
	1/4/17	1,155	SOX
	8/1/17	6,422	TBRSG
	8/1/17	3,789	PSU
Michael C. Eberhard	9/2/15	1,212	PSUT
	7/1/16	3,412	SOX
	7/1/16	3,412	10b-5
	8/2/16	3,891	PSU
	9/3/16	1,337	PSUT
	12/16/16	11,376	SOX
	12/16/16	11,376	10b-5
	3/6/17	500	SOX
	3/6/17	500	10b-5
	3/17/17	7,463	SOX
	3/17/17	7,463	10b-5
	7/1/17	4,881	TBRSG
	8/1/17	6,720	PSU
Eric C. Fast	11/10/15	3,220	DSU
	11/8/16	3,400	DSU

Automatic Data Processing, Inc. – Proxy Statement	|	A-4

Supplemental Information Regarding Participants

Company Securities Purchased or Sold (August 15, 2015 through August 15, 2017)
Name	Transaction Date	Number of Shares	Transaction Description
Edward B. Flynn	9/2/15	4,424	PSUT
	12/31/15	2,249	TBRST
	1/1/16	154	ESPP
	2/18/16	5,747	10b-5
	7/1/16	142	ESPP
	7/1/16	730	TBRST
	8/2/16	9,415	PSU
	9/3/16	3,611	PSUT
	12/1/16	20,883	TBRSG
	12/30/16	2,249	TBRST
	1/1/17	128	ESPP
	2/1/17	41,521	SOX
	2/1/17	41,521	10b-5
	3/6/17	8,873	10b-5
	7/1/17	120	ESPP
	8/1/17	7,983	PSU
Linda R. Gooden	11/10/15	3,105	DSU
	2/5/16	4,266	SOE
	2/5/16	4,266	SALE
	11/8/16	2,083	DSU
Michael P. Gregoire	11/10/15	2,990	DSU
	11/8/16	3,181	DSU
Christian Greyenbuhl	9/3/15	284	TBRSG
	10/30/15	170	SALE
	9/2/16	243	TBRSG
	11/25/16	300	SALE
R. Glenn Hubbard	11/10/15	3,105	DSU
	11/8/16	3,345	DSU
Dermot J. O’Brien	9/2/15	4,340	PSUT
	1/1/16	154	ESPP
	1/25/16	5,119	SOX
	1/25/16	4,544	10b-5
	1/26/17	575	10b-5
	6/7/16	8,532	SOX
	6/7/16	8,532	10b-5
	6/30/16	5,442	TBRSG
	7/1/16	142	ESPP
	8/2/16	10,043	PSU
	9/3/16	4,994	PSUT
	9/6/16	5,048	10b-5
	1/1/17	128	ESPP
	1/25/17	23,036	SOX
	1/25/17	23,036	10b-5
	7/1/17	120	ESPP
	8/1/17	8,270	PSU

A-5	|	Automatic Data Processing, Inc. – Proxy Statement

Supplemental Information Regarding Participants

Company Securities Purchased or Sold (August 15, 2015 through August 15, 2017)
Name	Transaction Date	Number of Shares	Transaction Description
John P. Jones	9/8/15	6,242	SOE
	9/8/15	6,242	SALE
	11/10/15	4,887	DSU
	3/11/16	6,242	SOE
	3/11/16	6,242	SALE
	11/8/16	4,991	DSU
	3/1/17	5,688	SOE
	3/1/17	5,688	SALE
Tom Perrotti	9/2/15	1,095	PSUT
	9/8/15	522	SALE
	1/26/16	6,226	SOX
	1/26/16	5,610	10b-5
	8/2/16	3,515	PSU
	9/3/16	1,208	PSUT
	9/6/16	577	10b-5
	1/3/17	2,495	SOX
	1/3/17	2,495	10b-5
	1/4/17	240	SOX
	1/23/17	1,023	SOX
	1/23/17	915	10b-5
	1/25/17	1,139	SOX
	1/25/17	957	10b-5
	3/17/17	3,041	SOX
	3/17/17	2,868	10b-5
	8/1/17	3,307	PSU
Doug Politi	9/2/15	1,484	PSUT
	1/1/16	89	ESPP
	1/4/16	1,650	10b-5
	4/1/16	6,825	SOX
	4/1/16	6,825	10b-5
	7/1/16	82	ESPP
	8/2/16	4,394	PSU
	9/3/16	1,637	PSUT
	1/1/17	92	ESPP
	1/3/17	6,370	SOX
	1/3/17	6,370	10b-5
	7/1/17	92	ESPP
	8/1/17	4,562	PSU
William J. Ready	1/19/16	2,693	DSU
	11/8/16	3,181	DSU

Automatic Data Processing, Inc. – Proxy Statement	|	A-6

Supplemental Information Regarding Participants

Company Securities Purchased or Sold (August 15, 2015 through August 15, 2017)
Name	Transaction Date	Number of Shares	Transaction Description
Carlos A. Rodriguez	9/2/15	19,825	PSUT
	9/3/15	9,100	10b-5
	1/1/16	154	ESPP
	3/10/16	100,110	SOX
	3/10/16	100,110	10b-5
	7/1/16	142	ESPP
	7/11/16	67,064	SOX
	7/11/16	67,064	10b-5
	8/2/16	42,191	PSU
	9/3/16	21,877	PSUT
	9/6/16	6	ADJ
	9/6/16	10,000	10b-5
	1/1/17	128	ESPP
	2/15/17	79,606	SOX
	2/15/17	79,606	10b-5
	5/24/17	49,392	SOX
	5/24/17	49,392	10b-5
	7/1/17	120	ESPP
	7/27/17	36,363	SOX
	7/27/17	36,363	10b-5
	8/1/17	50,840	PSU
Stuart Sackman	8/17/15	1,365	SOX
	8/17/15	1,365	10b-5
	9/2/15	1,060	PSUT
	9/3/15	1,784	10b-5
	11/16/15	1,772	SOX
	11/16/15	1,772	10b-5
	1/19/16	3,160	TBRSG
	8/2/16	3,138	PSU
	9/3/16	1,078	PSUT
	9/6/16	2,060	10b-5
	12/16/16	2,616	SOX
	12/16/16	2,616	10b-5
	1/3/17	2,057	SOX
	1/3/17	2,057	10b-5
	1/4/17	559	SOX
	1/19/17	572	TBRST
	8/1/17	3,307	PSU

A-7	|	Automatic Data Processing, Inc. – Proxy Statement

Supplemental Information Regarding Participants

Company Securities Purchased or Sold (August 15, 2015 through August 15, 2017)
Name	Transaction Date	Number of Shares	Transaction Description
Jan Siegmund	9/2/15	7,659	PSUT
	9/3/15	5,992	10b-5
	1/1/16	154	ESPP
	4/1/16	13,651	SOX
	4/1/16	13,651	10b-5
	7/1/16	142	ESPP
	7/11/16	3,292	10b-5
	8/2/16	15,064	PSU
	8/2/16	7,716	TBRS
	9/3/16	8,472	PSUT
	9/7/16	6,592	10b-5
	12/13/16	11,376	SOX
	12/13/16	11,376	10b-5
	1/3/17	128	ESPP
	1/3/17	4,266	SOX
	1/3/17	4,266	10b-5
	7/1/17	120	ESPP
	8/1/17	5,683	TBRS
	8/1/17	14,828	PSU
Don Weinstein	10/30/15	1,616	SOE
	10/30/15	1,616	SALE
	8/2/16	2,511	PSU
	9/3/16	863	PSUT
	7/3/17	1,933	SOX
	7/3/17	1,933	10b-5
	8/1/17	2,760	PSU
Sandra S. Wijnberg	8/2/16	1,079	DSU
	11/8/16	3,181	DSU
Dorothy Wisniowski	9/1/16	1,103	TBRSG
	9/1/16	1,041	TBRSG

Automatic Data Processing, Inc. – Proxy Statement	|	A-8

Supplemental Information Regarding Participants

Key to Abbreviations Used
10b-5	Sale Pursuant to 10b5-1 Plan
ADJ	Adjustment to Previously Reported Number of Shares Liquidated when the ADP Stock Fund Balance was Transferred
DSU	Deferred Stock Units Granted
ESPP	Employee Stock Purchase Plan Shares
PSU	Performance-Based Stock Units Earned in Shares
PSUT	Performance-Based Stock Unit Tax Payment
SALE	Open Market Sale
SOE	Stock Option Exercise
SOX	Stock Option Exercise Pursuant to 10b5-1 Plan
TBRS	Time-Based Restricted Stock Earned
TBRSG	Time Based Restricted Stock Grant
TBRST	Time Based Restricted Stock Taxes

Miscellaneous Information Regarding Participants

1.	Except as described in this Annex A or otherwise disclosed in this proxy statement, to the company’s knowledge:
●	No Participant owns any securities of the company of record that such Participant does not own beneficially.
●

No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

●

No associate of any Participant owns beneficially, directly or indirectly, any securities of the company. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the company.

●

No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the company’s last fiscal year, or any currently proposed transaction, in which (i) the company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

●

No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the company or its affiliates or (ii) with respect to any future transactions to which the company or any of its affiliate will or may be a party.

●	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.
2.	R. Glen Hubbard, a member of the board of directors of the company and the chair of the nominating/corporate governance committee, has informed the company that Pershing Square Capital Management, L.P., an affiliate of Pershing Square and a participant in the solicitation of proxies for the Pershing Square nominees, has, every year since 2008, made a donation averaging approximately $87,500 per annum to Columbia University’s Graduate School of Business, where Professor Hubbard serves as Dean and Russell L. Carson Professor of Finance and Economics. Professor Hubbard has also informed the company that he was engaged in early February 2017 as an economic and damages expert witness by counsel representing Pershing Square and another party as defendants in a class action securities litigation. Mr. Hubbard was paid $129,000 for his services.

A-9	|	Automatic Data Processing, Inc. – Proxy Statement

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED▼

Preliminary Proxy Card – Subject to Completion

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – [ ] 2017

The undersigned hereby appoints John P. Jones and Carlos A. Rodriguez, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2017 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at [ ], on [ ], 2017 at [ ] a.m., or at any adjournment or postponement thereof, according to the number of votes that the undersigned would be entitled to cast if personally present. Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or postponement thereof, shall have all the powers granted to such attorneys and proxies.

This Proxy, when properly executed, will be voted as directed herein and, if no direction is given, will be voted FOR the election of the nominees in Proposal 1, FOR Proposals 2 and 4, ONE YEAR on Proposal 3, and AGAINST Proposal 5 on the reverse side. Mr. Jones and Mr. Rodriguez, and each of them, are authorized to vote upon any other matters that may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated [ ]. By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting and any adjournment or postponement thereof.

(Continued, and to be signed and dated on the reverse side.)

Preliminary Proxy Card – Subject to Completion

AUTOMATIC DATA PROCESSING, INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Automatic Data Processing, Inc.
Common Stock for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Call toll-free from the U.S. or Canada at (866) 252-6935 on a touch-tone telephone. If outside the U.S. or Canada, call (646) 880-9089. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet – Please access https://www.proxyvotenow.com/adp and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had signed and mailed a proxy card.

OR

3.	Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Automatic Data Processing, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼
Please mark vote as in this sample

The Board of Directors recommends you vote FOR all nominees for director,
FOR Proposals 2 and 4, ONE YEAR on Proposal 3, and AGAINST Proposal 5.

		WITHHOLD	FOR ALL
1. Election of Directors	FOR ALL	ALL	EXCEPT
Nominees:	☐	☐	☐

01 Peter Bisson, 02 Richard T. Clark, 03 Eric C. Fast, 04 Linda R. Gooden, 05 Michael P. Gregoire, 06 R. Glenn Hubbard, 07 John P. Jones, 08 William J. Ready, 09 Carlos A. Rodriguez, 10 Sandra S. Wijnberg

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

________________________________________

			FOR	AGAINST	ABSTAIN
2.	Advisory Vote on Executive Compensation.		☐	☐	☐

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3.	Advisory Vote on the Frequency of Advisory Votes on Executive Compensation.	☐	☐	☐	☐

			FOR	AGAINST	ABSTAIN
4.	Ratification of the Appointment of Auditors.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
5.	If Properly Presented at the Annual Meeting, a Stockholder Proposal Regarding the Repeal of Certain By-Laws of the Company.		☐	☐	☐

Date:________________________, 2017

_____________________________________________________
Signature

_____________________________________________________
Signature (if jointly held)

_____________________________________________________
Title

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.